UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 26, 2006
CROWN NORTHCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22936	22-3172740

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 613, Cheyenne, Wyoming	82001

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 614/488-1169

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Effective October 26, 2006, Crown NorthCorp Inc. (“Crown”), through a newly incorporated special-purpose subsidiary, acquired from HypoVereinsbank (“HVB”) all of the issued and registered share capital of Westfalenbank AG (“WB”), a banking and credit institution licensed and operating under the laws of Germany. Crown’s quarterly report on Form 10-QSB for the quarter ended September 30, 2006 contains information on the acquisition of WB and is incorporated by reference herein. Set forth below is a further description of the acquisition as well as financial statements and pro forma financial information pertaining to WB.
Crown acquired the share capital of WB from HVB pursuant to a definitive Stock Purchase and Transfer Agreement dated July 31, 2006 (“SPA”), whereby Crown became the economic owner of HVB effective July 3, 2006. The SPA called for a purchase price of Euro 25,000,000 (approximately $31,818,500), which price was derived from arm’s-length negotiations and represents the net equity of WB as set forth on its June 30, 2006 financial statements, plus certain premiums and adjustments. Additionally, Crown incurred transaction costs of approximately Euro 2,100,000.
The transaction closed on October 26, 2006 upon the approval of regulatory authorities in Germany and the satisfaction of certain other closing conditions.
In conjunction with the execution of the SPA, Crown and certain of its subsidiaries entered into a Euro 25,000,000 Facility Agreement with a financial institution (the “Facility Agreement”). Crown utilized the Facility Agreement and cash on hand to effect the acquisition of WB.
Pursuant to the Facility Agreement and related documentation, Crown and certain of its subsidiaries have provided cross-guarantees in favor of the lender and have granted the lender security over certain of their assets (including security over specific shareholdings). Additionally, throughout the term of the Facility Agreement, Crown must also adhere to a comprehensive set of financial covenants and operating restrictions. Crown has pledged Euro 2,000,000 to ensure payment of interest and fees that may become due under the Facility Agreement. The lender has also been issued warrants to subscribe, under certain terms and conditions, to up to 19% of the share capital of the single-purpose entity Crown utilized to acquire WB at that entity’s book value as at the date of WB’s acquisition.
WB has operated in its present form since June 2006. Historically, WB, which is headquartered in Bochum, Germany, provided corporate and personal banking services. In 2005, WB implemented a business plan to dispose of all of its business lines and substantially consolidate operations. In furtherance of this plan, WB sold its asset management and private banking lines of business to third parties in 2005. In June 2006, HVB acquired WB’s corporate banking business. This series of transactions reduced WB’s assets by approximately 94% leaving WB with assets comprising mainly cash as well as a portfolio of non-performing loans and fixed and other assets required to maintain a core banking platform. The SPA contains usual and customary representations, warranties and indemnities from HVB in favor of Crown with respect to the disposed operations.

As a result of the dispositions and consolidation noted above, WB is in no material respect comparable to the much larger enterprise that existed before WB sold its business lines. Consequently, the company does not believe that historical financial statements of WB would provide relevant or useful information on WB as it has operated since June 2006 and as it was acquired by Crown. For example, in any audited financial statements for WB for the years 2004 and 2005, the vast majority of assets and operations set forth in the reports would be ones that WB sold prior to Crown’s acquisition and for which, as noted above, Crown has received appropriate indemnification. Crown believes that the inclusion of any such historical financial reports would be unhelpful and misleading for any third party trying to understand the impact upon Crown of making this acquisition. Consequently, Crown is not including historical financial statements in the financial information presented in Section 9.01 below but is including on Exhibit B WB’s 2005 annual report.
Crown’s primary objective in acquiring WB was to acquire a licensed platform in Germany to enable Crown to develop special servicing and mortgage origination businesses in Germany, for which a bank license is required. Operating under WB’s license, the company intends for WB to offer fee-based services to the real estate financial markets. In furtherance of this plan, Crown intends to consolidate and operate all of its loan servicing operations in Europe within the WB structure. Loans WB originates will provide additional opportunities for recurring servicing revenue.

2

Item 9.01 Financial Statements and Exhibits
The financial statements and exhibits set forth in this report are:
The Consolidated Balance Sheet of Westfalenbank AG and Subsidiaries according to German GAAP (HGB) as of 03 July 2006
Appearing on Exhibit B is WB’s 2005 annual report.
Appearing on Exhibit C is the Share Purchase and Transfer Agreement between HVB and Crown.
Appearing on Exhibit D is the June 30, 2006 balance sheet of WB issued pursuant to the Share Purchase and Transfer Agreement.
Appearing on Exhibit E is the Warrant Instrument issued pursuant to the Facility Agreement.
Consolidated Balance Sheet of Westfalenbank AG and Subsidiaries according to German GAAP (HGB)
as of 03 July 2006

UNAUDITED EUR
ASSETS

1. cash reserve
a) cash on hand	3,300
b) balances with central banks	10,265,554

10,268,854

2. receivables from banks
a) payable on demand
b) other	35,521,549

3. receivables from customers	15,985,776

4. equity interests	13,045

5. interests in affiliated companies	—

6. trust fund assets	10,829,081

7. intangible assets	426,782

8. fixed assets	1,220,085

9. other assets	12,981,948

10. accrued items	537,951

total assets	87,785,071

LIABILITIES
1. liabilities to banks
a) payable on demand
b) with an agreed term or period of notice	3,620,427

2. liabilities to customers	28,833,755

3. trust fund liabilities	10,829,081

4. other liabilities	3,817,729

5. accrued items	1,958

6. provisions
a) provision for pensions and similar liabilities	347,373
b) other provisions	15,494,184

15,841,557

7. subordinated capital	2,000,000

8. shareholder’s equity
a) subscribed capital	20,000,000
b) capital reserve	11,304,812
c) accumulated net gain	9,861
d) net (loss) gain for the year	(8,474,109)

22,840,564

total liabilities and shareholder’s equity	87,785,071

3

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 1 — BUSINESS DESCRIPTION AND
     SIGNIFICANT ACCOUNTING POLICIES
Basis of Balance Sheet Presentation
The accompanying consolidated balance sheet has been prepared on the basis of accounting principles as generally accepted in Germany.
Principles of Consolidation
The accompanying consolidated balance sheet includes the accounts of Westfalenbank AG and its wholly owned subsidiaries (collectively, the “Company”). All significant intercompany balances and transactions have been eliminated.
Business Description
The Company is a financial services company providing servicing of distressed debt, mortgage origination, servicing and ancillary services to investors in real estate and mortgage interest in Germany.
Cash and Cash Equivalents
The cash reserve includes cash on hand and balances with the central bank, which are carried at nominal value. The company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.
Accounts Receivable
Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a reserve for uncollectible accounts, based upon its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the reserve account.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 1 — BUSINESS DESCRIPTION AND
     SIGNIFICANT ACCOUNTING POLICIES — Continued
Property and Equipment
Property and equipment are recorded at cost. Repairs, maintenance and minor replacements are expensed as incurred. Upon retirement, sale or disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts, and a gain or loss is included in operations.
Depreciation is computed using the straight-line method over the expected useful life of the assets as follows:

Computer hardware	3 years
Vehicles	6 years
Office furniture and equipment	5 to 13 years
Works of art are generally not depreciated and are carried at cost.
Long-Lived Assets
The Company evaluates long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When discounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. The discount rate reflects the risk that is specific to that asset. Long-lived assets to be disposed of other than by sale are classified as held and used until they are disposed of. Long-lived assets to be disposed by sale are classified as held for sale and are reported at the lower of carrying amount or fair value less cost to sell, and depreciation is ceased.
Investments
For investments in which the Company owns 20% to 50% of voting shares and does have significant influence over operating and financial policies, the equity method of accounting is used. Accordingly, the Company’s shares of the earnings and losses of these companies are included in the equity earning/loss in the unconsolidated subsidiaries in the accompanying consolidated statements of income of the Company.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 1 — BUSINESS DESCRIPTION AND
     SIGNIFICANT ACCOUNTING POLICIES — Continued
Investments in Non Performing Loans and Reserves for Loan Losses
Investments in nonperforming loans are carried at lower of cost or fair value. Under German law, when a loan is classified as non-performing, the original terms of the loan terms are cancelled.
At each balance sheet date, the Company assesses whether there is objective evidence that the loan is impaired. A loan is considered impaired when the borrower fails to make any payment within three months or when there are no assessable collaterals. When a loan is considered nonperforming, accruals of interest are no longer capitalized. An allowance is applied in full on the current loan amount (principle, accrued interest and costs). Collaterals are assessed only if there is a market price for the charged objects and sale or foreclosure can be achieved within a reasonable time. Real estate is assessed by considering the source, quality and date of valuations or appraisals. Discounts are made when necessary because of market development and individual aspects of the properties. Regarding properties in legal foreclosure proceedings, discounts are applied on valuations depending on historical local foreclosure results. This foreclosure can vary from 30% to 50%. When no formal appraisal is available, asset managers who are experienced in standard appraisal techniques make assessments. Assignment of life insurances and deposits are assessed according to official statements of the relevant companies. Liens on chattels are assessed only when a market price is traceable.
Intangible Assets
Intangible assets consist of purchased software, which are not an integral part of the related hardware. They are carried at cost less accumulated amortization. Intangible assets are amortized on a straight-line basis over a useful life of three to five years. If there are indications that impairment might have occurred, a write down is recognized for the relevant asset.
Subordinated Liabilities
Subordinated liabilities include liabilities, which will only be repaid once all other unsubordinated liabilities have been repaid in the case of insolvency or liquidation. Subordinated liabilities are eligible capital within the meaning of the German Banking Act (Kreditwesengesetz-KWG) and thus qualify as liable capital (TIER II). If the liabilities have a remaining term of less than two years, they are only partially allocated to eligible capital.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 1 — BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES — Continued

Other Provisions

Other provisions are recognized for current legal or constructive obligations for which the date and/or the amount of the obligations are uncertain, and for which an outflow of resources required to settle the obligations is probable. Provisions for expenses, which do not relate to external obligations, are not recognized. Other provisions are measured in the amount expected to be utilized.

Pension Provisions

Pension provisions are recorded at discounted value according to actuarial principles in accordance with the German tax regulations.

Revenue Recognition

Management fees are recorded as services required under the contract are performed.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in Germany requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Credit Risk

The Company maintains several cash accounts with a total of € 45.8 million. Major items are the account with the Bundesbank € 10.3 million and the account with the HypoVereinsbank AG € 31.9 million.

The management believes that the risk is limited because the Deutsche Bundesbank reflects the state risk and HVB can be considered as a bank with a strong financial position.
NOTE 2 — RECEIVABLES FROM CUSTOMERS
The receivables from customers amounts to € 15,985,776. Included are the non-performing loans recorded with € 12,390,902. Each of these loans has been valued individually and any impairments have been considered.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 3 — PROPERTY AND EQUIPMENT
Property and equipment consists of the following as of July 3:

2006
Land	€5,565,107
Office equipment	6,276,267
Vehicles	186,655
Computer equipment	4,127,312

Property and equipment — total	16,155,341
Less: accumulated depreciation and sales	14,935,256

Property and equipment — net	€1,220,085

The remaining property and equipment of €1,220,085 includes land of a value of €413,789. This land was obtained from a bail out purchase. In connection with the former loan commitment and the realization of the land, the Bank received an advance payment to the amount of € 260,000, which is shown in other liabilities. With respect to the result from the realization of the land, the Share Purchase and Transfer Agreement stated that HVB would guarantee the net value of € 413,789 after netting the prepayment and selling costs latest December 31, 2007.
NOTE 4 — INTANGIBLE ASSETS
Capitalized software consists of the following as of July 3, 2006:

2006
Software	€25,307,290
Less: accumulated amortization	24,880.508

Software — net	€426,782

NOTE 5 — INVESTMENTS
The Company holds an investment of 50% in Crown Westfalen Credit Services GmbH with a book value of € 13,045.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 6 — SUBSIDIARIES IN LIQUIDATION
The Bank has 5 participations in affiliated companies. Four of those companies are in liquidation. The liquidation was decided by shareholder meetings of each of the companies. According to German law there is a waiting period of 12 months between the liquidation resolution and the initial termination of a company. The start of the liquidation process is published in the “Bundesanzeiger” in order to inform creditors so they can raise claims against the assets before distribution.

The four companies are:

BAK Verwaltungsgesellschaft mbH, Bochum, Huestr. 21-25
The company was founded in 1969 in order to manage participations in other banks. The liquidation resolution was passed on January 26th 2006. The equity is € 25,673.

Gesellschaft für Grundbesitz mbH, Bochum, Huestr. 21-25
The company was founded in 1922 for trading with real estate and for building, letting and administration of buildings. The liquidation resolution was passed on January 26th 2006. The equity is € 766,989.

Westfalen Kapitalverwaltungsgesellschaft mbH, Bochum, Huestr. 21-25
The company was founded in 1987 for a joint shareholding with a corporate customer of the bank. The liquidation resolution was passed on January 26th 2006. The equity is € 511,292.

Westfalen Corporate Finance mbH, Bochum Huestr. 21-25
The company was founded in 1993 to manage Corporate Finance projects. The liquidation resolution was passed on January 26th 2006. The equity is € 1,028,913.

These subsidiaries have no strategic impact for Westfalenbank AG. Westfalenbank AG will receive at minimum the book value of the subsidiaries of a total of € 2.332.866. This has been guaranteed by HVB in the Sales and Purchase Agreement of the shares of Westfalenbank AG. Since Westfalenbank AG will receive the balance of its investment accounts in cash at the end of the 12 months waiting period without any risk; these companies are not consolidated and included under Other Assets.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 7 — OTHER ASSETS

2006
HVB Verwa 5 GmbH & Co. Restrukturierung KG	€6,594,360
Sales Revenue FORTIS	2,399,579
Receivables from subsidiaries in liquidation (See note 6)	2,332,866
Equity interest Nadineon	25,000
Tax claims receivable	1,048,567
Others assets	581,576

Total other assets	€12,981,948

NOTE 8 — TRUST ASSETS AND LIABILITIES
The Company entered into an Agency and Trust Agreement with Credit Suisse International, London (“CS”) on November 23/24, 2005 governing the management of receivables from non-bank customers. This Agreement was amended December 30, 2005 due to CS purchasing a loan portfolio from a savings bank in the second half of 2005. According to the regulation in of the Trust Agreement, Westfalenbank is responsible for account maintenance and loan extensions by the trust and in such a manner that the Bank has rights and duties vis-à-vis the customer externally, but acts for the account of CS internally. All customer default risks arising from the trust loans are borne by CS and the financing was provided by CS.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 9 — LONG TERM DEBT
     Long-term debt as of July 3, 2006 consists of the following items:

Promissory note, issued June 9, 2006 with interest payable annually at a rate of 4.55%. Principal due February 11, 2013	€5,000,000

Promissory note, issued June 9, 2006 with interest payable annually at a rate of 5.19%. Principal due March 4, 2014	1,000,000

Promissory note, issued June 9, 2006 with interest payable quarterly at a variable rate of 3 month Libor +0.805% (3.86% at July 3, 2006). Principal due January 16, 2013	5,000,000

Promissory note, issued June 9, 2006 with interest payable annually at a rate of 5.13%. Principal due February 4, 2014	7,000,000

Promissory note, issued June 9, 2006 with interest payable annually at a rate of 4.70%. Principal due February 4, 2014	1,000,000

Total debt	19,000,000
Less: current portion	—

Total long term debt	€19,000,000

The accrued interest is recorded under short-term liabilities to customers.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 9 — LONG TERM DEBT — Continued
     Future debt maturities are as follows:

Year ending December 31,
2006	€—
2007	—
2008	—
2009	—
2010	—
Thereafter	19,000,000

Total	€19,000,000

NOTE 10 — SUBORDINATED DEBT
     Subordinated debt as of July 3, 2006 consists of the following:

Subordinated promissory note, issued January 25, 2005 with interest payable annually at a rate of 6.13%. Principal due February 4, 2014	€2,000,000

Total subordinated debt	2,000,000
Less: current portion	—

Total subordinated debt	€2,000,000

     Future subordinated debt maturities are as follows:

Year ending December 31,
2006	€—
2007	—
2008	—
2009	—
2010	—
Thereafter	2,000,000

Total	€2,000,000

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 10 — SUBORDINATED DEBT — Continued
The conditions relative to the subordinated liabilities comply with the requirements of supplementary capital according to section 10, subsection 5a, of the German Banking Act. There are no obligations for early repayment. The accrued interest is recorded under other liabilities.
NOTE 11 — OTHER LIABILITIES AND OTHER PROVISONS

2006
Other liabilities
Liabilities to creditors	€2,163,674
Other liabilities	1,654,055

Total other liabilities	€3,817,729

Other provisions
Lease — Dussledorf building	€8,300,000
Provision for credit business	1,929,984
Provision personnel lay off	1,829,481
Provision restructuring	1,818,370
Other provisions	1,616,349

Total other provisions	€15,494,184

NOTE 12 — PROVISIONS FOR PENSIONS AND SIMILAR OBLIGATIONS
The nature and the amount of the pension payments to eligible employees are governed by applicable pension rules based on individual pension commitments. They largely depend on the date of commencement of employment.
As at 3 July 2006, the present value of the pension obligations amounted to € 347,373 according to German tax regulations (§§ 6a and 52 (16b) EstG). The discount rate is 6% and the mortality tables 2005 G of Klaus Heubeck were used for the calculation of the pension obligations.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 13 — SHAREHOLDERS’ EQUITY
At the balance sheet date, the subscribed capital (share capital) amounts to €20,000,000 and is divided into 1,942,857 bearer shares without par value. There are no preferences or restrictions with regard to the distribution of dividends.
Economically effective July 1, 2006 and upon BAFIN — Federal Financial Supervisory Authority approval on October 26, 2006, Crown Westfalen BV purchased the entire share capital of the Company from Bayerische Hypo-und Vereinsbank AG (HVB). The entire share capital of the Company has been pledged to a lender in connection with a €25,000,000 facility agreement obtained by the shareholder of the purchaser of the Company.
NOTE 14 — LEASES
The company leases offices facilities located in Bochum, Germany. The lease obligation amounts to €4,500 plus VAT per month until the end of 2008 for a pre-defined space. If the company decides to rent more space after December 31, 2007, the price has been fixed at € 7 per square meter. After the end of 2008 no fixed obligation exists, although the company has an option to stay in the existing premises.
Further on, the bank has an obligation from IT contracts. The contracts are under negotiation due to the restructuring of the bank.
NOTE 15 — CONTINGENCIES
Prior to the transfer of share capital on July 1, 2006, the Company was involved in some litigation matters. As part of the Share Purchase and Transfer Agreement, the Seller HVB agreed to indemnify and hold the Company harmless in any of these preexisting lawsuits. Accordingly, no provisions have been set aside in connection with any of the pending litigation.
Unused credit facilities of customers amount to € 902,039 and are recorded below the balance sheet.
NOTE 16 — GERMAN TO US GAAP RECONCILIATION
Reconciliation of shareholders’ equity from GERMAN GAAP TO US GAAP The consolidated balance sheet has been prepared in accordance with Generally Accepted Accounting Principles in Germany (GERMAN GAAP), which differs in certain respects from Generally Accepted Accounting Principles in the United States (US GAAP). The effect of applying US GAAP principles to shareholders’ equity is set out below along with an explanation of applicable differences between GERMAN GAAP and US GAAP. The differences in GERMAN GAAP and US GAAP listed below relate only to the applicable differences, and therefore do not incorporate a full list of all differences between GERMAN GAAP and US GAAP.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 16 — GERMAN TO US GAAP RECONCILATION — Continued
The effect of applying US GAAP principles to shareholders’ equity is:

	Note		2006
Shareholders’ equity in accordance with GERMAN GAAP			€22,840,564
Items decreasing net profit:
Provision for pension liability	(a	)	(197,866)
Impairment on non performing loan portfolio	(b	)	(220,000)

Shareholders’ equity in accordance with US GAAP			€22,422,698

a)	Pension liability

Under GERMAN GAAP, pension provisions were calculated by the Unternehmensberatung fur Versorgung & Vergütung Dr. Dr. Heissmann GmbH in accordance with actuarial principles based on the Banks pension Regulations 1982 in the version of 1 December 1986, and individual pension commitments. Their results are presented in an actuarial report. The calculation of the pension provision was in accordance with German tax regulations. (§§ 6a and 52 (16b) EstG).

Under US GAAP, pensions provisions are calculated in accordance with the Financial Statement Accounting Board Standard (FASB) Statements No. 87, Employers’ Accounting for Pensions, No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and FAS 132(R): Employers’ Disclosures about Pensions and Other Postretirement Benefits an amendment of FASB Statements No. 87, 88, and 106. Pension costs under the Company’s defined benefit plan are actuarially determined.

The following table sets forth the funded status of the defined benefit pension plan, and amounts recognized in the GERMAN to US GAAP RECONCILATION.

Weighted average assumptions used to determine the benefit obligation at the measurement date July 3, 2006

Discount Rate	4.5%
Rate of inflation	1.5%
Rate of pension increases	1.5%

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 16 — GERMAN TO US GAAP RECONCILATION — Continued

Vested benefit obligation:
Actives	€(545,239)
Vested Terminated	—
Pensioners	—

Total	€(545,239)

Accumulated benefit obligation	€(545,239)
Fair value of plan assets	—

Underfunded benefit obligation	(545,239)
Unrecognized transitional amount	—
Unrecognized prior service cost	—
Unrecognized net (gain) or loss	—

Accrued Pension Cost	€(545,239)

Under US GAAP, the Company has recognized an additional €197,866 as pension liability at July 3, 2006.
b) Non Performing Loan Portfolio
Under GERMAN GAAP, investments in nonperforming loans are carried at lower cost or fair value. Under German law, when a loan is classified as non-performing, the original terms of the loan terms are cancelled.
Under US GAAP, the company is required to account for the non performing loan portfolio in accordance with FASB No. 114 “Accounting by Creditors for Impairment of a Loan” This statement requires the creditor to recognize impairment of a loan if the present value of expected future cash flows discounted at the loan’s effective interest rate or as a practical expedient, at the observable market price of the loan or the fair value of the collateral if the loan is collateral dependent, is less than the recorded investment in the impaired loan.
The company has recognized an additional impairment on the non-performing loan portfolio based upon the expected future cash flows discounted at the loan’s effective interest rate.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 16 — GERMAN TO US GAAP RECONCILATION — Continued
Other differences between GERMAN GAAP and US GAAP not affecting the determination of shareholders’ equity for the period presented:
Under US GAAP, the Company is required to disclose the estimated fair value of its financial instruments in accordance with SFAS No. 107, “Disclosures about Fair Value of Financial Instruments.” These disclosures do not attempt to estimate or represent the Company’s fair value as a whole. The disclosure excludes assets and liabilities that are not financial instruments. The fair value amounts disclosed represent point-in-time estimates that may change in subsequent reporting periods due to market conditions and other factors. Estimated fair value amounts in theory represent the amounts for which financial instruments could be exchanged in transactions between willing parties.
Estimated Fair values:

	In Euros
	Carrying	Estimated
	Value	Fair Value
Financial assets:
Cash and other short term
Financial instruments	45,790,403	45,790,403
Investments	13,045	13,045
Receivables	15,765,776	15,765,776
Fixed assets	1,220,085	1,220,085
Software	426,782	426,782

Financial liabilities:
Long-term and subordinated debt	21,000,000	21,000,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN NORTHCORP, INC.

January 12, 2007	By:	/s/ Stephen W. Brown Stephen W. Brown
Secretary

4

EXHIBIT A

CROWN NORTHCORP INC
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2006

	September 30, 2006	September 30, 2006	Adjustments				Combined
	Crown	Wesfalenbank AG	dr		cr		as adjusted
CURRENT ASSETS:
Cash and cash equivalents	$723,088	$48,926,564					$49,649,652
Accounts receivable	4,219,214						4,219,214
Prepaid expenses and other assets	433,034	381,948					814,982

Total current assets	5,375,336	49,308,512					54,683,848

PROPERTY AND EQUIPMENT — Net	494,968	1,497,922	235,607	a			2,228,497

RESTRICTED CASH	2,824,091	—			1,011,121	b	1,812,970

INTANGIBLE ASSETS		532,746	3,818,220	a			4,350,966

OTHER ASSETS
Investment in partnerships and joint ventures	2,168,687	16,603	1,015,015	f	2,732,286	a	468,019
Trust fund assets		12,607,382					12,607,382
Mortgage loans, net of reserves	628,765	17,918,842			282,485	d	18,265,122
Loan servicing rights— net	4,558,818	—					4,558,818
Capitalized loan cost — net			1,011,121	b			2,845,959
			1,834,838	e
Capitalized software cost — net	431,546	—					431,546
Deposits	41,339						41,339
Other	—	5,007,168					5,007,168

Total other assets	7,829,155	35,549,995					44,225,353

TOTAL	$16,523,550	$86,889,175					$107,301,634

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	1,224,169	11,434,915					12,659,084
Convertible notes payable	462,500	—					462,500
Accrued expenses:
Interest					630,294	c	630,294
Other	1,273,593	1,644,229			1,015,015	f	3,932,837

Total current liabilities	2,960,262	13,079,144					17,684,715

LONG-TERM OBLIGATIONS:
Allowance for loan losses & other	243,076	6,936,970					7,180,046
Notes payable		24,182,060	1,958,693	a	31,818,500	a	54,675,320
					633,453	c
Trust fund liabilities	—	12,713,266					12,713,266

Total long-term obligations	243,076	43,832,296					74,568,632

SUBORDINATED CAPITAL		2,545,480					2,545,480

SHAREHOLDERS’ EQUITY:
Common stock	134,019	—					134,019
Additional paid-in capital	20,194,153	39,842,886	39,842,886	a	1,834,838	e	22,028,991
Accumulated comprehensive income	389,611	—					389,611
Accumulated deficit	(7,220,513)	(12,410,632)	1,546,231	c,d	11,304,620	a	(9,872,756)
Treasury stock, at cost	(177,058)	—					(177,058)

Total shareholders’ equity	13,320,212	27,432,254					12,502,807

TOTAL	$16,523,550	$86,889,175					$107,301,634

CROWN NORTHCORP INC
Unaudited Pro Forma Condensed Combined Statement of Operations
For the nine months ending September 30, 2006

	September 30, 2006	September 30, 2006	Adjustments				Combined
	Crown	Westfalenbank AG	dr		cr		as adjusted
REVENUES:
Management fees	$5,097,449	$—					$5,097,449
Disposition fees	3,971,399	245,639					4,217,038
Servicing fees	3,862,553	2,108,930	1,354,195	a			4,617,288
Interest income	32,205	8,971,372	8,769,629	a			233,948
Other	306,182	20,464,140	20,474,852	a			295,470

Total revenues	13,269,788	31,790,081	30,598,676				14,461,193

EXPENSES:
Personnel	5,532,347	24,661,963			23,751,838	a	6,442,472
Occupancy, insurance and other	5,040,215	18,395,867	349,500	d	17,419,166	a	6,648,901
			282,485	d
Interest	10,375	—	1,263,747	c			1,274,122
Write-off mortgage servicing rights	165,110	—					165,110
Depreciation and amortization	579,784	1,258,994			1,201,721	a	637,057

Total expenses	11,327,831	44,316,824	1,895,732		42,372,725		15,167,662

INCOME (LOSS) BEFORE INCOME TAXES	1,941,957	(12,526,743)	32,494,408		42,372,725		(706,469)

INCOME TAX (BENEFIT)	—	(104,536)	108,355	a			3,819

NET INCOME (LOSS)	$1,941,957	(12,422,207)	$32,602,763		$42,372,725		$(710,287)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	332,795	—					332,795

COMPREHENSIVE INCOME (LOSS)	$2,274,752	$(12,422,207)	$32,602,763		$42,372,725		$(377,492)

Basic earnings (loss) per share	$0.08						$(0.01)
Diluted earnings (loss) per share	$0.08						$(0.01)

Basic shares used in per share computation	29,521,098						29,521,098
Diluted shares used in per share computation	29,521,098						29,521,098

FOOTNOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS FOR SEPTEMBER 30,
2006 AND THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE PERIOD ENDING
SEPTEMBER 30, 2006 ARE PRESENTED AS IF THE TRANSACTIONS OCCURRED ON JULY 3, 2006.
a) In connection with the Purchase of Wesfalenbank AG, Crown will use the purchase method of accounting and as such, certain assets and liabilities have been adjusted to fair value. The cost to acquire the bank included the purchase price of 25,000,000 Euro ( approximately $31,818,500) and associated costs of the acquisition totaling some $2.7 million. Funding for the acquisition was provided by a 25,000,000 Euro credit facility from Credit Suisse and cash.
b) In accordance with GAAP certain cost attributable to the acquisition of the credit facility are capitalized and will be amortized over the life of the facility.
c) In accordance with the credit facility, interest is calculated using the Euro 3 year swap rate plus 12%. The facility also provides for capitalization of interest at an 8% rate. The facility requires a partial repayment of 15,000,000 Euro on March 31, 2007 with the remainder due at the maturity date, December 31, 2008.
d) To recognize differences between US GAAP and German GAAP due to differences in accounting for pension related costs and carrying values of non- performing loan portfolios.
e) $1,834,838 value assigned to 5,652 warrants issued in connection with the purchase of Westfalenbank AG by Crown Westfalen BV Valued using the Black- Scholes option valuation model using the following assumptions: fair value of stock $1,070 (841 Euro);exercise price $1,070 (841 Euro); expected life of 5 years; expected volatility of 21.99% and a risk free return of 4.63%
f) Accrual of costs associated with the acquisition of the bank.

EXHIBIT B

Annual Report 2005

Westfalenbank
Aktiengesellschaft

At a glance

In millions of Euro	2005	2004	2003	2002	2001

Net interest income	22.6	23.2	22.3	23.4	30.4
Valuation earnings from loan business	+0.4	– 6.3	– 22.3	– 7.9	– 21.8
Net interest income after valuation earnings	23.0	16.9	0.0	15.5	8.6
Net commission income	11.3	14.0	13.5	14.0	18.7
Proprietary trading	0.1	– 0.2	0.4	0.1	– 9.5
Other operating income	0.6	1.8	2.7	46.1	22.6
General administrative expense (incl. depreciation)	– 39.3	– 41.4	– 42.5	– 45.5	– 39.8
Extraordinary items	– 36.2	0.0	0.0	0.0	0.0
Net income (loss) for the year	– 36.8	– 8.3	– 27.1	24.8	– 24.2

Total business volume	1,392.0	1,622.9	1,799.0	2,150.0	2,811.5

Total assets	1,268.2	1,526.0	1,707.3	2,048.7	2,700.2

Total liable capital	130.0	137.8	168.2	184.8	231.0
Dividends (in EUR per share)	–	–	–	11.08	–
Employees (Number at year-end)	238	265	265	286	317
Newly appointed trainees	4	4	5	–	5

Return on Equity after Tax	–	–	–	17.8%	–
Cost-Income-Ratio	> 100%	> 100%	> 100%	> 100%	81.1%
Proportion of commission in current earnings	33%	38%	37%	37%	47%

Annual Report 2005
Contents

Report of the Executive Board	2
Report of the Supervisory Board	4

Committees	6

Financial Statements
Management Report	8
Balance Sheet	20
Income Statement	22
Notes on the Accounts	23

Audit Opinion	41

Imprint	43

1

Dear customers and employees,
2005 was very much given over to restructuring Westfalenbank. The decision of Group parent company HypoVereinsbank not to continue with the Westfalenbank business model set the points for some radical changes.
We were successful in gaining partners for the Asset Management and Private Banking business units. As of 1 October 2005 Fortis Investment took over the institutional investors business and the associated eleven employees. By purchasing Private Banking, private institute Merck Finck & Co. has strengthened its presence in North RhineWestphalia with a further site in Bochum employing 14 staff. We were thus able to offer long-term perspectives for both the customers and employees of these business units.
Other important decisions were also reached in 2006. Corporate Banking with some 1,500 customers and 30 employees in the Asset Management, Lending and Special Finance sectors is to be taken over by HypoVereinsbank. The main idea behind this decision has been to give particular priority to business developments in North Rhine-Westphalia following the merger of Hypo-Vereinsbank with Unicredit. HypoVereinsbank intends to expand here chiefly with customers in medium-sized companies through outstanding asset management services, intelligent banking products and with the strength of a European bank. Acquisition of Westfalenbank’s Corporate Banking represents an important step. As a result, Westfalenbank needs to be provided with a completely different business orientation. To this end, talks are being held with British/American investor Crown Mortage Management (CMM) with which we already closely collaborate in the servicing of impaired loans. CMM wants to develop Westfalenbank into the first Group-independent servicer bank in Germany and, in all probability, will take on a further 20 Westfalenbank employees.
We assume that both these transactions will be finalized by the end of 2006. Most of the personnel adjustments took place in 2005 and all of them should be concluded by mid-2006. Together with our constructively operating Works Council we managed to avoid any hardships or layoffs.

2

Report of the Executive Board
These changes are reflected in the business figures: whilst income from normal operations improved from minus EUR 8.5 million in 2004 to minus EUR 1.9 million, restructuring outlay needed to clear the inherited burden produced a loss for the year of EUR 36.8 million.
We wish to very much thank our business associates for continuing to place their trust in us during these turbulent times and also our employees whose dedication and loyalty have been a real source of support.
Yours sincerely

Dr. Joachim Paulus	Dr. Christian von Villiez

3

Report of the Supervisory Board
In fiscal 2005 the Supervisory Board fully performed its duties of advising and monitoring the Executive Board as established by law and the Company’s statutes. The Executive Board reported to the Supervisory Board on the bank’s developments on a regular basis. The Supervisory Board discussed all business events of significance with the Executive Board in the course of four regular Supervisory Board sessions. In particular the economic situation, the bank’s views on development and changes in costs and revenues were the subject of discussion.
The credit committee appointed from the ranks of the Supervisory Board was in contact with the Executive Board specifically in four sessions, but throughout the year as well. The credit committee was thus able to stay abreast of the course of business of the bank, the intentions of the Executive Board and both principal and current topics of significance, to advise on these issues and to prepare decisions of the Supervisory Board. Transactions requiring the consent of the Supervisory Board, especially in connection with the Banking Act, were approved by the credit committee after review and discussion with the Executive Board; in addition the credit committee handled all major commitments, as well as the structure of the loan portfolio, also with respect to industry and country risk.
Similarly, important staff issues were discussed by a personnel committee comprised of three members of the Supervisory Board. This committee provided recommendations to the Supervisory Board regarding pending resolutions.
BDO Deutsche Warentreuhand Aktiengesellschaft Wirtschaftsprüfungsgesellschaft, Düsseldorf, appointed as auditors, examined Westfalenbank AG’s existing monitoring systems for early risk detection. The auditors confirm that the monitoring systems implemented are appropriate and fulfill their designated function.
The financial statements and management report were duly audited and an unqualified audit opinion was issued. The Supervisory Board acknowledged and approved the audit findings. The external auditor attended the financial statements review meeting of the Supervisory Board and presented a report on his audit findings. He was available to answer any queries at this meeting.
No objections were raised from the concluding findings of the review of the annual financial statements and audit report undertaken by the Supervisory Board. The Supervisory Board accepted the financial statements prepared by the Executive Board in its session of March 15th, 2006, which are thereby deemed approved.

4

Report of the Supervisory Board
The report on relationships with affiliated companies according to section 312 of the AktG (Securities Act) has been provided. It was reviewed by the auditors and given the following audit certificate: “Based on our audit performed in accordance with our professional duties, we confirm that
1.	information contained in the report is accurate,
2.	with respect to the legal transactions cited therein, the Company’s remuneration was at an appropriate level,
3.	the measures listed in the report do not warrant an assessment that differs significantly from that made by the Executive Board.”
The Supervisory Board acknowledged and approved the report on relationships with affiliated companies and the accompanying audit report.
The regular Annual General Meeting of 27 June, 2005 voted to reduce the number of Supervisory Board members from nine to six. Mr. Michael Rosenberg resigned his mandate at the close of the Annual General Meeting. The mandate of Mr. Jörg Podwojewski ended on conclusion of the Annual General Meeting. Mr. Günther Berger resigned his mandate as of 31 August, 2005. In his place Mr. Lutz Diederichs was elected to the Supervisory Board at an extraordinary Annual General Meeting on 15 September, 2005.
At this point, the Supervisory Board once again wishes to thank all those resigning their membership in the Westfalenbank Supervisory Board for all the work they have performed in the past.
Effective 31 August, 2005, Dr. Heinz J. Hockmann resigned from Westfalenbank’s Executive Board. Dr. Joachim Paulus was appointed as a member of the Executive Board at the same time. Dr. Johannes-Jörg Riegler stepped down from the bank’s Executive Board as of 30 September, 2005. Dr. Christian von Villiez was appointed in his place as a member of the Executive Board with effect from 15 September, 2005.
The Supervisory Board wishes to thank the Executive Board, all our employees and their elected representatives for their commitment and hard work throughout fiscal 2005.
Bochum, 15 March, 2006
The Supervisory Board
Gunter Ernst
Chairman

5

Committees

Supervisory Board

Dr. Klaus Marquardt, Berlin	Michael Papenfuß, Hamburg
Honorary Chairman	Group Executive Manager of Bayerischen Hypo- und Vereinsbank Aktiengesellschaft

Gunter Ernst, Munich
Chairman	Jörg Podwojewski, Bochum
Former Group Executive Manager of Bayerischen Hypo- und Vereinsbank Aktiengesellschaft	(until 27 June, 2005) Bank Employee Westfalenbank Aktiengesellschaft

Dr. Gerhard Jooss, Essen	Michael Rosenberg, Düsseldorf
Vice-Chairman	(until 27 June, 2005)
Former Member of the Board of Managing Directors of ThyssenKrupp Aktiengesellschaft	Member of the Executive Board of VICTORIA Versicherung Aktiengesellschaft

Lutz Diederichs, Berlin	Wolfgang Szcygiol, Witten
(from 15 September, 2005)	Bank Employee
Area Manager of Bayerischen Hypo- und Vereinsbank Aktiengesellschaft	Westfalenbank Aktiengesellschaft

Günther Berger, Munich
(until 31 August, 2005)
Group Executive Manager of Bayerischen Hypo- und Vereinsbank Aktiengesellschaft

Peter Menze, Waltrop Bank Employee Westfalenbank Aktiengesellschaft

6

Committees

Managing Directors	Responsibilities for Departments

Executive Board	Internal Audit
Dr. Heinz J. Hockmann	Albert Strüder
(until 31 August, 2005)
Loans
Dr. Joachim Paulus	Klaus Depenbusch
(from 1 August, 2005)
Finance
Dr. Johannes-Jörg Riegler	Heike Haarmann
(until 30 September, 2005)
Legal Department/Credit Monitoring
Dr. Christian von Villiez	Jürgen Kalfhaus
(from 15 September, 2005)
Information Technology
Klaus Koukal
Responsibilities for Markets
Corporate Communications/
International Markets	Executive Board Staff
Georg Friedrich Doll	Stefanie Nowack

Corporate Banking	Controlling/Risk Controlling
Wolfgang Teppe	Karsten Otte

Special Financing Arrangements	Services
Ralf Theile	Wolfgang Peveling

Personnel
Norbert Selbach

7

Management Report
Macroeconomic Developments
Although the global economy kept growing in 2005, its dynamism was somewhat weaker in the middle of the year. This was due principally to marked rises in energy and raw material prices.
The greatest impulses to growth in 2005 continued to come from North America and Asia. In contrast, business recovery in Western Europe was very restrained. Economic development in Germany remained below-average with business suffering especially from low private consumption.
Business Developments
In the past fiscal year, the bank, as a regional private bank, consistently continued its path of providing commercial banking products and sophisticated counseling focused particularly on owner run medium-sized companies. In order to effectively focus on our core operating fields, we disposed of the Private Banking and Asset Management segments.
The gross income from operations progressed as follows (EUR million) compared to the previous year:

	2004	2005	Chance

Corporate Banking	18.6	18.5	-0.1
Private Banking	3.6	3.6	0.0
Asset Management	4.4	2.9	-1.5
International Markets	1.9	0.7	-1.2
Assets/Liabilities Control	7.8	9.2	1.4
Despite the steps taken and with consideration given to the administrative expenses, the bank, overall, was not able to come up with a positive operating result.

8

Management Report

Other Significant Events during the Fiscal Year
Following disposal of the Asset Management and Private Banking segments we undertook redimensioning so as to find an economically tenable approach with prospects as a corporate sector bank. Related restructuring expenses displayed that this decision had a considerable impact on the asset and earnings position.
Total Assets and Off-Balance Sheet Transactions
Total assets dipped approx. EUR 258 million to approx. EUR 1,268 million. On the assets side, this chiefly affected the receivables from banks and customers as well as the levels of fixed-interest securities. On the liability side we decreased our inter-bank debt and refinancing from customer funds correspondingly.
Off-balance sheet transactions involve liabilities from guarantees and warranty contracts, as well as obligations arising from irrevocable loan commitments. Changes from the previous year are within the ranges customary in our business.
Interest, share and currency derivatives shown in the notes to the annual financial statements at a nominal level of EUR 2,071 million are mainly for customer business, to construct portfolio hedges and to create hedging transactions to be attributed on an individual basis. Positions not attributable to the business purposes mentioned are designed to limit the bank’s interest rate risks.

9

Assets
Customer receivables were reduced by approximately EUR 102 million. Our holdings in fixed-interest securities are reported at EUR 288 million – EUR 156 million less than the previous year – chiefly related to maturities as well as sales. In the main they include securities covered for interest and exchange risk, as well as other variable-interest papers. Of the fixed-interest securities reported, approx. 93% are eligible as collateral for ECB repo operations.
Our holdings in shares and other non-fixed interest income securities – including chiefly long-term investment paper – have risen only slightly compared to the prior year-end. Increases relate to funds invested in a variety of investment funds (shares, bonds).
The trust loans stem from taking over a loans portfolio which we are to manage.
Liabilities
Liabilities to banks have shrunk by EUR 216 million to EUR 303 million. We have various inter-bank business connections at our disposal for any short-term liquidity requirements that may arise, in particular also with our parent company, the HypoVereinsbank. Short-term customer deposits are lower by EUR 63 million. At the same time medium- to long-term customer liabilities have risen by approx. EUR 12 million.
The increase in accruals results from the restructuring steps taken. In addition we had subordinated liabilities at our disposal for refinancing purposes in the amount of EUR 26 million.

10

Management Report
Personnel Division
Average over the year, a workforce (including management staff) of 245 members of staff (previous year: 258) was employed. In December 2005 a reconciliation of interests agreement was reached with the Works Council to accompany the intended reduction in personnel numbers.
Asset Position
Our liable capital according to section 10 of the KWG (Banking Act) totals EUR 130 million as at the balance sheet date. The securitization of weighted risk assets and market risk position by equity capital as required under Principle I was, at 15.8%, well above the stipulated minimum rate of 8%.
Utilization in Principle I/ indicates that – even after taking into account all current losses and those from the previous years – sufficient equity capital reserves exist to underpin business volume.
Our securities holdings include to a major extent variable interest rate accounts, not subject to any notable risks of depreciation in the case of a rise in capital market interest rates.

11

Financial Position
Our Principle II coefficient of 1.3 at the balance sheet date is above the legally stipulated indicator of 1.0.
During 2002/2003 we extended the capital commitment terms of funds borrowed as part of our strategic liquidity management by issuing long-term subordinated capital components and debentures. The liquidity situation of the bank on the whole is convenient.
Earnings Position
Net interest income was reduced by approx. 2%. It must be remembered that income, in part, is involved – e.g. from investment fund payouts – which cannot be repeated at will.
Net commission income – in comparison to last year – fell by approx. 19% to EUR 11.3 million. Declining commissions in securities trading are mainly responsible for this development.
Personnel expense – leaving aside the EUR 1.6 million restructuring expenses of the previous year – remains on a par with the previous year.
Capital expenditure including depreciation is some EUR 0.6 million below that of the previous year. While running expenses practically remained unchanged, depreciations were reduced by EUR 0.6 million.
Other operating income of EUR 0.6 million is of minor significance.

12

Management Report
The bank’s net valuation result for the adjustment of risk provisions for loans extended and contingent receivables, as well as investment securities, totals plus EUR 0.6 million.

Development	In millions of Euro	In millions of Euro

As of 1 January, 2005/2004	138.7	167.3
Allocations	2.5	16.7
Write-offs	2.5	10.5
Consumption	26.4	34.8
As of 31 December, 2005/2004	112.3	138.7
In 2005 requisite risk provision – taking into account direct depreciation and receipts against receivables written-off – relieved the strain on the income by EUR 0.4 million (2004: financial burden EUR 6.3 million). We continued to fund the provision for risk with caution and according to strict principles of valuation.
The use of a moderated lower of cost or market principle is responsible for undisclosed charges of EUR 0.1 million in long-term securities at balance sheet date.
The extraordinary items concern matters in connection with bank restructuring. EUR 16.2 million of the extraordinary expenses totaling EUR 40.4 million relate to severance pay under the redundancy plan, EUR 2.3 million to allocations to pension reserves, EUR 15.2 million to losses from long-term rental agreements and EUR 4.3 million to exceptional depreciations (particularly to intangibles and bail-out purchases). The extraordinary incomes involve revenues from the sale of a company unit.
The net loss for the year amounts to EUR 36.8 million (previous year: net loss for the year of EUR 8.3 million).

13

Report on Affiliated Companies
The Executive Board has prepared a report on relationships with affiliated companies according to section 312 of the AktG (Securities Act). At the close of this report the Executive Board has declared: “According to circumstances known to us at the time at which legal transactions were undertaken with affiliated companies, Westfalenbank AG has received appropriate remuneration in each case. Other steps in the interest of, or at the request of, affiliated companies have neither been taken nor omitted.”
Risk Report
Counterparty default and market price risks are actively managed as part of Westfalen-bank’s risk policy principles. Liquidity risk is managed essentially using Principle II and a weekly drafted liquidity balance. Operational and other risks are minimized by appropriate organizational measures to the extent that these are within the bank’s sphere of influence. The risk capacity of the bank determines the appropriateness of the assumption of risk.

14

Management Report
Organization and Tasks of Risk Control
The Bank’s Risk Control unit reports directly to the Executive Board. The tasks of Risk Control include the following:
▪	The introduction and continued development of systems and methods for risk measurement and management

▪	Ongoing measurement and monitoring of market price risks based on a value-at-risk approach

▪	Independent control of parameters, such as interest rate curves, volatilities, etc. used for market price risk and results measurement

▪	Ongoing check of trading transactions to ensure that conditions compatible with the market have been established

▪	Daily calculation of trading results
Monitoring and Management of the Major Risks
Monitoring and management processes in Risk Control take into account the nature and scope of transactions entered into, as well as aspects specific to the type of risk.
Counterparty risks are defined as possible losses in value arising from full or partial defaults on agreed payments on the part of a borrower or contracting partner.
We monitor and manage risks from our loan business with reference to individual commitments according to their size, industry and creditworthiness. In preparation for Basel II we continue to use the customer-specific rating system of the Federal Association of German Banks.
At the moment we are determining loan business risks anticipated for the subsequent year according to rating categories at the individual and portfolio levels. The resulting standard risk costs are integrated into the interest rates offered, calculated on the basis of market interest rate method and are collected throughout the year, almost as an insurance

15

premium. In determining standard risk costs we increasingly take into account aspects of actual default behavior within the portfolio (risk-adjusted pricing).
The provision formed for our country risks is based on the risk rate ranges provided by the Ministry of Finance, which we apply to transfer risks from loans with a term of over a year, deducting in all cases the value of associated securities.
We calculate the level of counterparty risk from the gross replacement value according to the market value method as the total of all positive market values, without taking into account the risk-reduction impact of netting. The notes to the annual financial statements contain a detailed listing of our derivative business as well as our counterparty structure.
The market price risk is calculated as the potential loss that may arise due to changes in market prices (interest rates, exchange rates, share prices) for the trading and liquidity positions we hold.
We use an external software solution “Front-Arena” to calculate these risks. The risk measurement method uses a VaR module that works on the basis of historical simulations. The security level is 99%, the holding period one day. The value-at-risk calculation is based on historical market price changes and provides a maximum loss value for normal market fluctuations. We regularly check the explanatory power of this indicator as part of back-testing.
In order to estimate risks from extreme market fluctuations, we perform stress tests that determine the change in risk for the position from a worst-case scenario or for a higher security level.

16

Management Report
The quality of the theoretical risks of loss established by Front-Arena is monitored constantly by means of a so-called ‘clean’ back-test. This compares the simulated price changes in balances from the preceding day with the market price changes that have actually occurred.
Risk Control measures the risk and monitors limits on a daily basis and reports them to the Executive Board responsible. The entire Executive Board is brought up-to-date by means of a weekly position-specific risk report. The Executive Board as a whole makes decisions on the entire bank’s asset and liability management. We formulate the risk of interest rate change using a fixed-interest period accounting, differentiated according to level or products and maturities and supplemented by sensitivity analyses that show the effects of changes in market interest rates on interest income from an annual perspective.
The use of Front-Arena with appropriate interfaces supports asset/liability management by taking into account all interest-bearing transactions at both the interest and total bank level.
We implement functionality for the assessment of the effects of an assumed interest rate shock of 200 basis points according to Basel II, as well as the transparent determination of the composition of interest income on a daily basis and from an accumulated month and year view.
Liquidity risk management occurs using the liquidity indicator pursuant to Principle II, supplemented by additional management instruments such as daily and maturity balances stemming from interest rate and maturity disparities. In addition we enhance the quality of liquidity risk management by means of a cash-flow based liquidity balance.

17

For us an operational risk refers to possible losses caused, for instance, by system failures, inadequate control mechanisms, processing errors, fraud or changes in legal and fiscal conditions. We counteract the risks we have identified on an ongoing basis by regularly revising organizational requirements and adapting our processes.
Other risks comprise risks from catastrophes, incorrect or missing insurance, as well as from supplier bankruptcies and changes in the law. We assess these ourselves or request expert insurance opinions.
We do not at present expect to quantify operational and other risk using mathematical models given the current absence of such systems on the market and the size and structure of our institution.
Existing risk monitoring and management instruments are to be adapted in 2006 to the current reorientation of the bank.
Audit
Internal audit is a component of our internal monitoring system in addition to the internal control system. Internal Audit reports directly to the Executive Board. It fulfills its functions autonomously and independently. Audit is not bound by any instructions in terms of reporting and valuation of audit findings. Internal Audit’s activities cover all operational and business processes.

18

Management Report
Outlook
The overall position of the bank in 2005 was insecure and was reflected as such in the statement of income. Whilst there was a tendency for the results in the first six months to improve over the previous year, they still remained far behind the operative goals. Thus steps had to be taken to secure the economic basis and create prospects for the bank and its employees.
As a first step, the Asset Management and Private Banking segments were disposed of. Then an extensive redimensioning program was launched to effectively position Westfalenbank AG as a corporate sector bank for medium-sized companies.
At the same time efforts were continued to implement the alternative future concepts. Hence talks were held with investors on purchasing the new corporate sector bank and interested parties were also found for separate purchase of corporate client portfolios and the remaining service units.
Important Events Arising after the End of the Fiscal Year
After consideration of all possibilities it was decided to transfer the business units of corporate clients, loans and special financing arrangements to HypoVereinsbank and to continue negotiations with an Anglo-American investor intent on using the bank as a service platform for handling impaired loans. To this end, a joint venture was set up with the investor in mid-2005. These projects should be realized by mid-2006.

19

Balance Sheet of Westfalenbank AG, Bochum, as per December 31, 2005

						31.12.2004
				31.12.2005		In thousands
Assets			Euro	Euro	Euro	of Euro

Cash reserves
a)	Cash on hand			113,383.44		317
b)	Balances with central banks
	of which	with Deutsche Bundesbank
		Euro 596,308.26		596,308.26		8,879

		(previous year: Euro 8,879 thousand)			709,691.70	9,196

Debt instruments issued by public-sector entities and bills of exchange eligible for rediscount at central banks
a)	Treasury bills and non-interest-bearing treasury notes as well as similar debt instruments of public-sector entities
	of which	eligible for rediscount at Deutsche Bundesbank
		Euro 0.00		0.00		0
		(Previous year: Euro 0)
b)	Bills of exchange
	of which	eligible for rediscount at Deutsche Bundesbank
		Euro 1,046,345.36		1,046,345.36		1,120

		(Previous year: Euro 1,120 thousand)			1,046,345.36	1,120

Receivables from banks
a)	Payable on demand			154,597,766.65		177,802
b)	Other receivables			58,026,988.02		33,514

					212,624,754.67	211,316

Loans to customers					634,430,460.43	736,543
	of which	secured by mortgages
		Euro 6,964,497.70
		(previous year: Euro 10,026 thousand)
		Municipal loans Euro 61,344,077.25
		(Previous year: Euro 60,187 thousand)

Notes and other fixed-income securities
a)	Money-market instruments
aa)	issued by public-sector entities		0.00			0
ab)	issued by other issuers		0.00			0

	of which	eligible as collateral for Deutsche Bundesbank advances		0.00
		Euro 0.00
		(Previous year: Euro 0)
b)	Bonds and notes
ba)	issued by public-sector entities		97,050,120.83			161,693
	of which	eligible as collateral for Deutsche Bundesbank advances
		Euro 97,050,120.83
		(Previous year: Euro 161,693 thousand)
bb)	issued by other issuers		191,374,122.66			282,996

	of which	eligible as collateral for Deutsche Bundesbank advances		288,424,243.49		444,689
		Euro 170,923,130.44
		(Previous year: Euro 269,476 thousand)
c)	Own debentures
		Par value Euro 0.00		0		80

		(Previous year: Euro 75 thousand)			288,424,243.49	444,769

Stocks and other non-fixed income securities					96,012,084.37	88,394
Equity interests					1,612,929.59	4,452
	of which	in banks
		Euro 901,261.00
		(Previous year: Euro 901 thousand)
	of which	in financial service institutions
		Euro 0.00
		(Previous year: Euro 0)

Interests in affiliated companies					3,358,430.20	2,358
	of which	in banks
		Euro 0.00
		(Previous year: Euro 0)
	of which	in financial service institutions
		Euro 1,028,912.88
		(Previous year: Euro 1,029 thousand)

Trust fund assets					12,275,669.54	5
	of which	loans on a trust fund basis
		Euro 12,270,556.62
		(Previous year: Euro 0)

Intangible assets					1,104,463.21	5,441

Fixed assets					3,006,011.94	5,228

Other assets					11,068,227.09	15,389

Accrued items					2,536,911.95	1,812

Total assets					1,268,210,223.54	1,526,023

Balance Sheet

						31.12.2004
				31.12.2005		In thousands
Liabilities and Shareholder’s Equity			Euro	Euro	Euro	of Euro

Liabilities to banks
a)		Payable on demand		45,578,519.10		58,130
b)		With an agreed term or period of notice		257,261,199.64		460,661

					302,839,718.74	518,791

Liabilities to customers
a)		Savings deposits
aa)		with an agreed period of notice of three months	0.00			0
ab)		with an agreed period of notice of more than three months	0.00			0

				0.00
b)		Other liabilities
ba)		Payable on demand	267,868,726.69			330,713
bb)		With an agreed term or period of notice	511,228,314.27			498,972

				779,097,040.96

					779,097,040.96	829,685

Securitized liabilities
a)		Debentures issued		0.00		557
b)		Other securitized liabilities		0.00		0
	of which	money market instruments
		Euro 0.00
		(Previous year: Euro 0)
	of which	own acceptances and promissory notes outstanding
		Euro 0.00

		(Previous year: Euro 0)			0.00	557

Trust fund liabilities					12,275,669.54	5
	of which	loans on a trust fund basis
		Euro 12,270,556.62
		(Previous year: Euro 0)

Other liabilities					4,048,528.06	3,998

Deferred items					3,045,947.63	2,535

Provisions
a)		Provisions or old-age pensions and similar liabilities		24,836,968.00		22,552
b)		Provisions for deferred taxation		890,536.50		2,188
c)		Other provisions		43,399,002.14		11,183

					69,126,506.64	35,923

Subordinated liabilities					26,000,000.00	26,000

Shareholder’s Equity
a)		Subscribed capital		50,514,282.00		50,514
b)		Capital reserves		21,262,529.97		84,500
c)		Revenue reserves
ca)		Statutory reserve	0.00			2,487
cb)		Other revenue reserve	0.00			2,276

				0.00
d)		Accumulated net loss		0.00		- 31,248

					71,776,811.97	108,529

Total liabilities and Shareholder’s Equity					1,268,210,223.54	1,526,023

Contingent liabilities
Contingent liabilities from guarantees and indemnity agreements					123,836,455.19	96,900

Other liabilities
Irrevocable loan commitments					275,846,997.89	210,828

Income Statement of Westfalenbank AG, Bochum,
for the period from 1 January to 31 December, 2005

				2004
		2005		In thousands
	Euro	Euro	Euro	of Euro

Interest income from
a) Loans and money-market transactions	65,076,755.99			74,272
b) Fixed-income securities and government-registered debt	16,761,686.56			17,200

		81,838,442.55		91,472
Interest expenses		- 63,188,608.53		- 68,888

			18,649,834.02	22,584
Current income from
a) Stocks and other non-fixed-income securities		3,810,997.76		385
b) Equity interests		119,656.22		128
c) Interests in affiliated companies		90.00		0

			3,930,743.98	514
Income from profit pooling and profit and loss or part profit and loss transfer agreements			37,079.38	62

Net interest income			22,617,657.38	23,160
Commissions received		13,471,657.74		16,808
Commissions paid		- 2,132,412.09		- 2,790

Net commission income			11,339,245.65	14,018
Net expense from financial transactions			138,601.14	- 239
(Previous year: Net expense from financial transactions)
Other operating income			2,468,204.91	3,388
General administrative expenses
a) Staff
aa) Wages and salaries	- 18,796,944.38			- 19,808
ab) Social security contributions and expenses for old-age pensions and other employee benefits of which for old-age pensions 2,859,676.07	- 5,241,763.30			- 5,727

(Previous year: Euro 3.236 thousand)		- 24,038,707.68		- 25,535
b) Other administrative expenses		- 12,484,166.85		- 12,451

			- 36,522,874.53	- 37,986
Depreciation and write-offs on intangible and fixed assets			- 2,778,967.57	- 3,412
Other operating expenses			- 1,820,416.80	- 1,614
Income from write-ups from receivables and certain securities as well as from the release of provisions in loan transactions
(Previous year: Write-downs and adjustments on loans and certain securities as well as allocations to provisions for possible loan losses)			604,544.60	- 6,034
Income from additions to equity interests, interests in affiliated companies and securities classified as fixed assets			2,032,022.48	194

Operating result			- 1,921,982.74	- 8,526
Extraordinary income		4,2000,000.00		0
Extraordinary expenses		- 40,431,760.67		0

Extraordinary result		- 36,231,760.67	0
Tax refunds on income and revenue		1,462,239.34		42
Other taxes		- 60,692.05		144

(Previous year: Other tax refunds)			1,401,547.29	186

Net loss for the year			- 36,752,196.12	- 8,339
Loss carryforward from previous year			- 31,247,853.34	- 22,908
Transfer from capital reserves			63,236,977.57	0
Transfer from retained earnings
a) Statutory reserve			2,487,192.14	0
b) Other revenue reserve			2,275,879.75	0
Net profit			0.00	- 31,248
(Previous year: Accumulated net loss)

22

Notes on the Accounts
Notes
General information
Legal basis
The annual financial statements relating to fiscal 2005 were prepared as stipulated by the German Commercial Code in conjunction with regulations on accounting for banks and the Securities Act.
Disclosures related to legal form
Westfalenbank AG’s subscribed capital of EUR 50,514,282 consists of 1,942,857 common shares. Capital and revenue reserves will change when the proposal as to appropriation of earnings is taken up:

	As at	Allocations	Withdrawals	As at
In thousands of Euro	01.01.2005	2005	2005	31.12.2005

Capital reserve	84,500	—	63,237	21,263
Revenue reserves
Statutory reserves	2,487	—	2,487	0
Other revenue reserves	2,276	—	2,276	0
	4,763	—	4,763	0
Total	89,263	—	68,000	21,263
The Annual General Meeting authorized the Executive Board on 9 July, 2003, with the consent of the Supervisory Board, to issue profit-sharing rights over a period of five years from the date the resolution was passed to a total nominal value of EUR 25 million.
Accounting and valuation principles
The bank continues to use the following accounting and valuation principles:
Currency translation is undertaken according to section 340 of the German Commercial Code. Balance sheet accounts denominated in foreign currency are translated to Euro at the mid-rate for the currency on the last day in the fiscal year on which the stock exchange is open for trading. The valuation of forward exchange deals is based on spot rates. Swap premiums are accrued pro rata temporis. Profit and loss from currency translation is taken to income in the case of closed positions; open positions are accounted for using the principle of imparity.

23

Fixed assets and intangible assets are capitalized at acquisition cost. Items that are subject to wear and tear are as a rule depreciated over the customary useful life of the object using the straight-line method. Against the backcloth of bank restructuring we undertook exceptional depreciations as shown in the extraordinary expenses.
Securities classified under fixed assets are recorded at acquisition cost and written down if permanent impairment is anticipated.
Securities classified under current assets are recorded at the lower of cost or market value. Hedge accounting is performed in the case of hedging transactions. Investments and shares in affiliated companies are valued at acquisition cost or fair value, whichever is lower.
Receivables are recorded at nominal value, liabilities at the repayment amount and provisions in an amount based on reasonable commercial assessment. Valuation allowances are deducted from relevant asset accounts.
Prepaid expenses/deferred charges comprise expenditures and receipts respectively reported prior to the balance sheet closing date, provided they represent expenses or revenues that will occur within a specified period of time after the closing date.
If the repayment amount of a liability is higher than the amount initially recorded, the difference is included in a prepaid expense account under assets. The difference is allocated to the liability over its entire term.
Pension provisions are recorded at discounted value according to actuarial principles in keeping with the International Financial Reporting Standards (IAS 19). This took place against the backcloth of bank restructuring. In doing so we give consideration to a 4.5% interest rate (previous year: 6%) and the 2005G actuarial mortality assumptions. There is a difference of EUR 2.3 million to the accruals established the previous year. It is shown under extraordinary expenses.

24

Notes on the Accounts
Investment holdings
Investment holdings according to section 285, number 11, of the German Commercial Code are recorded based on the last available annual financial statements of the relevant companies:

	Share in		Equity in thousands		Result for the
	the capital		of Eurø (w/o result		year in thousands
Company name	%		for the year)		of Euro

BAK Verwaltungsgesell- schaft mbH, Bochum	100%		26		0
Gesellschaft für Grund- besitz mbH, Bochum	100%		773		—	[1] )
Westfalen Credit Services GmbH, Bochum	100%		1,066		- 28
Westfalen Kapitalverwaltungs- gesellschaft mbH, Bochum	100%		511		—	[1] )
Westfalen Corporate Finance GmbH, Bochum	100%		1,010		- 2
Nadinion Objekt Huestraße GmbH & Co. KG, München	100	%2)	25	2)	2	2)

1)	profit and loss transfer agreement with this company

2)	limited liability capital only
The bank is exempted from preparation of partial consolidated financial statements according to section 291, paragraph 1, of the German Commercial Code.
As per 31 December, 2005, an employee is represented in the Supervisory Board of a large joint stock corporation. A share of voting rights exceeding 5% exists with respect to the company VBW Wohnen GmbH, Bochum.

25

Notes on the Balance Sheet
Selected asset accounts broken down according to remaining terms

In thousands of Euro	2005	2004

Other receivables from banks
Up to 3 months	35,667	19,530
More than 3 months up to 1 year	6,419	8,004
More than 1 year up to 5 years	4,777	3,006
More than 5 years	11,164	2,974
Total	58,027	33,514

Receivables from customers
Up to 3 months	284,488	398,330
More than 3 months up to 1 year	86,603	55,604
More than 1 year up to 5 years	152,710	169,279
More than 5 years	110,629	113,330
Total	634,430	736,543
Relationships with affiliated companies and companies with which an investment relationship exists

In thousands of Euro	2005	2004

Affiliated companies
Receivables from banks	5,782	26,373
Receivables from customers	791	1,169
Liabilities due to banks	46,945	58,615
Liabilities due to customers	4,086	1,592
Companies with which an investment relationship exists
Liabilities due to customers	56	13

26

Notes on the Accounts
Receivables in specified balance sheet accounts with indeterminate terms

In thousands of Euro	2005	2004

Receivables from customers	27	69
Amounts in specified balance sheet accounts falling due in the fiscal year after the balance sheet date

In thousands of Euro	2005	2004

Bonds and other fixed-interest securities	4,193	79,589
Bonds issued	0	557
Selected liability accounts broken down according to remaining terms

In thousands of Euro	2005	2004

Liabilities to banks with an agreed period of notice of
Up to three months	167,108	321,693
More than 3 months up to 1 year	11,853	21,289
More than 1 year up to 5 years	52,086	86,424
More than 5 years	26,214	31,255

Total	257,261	460,661

Other liabilities to customers with an agreed period of notice of
Up to three months	276,568	302,340
More than 3 months up to 1 year	42,739	7,123
More than 1 year up to 5 years	9,351	9,880
More than 5 years	182,570	179,629

Total	511,228	498,972

27

Subordinated assets

In thousands of Euro	2005	2004

Receivables from customers	3,000	—
Bonds and other fixed-interest securities	7,544	—
Shares and other non-fixed interest securities	130	364
Assets and liabilities in foreign currency

In thousands of Euro	2005	2004

Assets	92,284	102,111
Liabilities	10,135	26,803

28

Notes on the Accounts
Trust operations

In thousands of Euro	2005	2004

Trust assets:
Investments	5	5
Customer receivables	12,271	—
Trust liabilities:
Liabilities to customers	12,276	5
Subordinated liabilities
The bank has assumed subordinated loans in the nominal amount of EUR 16.0 million. These loans carry variable interest rates according to agreements; during the term of the loan the creditor may exercise the right on a one-time basis to change to a fixed interest rate for the remaining term. This right has to date been exercised for a total of EUR 11 million. The loans are due in 2013 and 2014. Furthermore, the bank has issued a subordinated bearer debenture in the nominal amount of EUR 10.0 million. It bears an interest rate of 5.95% and matures on 11 February, 2013. The conditions relative to the subordinated liabilities comply with the requirements of supplementary capital according to section 10, paragraph 5a, of the Banking Act. There are no obligations for early repayment. A total of EUR 1.5 million was expended in interest by 31 December, 2005.

29

Securities and financial assets
Presentation of marketable securities included in the balance sheet accounts below:

In thousands of Euro	2005	2004

Bonds and other fixed-interest securities
Listed on stock exchange	280,880	444,769
Not listed on stock exchange	7,544	—
Shares and other non-fixed-interest securities
Listed on stock exchange	130	363
Not listed on stock exchange	—	—
Investments	—	—
Investments in affiliates	—	—
This includes, without interest deferral, EUR 40.5 million (2004: EUR 138.7 million) in bonds not valued at the lower of cost or market value.
Presentation of financial assets valued according to the less strict principle of lower of cost or market:

In thousands of Euro	2005 book value	2005 time value

Bonds and other fixed-interest securities	40,487	40,424
Shares and other non-fixed-interest securities	95,882	97,283
Bonds and debentures include ABS bonds with investment grade rating, a corporate bond and an Italian government bond which, in each instance, have been acquired for long-term investment purposes.
Shares and other non-fixed-interest securities refer to special fund holdings in shares and bonds.

30

Notes on the Accounts
Statement of changes in fixed assets

				Depreciation/
	Cost of acquisition			amortization		Book value
	Balance		Dis-	Accu-	Current	Balance
In thousands of Euro	01.01.2005	Additions	posals	mulated	year	31.12.2005

Securities	227,754	25,271	115,656	1,000	—	136,369
Equity interests	4,980	255	3,094	528	—	1,613
Interests in affiliated companies	2,358	1,000	—	—	—	3,358
Land and buildings	5,743	—	174	3,545	1,515	2,024
Other plant, office furniture and equipment	11,365	213	1,010	9,586	811	982
Intangible assets	27,055	449	—	26,400	4,786	1,104
Securities classified under fixed assets involve EUR 40.5 million in bonds and debentures valued at acquisition cost as well as EUR 95.9 million in shares and other non-fixed interest securities.
EUR 4.3 million of the current year’s depreciations are exceptional and are shown under extraordinary expenses.

31

Other assets and other liabilities

In thousands of Euro	2005	2004

Other assets
Tax refund claims	5,854	5,922
Remaining purchase price and cost refund claims in connection with the sale of a business unit	2,615	0
Receivables from HVB in connection with the contribution and transfer agreement	894	1,880
Receivables from Falke Bank AG i.L.	122	351
Shares in real estate funds	856	856
Option premiums paid	76	265
Settlement item from currency translation	0	4,738
Other receivables	651	1,377

Total	11,068	15,389

Other liabilities
Outstanding invoices	459	489
Proportional interest from subordinated liabilities/profit-sharing rights	1,175	1,176
Amounts due to tax authorities	1,102	1,092
Settlement item from currency translation	615	0
Option premiums received	82	278
Other liabilities	616	963
Total	4,049	3,998

32

Notes on the Accounts
Accrued and deferred items

In thousands of Euro	2005	2004

Accrued income
Prepaid CAP/swaption premiums	2,529	1,791
Other accrued items	8	21

Total	2,537	1,812

Deferred income
CAP/swaption premiums received in advance	2,646	1,937
Settlement payments received	50	56
Premiums/discounts carried as liabilities	184	413
Other deferred items	166	129

Total	3,046	2,535
The difference between the nominal value of receivables and the lower repayment amount is Euro 184 thousand.
Contingent liabilities

In thousands of Euro	2005	2004

Liabilities from guarantees and warranty agreements
Payment guarantees	11,100	12,151
Performance bonds	19,556	13,915
Letters of credit opened	31,509	25,028
Loan security guarantees	14,385	8,440
Delivery guarantees	12,289	12,074
Payment guarantees	30,171	18,417
Other guarantees and warranties	4,826	6,875

Total	123,836	96,900

33

Assignment of security for own liabilities
Liabilities to banks include open market transactions with the Deutsche Bundesbank (German Central Bank) amounting to EUR 104.1 million (repurchase value), which we have taken up under a pledge of a corresponding level of fixed-interest securities. Furthermore, they include specific-purpose funds of other banks in the amount of EUR 71.0 million, secured by the cession of corresponding levels of receivables. Liabilities to customers contain specific-purpose funds in the amount of EUR 1.7 million, similarly secured by the cession of corresponding levels of receivables.
Other financial obligations
Additional funding obligations of up to EUR 4.8 million stem from our holdings in the Liquiditäts-Konsortialbank GmbH, Frankfurt/Main. Moreover, joint and several liability for additional funding obligations of other shareholders of the Federal Association of German banks e.V., Cologne, applies. Moreover, rental obligations in a total amount of EUR 12.0 million arise under long-term agreements for the entire term to 2018 (Düsseldorf offices) and in the amount of EUR 1.6 million per annum under an agreement to run initially until mid-2012 (Bochum offices). To cover liabilities involved in giving up the site as intended (Düsseldorf premises) and/or still unclear use of the buildings in Bochum, we have set up accruals of approx. EUR 15 million. The usual liability and warranty commitments from a corporate sale exist in connection with the sale of the Asset Management und Private Banking segments.

34

Notes on the Accounts
Notes on the income statement
Other operating income chiefly includes rental payments from land not used by the bank or building areas that have been sublet (EUR 1.2 million) as well as income from the liquidation of provisions no longer required (EUR 0.3 million).
Other operating expenses primarily concern expenses related to the reduction of a claim from HypoVereinsbank (EUR 1 million), refunded taxes on income at the same level, expenses for non-bank used property (EUR 0.5 million) and cafeteria operation expenses (EUR 0.3 million).
The extraordinary incomes concern revenues from the sale of a business unit.
A total of EUR 40.4 million extraordinary expenses arise in connection with bank restructuring. EUR 16.2 million of these expenses involve severance pay costs under the redundancy scheme, EUR 2.3 million allocations to pension reserves, EUR 15.2 million losses from long-term rental agreements and EUR 4.3 million involve exceptional depreciations (intangibles and fixed assets).
Other disclosures
Administration and agency services provided for third parties
Custodial services and investment management continued to be of major significance to the bank in the year under review.
Forward transactions and options
Forward transactions and options not yet completed at the balance sheet date that entail a performance risk or currency, interest rate or other market price risks are shown below.

35

		Par value
		Remaining life			Positive	Negative
	up to		more than		market	market
In thousands of Euro	1 year	1 – 5 years	5 years	total	values	values

Interest-related transactions	109,419	324,131	790,526	1,224,076	32,232	39,564
OTC products	109,419	324,131	790,526	1,224,076	32,232	44,964
Interest swaps	103,839	216,297	612,712	932,848	30,918	38,193
Forward rate agreements	0	0	0	0	0	0
Interest options — buy (calls)	2,790	53,917	88,907	145,614	1,314	0
Interest options — sell (puts)	2,790	53,917	88,907	145,614	0	1,314
Other interest rate transactions	0	0	0	0	0	0

Products traded on exchanges	0	0	0	0
Interest futures	0	0	0	0
Interest options	0	0	0	0

Currency-related transactions	716,669	88,331	0	805,000	15,964	15,022
OTC products	716,669	88,331	0	805,000	15,964	15,022
Forward exchange transactions	709,371	80,302	0	789,673	15,152	14,220
Currency swaps	0	8,029	0	8,029	509	499
Currency options — buy (calls)	3,649	0	0	3,649	303	0
Currency options — sell (puts)	3,649	0	0	3,649	0	303

Stock/Index-related transactions	41,431	0	0	41,431	0	0
OTC products	0	0	0	0	0	0
Stock/Index options — buy (calls)	0	0	0	0	0	0
Stock/Index options — sell (puts)	0	0	0	0	0	0
Other OTC transactions	0	0	0	0	0	0

Products traded on exchanges	41,431	0	0	41,431	0	0
Stock/Index futures	40,338	0	0	40,338	0	0
Stock/Index options	1,093	0	0	1,093	0	0

Total	867,519	412,462	790,526	2,070,507	48,196	54,586

36

Notes on the Accounts
Valuation is undertaken according to market valuation methods, e.g. the net present value method in the case of interest rate swaps or the Black Scholes Model method in the case of options. In the event of default on the part of all of our counterparties the maximum performance risk (counterparty risk excluding products traded on the stock exchange) totals EUR 48.2 million.
The counterparty structure of our OTC (over the counter) contracts not traded on stock exchanges is as follows:

	Positive	Negative
In thousands of Euro	market values	market values

Types of counterparties (excluding netting agreements)
OECD governments	0	0
OECD banks	34,360	45,014
Other OECD financial institutions	0	0
Other companies, private individuals	13,836	9,572
Non-OECD governments	0	0
Non-OECD banks	0	0
Other non-OECD financial institutions	0	0

Total	48,196	54,586
Bank supervisory indicators
At the balance sheet date equity capital was available totaling:

In thousands of Euro	2005	2004

Equity capital
Core capital	102,639	108,761
Supplementary capital	28,974	30,574
Items to be deducted	- 1,565	- 1,540

Total	130,048	137,795

37

Employees
The average number of employees in the year under review can be broken down as follows:

	2005			2004
Staff	male	female	total	male	female	total

Staff paid according to the agreed pay scale
Full-Time	29	62	91	32	70	102
Part-Time	—	15	15	—	16	16
Staff paid above the agreed pay scale
Full-Time	107	19	126	107	21	128
Part-Time	1	3	4	1	2	3
Trainees	2	5	7	3	4	7

Total	139	104	243	143	113	256
Remuneration of Executive Board and Supervisory Board
Remuneration of members of the Executive Board of Westfalenbank AG for fiscal 2005 totals EUR 1,127 thousand. Remuneration of the Supervisory Board amounts to EUR 60 thousand. Provisions amounting to EUR 8,720 thousand have been created as at 31 December, 2005 for pension obligations towards former members of the Executive Board and their surviving dependents. Regular expenses for this group amount to EUR 901 thousand.
Loans to Board Members
The following loans were granted to members of the Executive and Supervisory Boards:

Executive Board members	EUR 0 thousand
Supervisory Board members	EUR 29 thousand

38

Notes on the Accounts
Boards
The following are members of Westfalenbank AG’s Executive Board:
Dr. Heinz J. Hockmann
(until 31 August, 2005)
Dr. Joachim Paulus
(from 1 August, 2005)
Dr. Johannes-Jörg Riegler
(until 30 September, 2005)
Dr. Christian von Villiez
(from 15 September, 2005)
Members of the Supervisory Board include the following:
Dr. Klaus Marquardt, Berlin
  (Honorary Chairman)
Gunter Ernst, Munich
  Chairman
  Former Group Executive Manager of Bayerischen Hypo- und Vereinsbank Aktiengesellschaft
Dr. Gerhard Jooss, Essen
   Vice-Chairman
  Former Member of the Board of Managing Directors of ThyssenKrupp Aktiengesellschaft
Lutz Diederichs, Berlin
  (from 15 September, 2005)
  Area Manager of Bayerischen Hypo- und Vereinsbank Aktiengesellschaft
Günther Berger
  (until 31 August, 2005)
  Group Executive Manager of Bayerischen Hypo- und Vereinsbank Aktiengesellschaft
Peter Menze, Waltrop
  Bank Employee, Westfalenbank Aktiengesellschaft
Michael Papenfuß, Hamburg
  Group Executive Manager of Bayerischen Hypo- und Vereinsbank Aktiengesellschaft
Jörg Podwojewski, Bochum
  (until 27 June, 2005)
  Bank Employee, Westfalenbank Aktiengesellschaft
Michael Rosenberg, Düsseldorf
  (until 27 June, 2005)
  Member of the Executive Board of VICTORIA Versicherung Aktiengesellschaft
Wolfgang Szcygiol, Witten
  Bank Employee, Westfalenbank Aktiengesellschaft

39

Positions held by Executive Board members
Members of Westfalenbank AG’s Executive Board are represented in the following statutory supervisory committees of large joint stock companies

Dr. Joachim Paulus	none
Dr. Christian von Villiez	none
Group relationships
A majority interest communicated to us pursuant to section 20 paragraph 4 of the Securities Act exists with the Bayerischen Hypo- und Vereinsbank AG, Munich.
Our annual financial statements as at December 31st, 2004, are included in the consolidated financial statements of Bayerischen Hypo- und Vereinsbank Aktiengesellschaft, Munich. The consolidated financial statements are deposited at the commercial register of the district court of Munich. The HVB Group financial statements are again included in the group financial statements of UniCredito Italiano S.p.A.
Appropriation of profits
The income statement reports a loss for the year of EUR 36.8 million. Additionally there is an accumulated net loss from previous years of EUR 31.2 million.
Westfalenbank AG’s Executive Board recommends to offset the losses totaling EUR 68.0 million by withdrawing EUR 2.5 million from the statutory reserves, EUR 2.3 million from the other retained earnings and EUR 63.2 million from capital reserves.
Bochum, 22 February, 2006

Dr. Joachim Paulus	Dr. Christian von Villiez

40

Audit Opinion
Audit Opinion
We have audited the annual financial statements — consisting of balance sheet, income statement and notes (on accounts) — including the accounting and the management report, of Westfalenbank Aktiengesellschaft, Bochum, for the fiscal year from 1 January to 31 December, 2005. Maintenance of the books and records and the preparation of the annual financial statements and management report in accordance with German commercial law and supplementary statutory requirements are the responsibility of the legal representatives of the company. It is our responsibility to express an opinion, based on our audit, on the annual financial statements including the accounting system and the management report.
We conducted our audit of the consolidated financial statements in accordance with German auditing regulations and generally accepted standards for the audit of financial statements promulgated by the Institut der Wirtschaftsprüfer in Deutschland (Institute of Auditors in Germany) pursuant to section 317 of the German Commercial Code. Those standards require that we plan and perform the audit such that material misstatements affecting the presentation of the net assets, financial position and results of operations in the annual financial statements in accordance with German accounting principles and in the management report are detected with reasonable certainty. In determining audit procedures, we took into consideration our knowledge of the Company’s business activities and its economic and legal environment, as well as expectations of possible misstatements. The audit relied largely on random checks as evidence of the effectiveness of the internal accounting control system, as well as of the disclosures made in the accounts, the annual financial statements and the management report. The audit includes assessing the accounting principles used and significant estimates made by the legal representatives, as well as evaluating the overall presentation of the annual financial statements and the management report. We believe that our audit provides a reasonable basis for our opinion.

41

Our audit resulted in no reservations.
According to our assessment on the basis of the knowledge gained in the audit, the annual financial statements conform with the statutory provisions and additional conditions of the corporate articles and convey a true and fair view of the net assets, financial position and results of operations of the company in accordance with proper accounting principles. The management report is in accordance with the financial statements, provides a suitable understanding of the Company’s position altogether and suitably presents the risks of future development.
Düsseldorf, 24 February, 2006
BDO Deutsche Warentreuhand
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

Dr. Rosenbaum	Jäger
Wirtschaftsprüfer	Wirtschaftsprüfer

42

Imprint

Published by	Westfalenbank AG
Design	EIXX Visual, Essen/Dorsten
Photographs	Westfalenbank Martin Steffen, Bochum
Ruhr district Manfred Vollmer, Essen
Repro/Production Staudt Lithographie GmbH, Bochum

Address	Westfalenbank AG

	44787 Bochum	40213 Düsseldorf
	Huestrasse 21 — 25	Benrather Strasse 12
	Phone ++ 49 (0) 234/ 616 — 0	Phone ++ 49 (0) 211 / 8227 — 0
	Fax ++ 49 (0) 234/ 616 — 4400	Fax ++ 49 (0) 211 / 8227 — 258

info@westfalenbank.de
www.westfalenbank.de

www.westfalenbank.de

EXHIBIT C

Share Purchase and Transfer Agreement
(hereinafter also the “Agreement”)
between
Bayerische Hypo- und Vereinsbank AG, Kardinal-Faulhaber-Straβe 1, 80333 Munich, Germany, registered with the commercial register of the local court (Amtsgericht) in Munich under HRB 42148, represented by Dr. Daniel Walden and Mr. Holger Frank,
– hereinafter also “Seller” -,
on the one hand
and
Crown NorthCorp Inc., 1251 Dublin Road, Columbus, Ohio 43215, U.S.A., incorporated in the state of Delaware, represented by its chief executive officer Mr. Ronald E. Roark,
– hereinafter also “Crown” -,
and
Sabrosa Holding B.V., 1043 BW Amsterdam, Naritaweg 165 Telestone 8, Netherlands represented by Mr. Ronald E. Roark individually and, additionally, but not legally required for proper representation of Sabrosa Holding B.V., by Crown Westfalen LLC which is represented by Mr. Ronald E. Roark and Trust International Management which is represented by Sylvia Bark and Joep Hamers
– hereinafter also “Purchaser” -,
on the other hand.
– Seller, Crown and Purchaser hereinafter
also each a “Party” and together the “Parties” -
Final Version July 31, 2006

Final Version July 31, 2006

Preamble
1.	Seller is the sole shareholder of Westfalenbank AG, registered with the commercial register of the local court in Bochum under HRB 1941 (hereinafter also “WeBo”). The issued and registered share capital (Grundkapital) of WeBo amounts to EUR 20,000,000.00 and is divided into 1,942,857 bearer shares without par value (auf den Inhaber lautende Stückaktien) (hereinafter also the “Sold Shares”). The Sold Shares are evidenced in two global share certificates (Globalurkunden), one representing 1,939,290 shares and the other representing 3,567 shares.

2.	WeBo holds direct or indirect participations in various companies as listed in
Exhibit P2
hereto (hereinafter each also “Subsidiary” and together “ Subsidiaries”). WeBo and the Subsidiaries are hereinafter referred to as “WeBo Group”.
3.	WeBo is a credit institution in accordance with Section 1 para. 1 of the German Banking Act (Kreditwesengesetz). In the last years, WeBo has passed through various organisational and business restructurings as well as changes of control. In particular, WeBo has sold its asset management business as well as its private client business in 2005 (hereinafter the “Former Divestments”). On March 9/10, 2006, the Seller and Crown have entered into Heads of Terms providing for, inter alia, further restructuring. A preliminary Pro-Forma Balance Sheet attached to such Heads of Terms as Annex 2 (e) reflects the then intended financial status of WeBo as per June 30, 2006. The amended Pro-Forma Balance Sheet as per Record Date reflecting the status as of signing of the Spin-off Contract referred to under item 4 below is attached hereto as
Exhibit P3
(hereinafter the “Pro-Forma Balance Sheet”).
4.	The restructuring of WeBo by Seller was continued as intended and outlined in the Heads of Terms. The intended target state of WeBo as of Record Date was reached by a spin-off (Abspaltung) of WeBo’s corporate client business and other assets and liabilities pursuant to the spin-off contract notarized on June 21, 2006 (hereinafter “Spin-off Contract”), attached hereto as
Exhibit P4
Final Version July 31, 2006

and is, inter alia, also reflected in the relevant Guarantees of the Seller set out in this Agreement (hereinafter “WeBo Target State”). The Parties will jointly cooperate in accomplishing until Closing (as defined in subsequent Section 4), if possible, all further steps to be taken in order to ensure, to the extent actually possible and economically reasonable, that the WeBo Target State will be reached. Such economically reasonable cooperation shall also be applied with respect to any appropriate or necessary measure resulting from the Spin-off Contract after Closing, particularly with regard to the corporate client business (such as processing related payments — Zahlungsverkehrsbrücke), personell issues, real estate and IT. The spin-off of the corporate client business and other assets and liabilities of WeBo pursuant to the Spin-off Contract has become effective by entry into the commercial register of WeBo on July 3, 2006.
5.	Purchaser is a Dutch corporation incorporated in accordance with the laws of the Netherlands in the form of a private company with limited liability (“besloten vennootschap met beperkte aansprakelijkheid”), having its corporate seat in Amsterdam and offices at 1043 BW Amsterdam, Naritaweg 165 Telestone 8, Netherlands, registered with the Trade Register of the Amsterdam Chamber of Commerce under number 06053940. Purchaser is ultimately wholly owned by Crown.

Crown is a Delaware corporation and operates through its corporate headquarters in Columbus, Ohio, U.S.A., and its office in Austin, Texas. European operations are conducted via subsidiaries with offices in London, Ipswich and Farnham in the United Kingdom, Stockholm in Sweden, and in Germany and Belgium. Purchaser receives its revenues primarily from service agreements, mortgage origination fees and real estate asset management fees. Purchaser is an experienced international provider of services for commercial real estate, loan workouts and business restructuring for the international capital market.

6.	Crown intends to expand its business in Germany and Europe and is, therefore, interested in acquiring, through the Purchaser, WeBo in its WeBo Target State from Seller.

7.	The definitions used in this Agreement, for reference only, are listed in
Exhibit P7 “List of Definitions”.
8.	Seller is willing to sell and transfer the Sold Shares to Purchaser.
Final Version July 31, 2006

Now, therefore the Parties agree as follows:
Section 1
Sale and Purchase of Shares
1.	Subject to the rules set forth herein, with economic effect as of July 1, 2006, 00:00 a.m., (hereinafter also the “Effective Date”), Seller hereby sells to Purchaser, and Purchaser hereby purchases from Seller, the Sold Shares.

2.	The Sold Shares are sold with all rights and obligations pertaining thereto.

3.	The Seller shall transfer the Sold Shares to Purchaser on the Closing Date (as defined below) in accordance with the rules set out in Section 4 below.
Section 2
Record Date Balance Sheet/Net Equity Calculation
1.	To the extent legally possible Seller will cause WeBo to prepare as of June 30, 2006, 12:00 p.m. / July 1, 2006, 00:00 a.m., (hereinafter also the “Record Date”), and based on the assumptions of the Pro-Forma Balance Sheet.
a)	a balance sheet for WeBo in accordance with (and in such priority in case of inconsistencies) (i) the accounting and valuation principles described in
Exhibit 2.1.a
hereto (hereinafter also the “Preliminary Record Date Balance Sheet”); (ii) the statutory rules of the German Commercial Code (Handelsgesetzbuch) applicable for the establishment of annual accounts, (iii) the German General Accepted Accounting Principles (Grundsätze ordnungsmäβiger Buchführung) and
b)	on the basis of the Preliminary Record Date Balance Sheet, a calculation of WeBo’s Net Equity (as defined below) (hereinafter also the “Preliminary Net Equity Calculation”).
2.	(Intentionally left blank).
Final Version July 31, 2006

3.	The Preliminary Record Date Balance Sheet and the Preliminary Net Equity Calculation shall be reviewed and certified (Bescheinigung) by BDO Deutsche Warentreuhand AG (hereinafter “BDO”) as Seller’s contractual auditor (Vertragsprüfer) (hereinafter also “Seller’s Auditor”) and, if and to the extent applicable, adjusted to comply with the requirements referred to under Section 2.1 above, including Exhibit 2.1.a. The certification (Bescheinigung) by BDO shall confirm that the review by BDO was done as thoroughly (sorgf ältig und umfassend) as required for a full audit by BDO. The Preliminary Record Date Balance Sheet and the Preliminary Net Equity Calculation as reviewed and, if applicable, adjusted by Seller’s Auditor are hereinafter also referred to as the “Reviewed Record Date Balance Sheet” and the “Reviewed Net Equity Calculation”. Seller and Purchaser anticipate the Reviewed Record Date Balance Sheet and the Reviewed Net Equity Calculation to be established 90 days after the Record Date at the latest.

4.	Upon receipt of the Reviewed Record Date Balance Sheet and the Reviewed Net Equity Calculation, Seller shall without undue delay forward the Reviewed Record Date Balance Sheet and the Reviewed Net Equity Calculation to Purchaser. Within four weeks (Ausschlussfrist) upon receipt of the Reviewed Record Date Balance Sheet and the Reviewed Net Equity Calculation, Purchaser is entitled to raise towards Seller in written form and concisely identifying the respective position in the Reviewed Record Date Balance Sheet or the Reviewed Net Equity Calculation, objections that the Reviewed Record Date Balance Sheet or the Reviewed Net Equity Calculation do not comply with the requirements of Items 1 above, however, provided that (i) the aggregate amount of such objections (if taken into account) would lead to a Net equity (as defined below) falling short of the Net equity shown in the Reviewed Net Equity Calculation by more than EUR 100,000.00, and, (ii) objections against individual positions of the Reviewed Record Date Balance Sheet or the Reviewed Net Equity Calculation shall only be taken into account if they exceed a threshold of EUR 100,000.00 in each case. Purchaser shall quantify the amount by which the Net Equity as shown in the Reviewed Net Equity Calculation exceeds or falls short of the Net Equity pursuant to Purchaser’s calculations.

5.	If Seller and Purchaser do not agree upon the objections raised by Purchaser in accordance with Item 4 above, Seller and Purchaser, at any time, may request to have any dispute settled by an expert arbitrator (Schiedsgutachter) according to the requirements set forth in Item 1 above. If Seller and Purchaser do not agree, within two weeks upon such request by a Party, upon the person of such expert arbitrator, the expert arbitrator shall be appointed by the Institute of Chartered
Final Vereion July 31, 2006

Accountants (Institut der Wirtschaftsprüfer e.V.) in Düsseldorf. To the extent permissible by law, Section 319 of the German Civil Code (Bürgerliches Gesetzbuch), the findings of the expert arbitrator shall be finally binding between the Parties to the extent Seller and Purchaser could not agree upon the objections raised by Purchaser in accordance with Item 4 above. The expert arbitrator shall also decide upon the costs in connection with the proceedings under this Section in accordance with the principles set forth in Sections 91 et subs. of the German Civil Procedure Act (Zivilprozessordnung); however, each Party shall bear the costs of its own advisors.
6.	The Reviewed Record Date Balance Sheet and the Reviewed Net Equity Calculation shall become finally binding between the Parties if, and to the extent that, Purchaser does not raise objections in compliance with Item 4 sentences 2 and 3 above. Otherwise, the Reviewed Record Date Balance Sheet and the Reviewed Net Equity Calculation shall become binding between the Parties in accordance with a mutual agreement between the Parties with regard to Purchaser’s objections pursuant to Item 4 sentences 2 and 3 or, as the case may be, in accordance with the findings of the expert arbitrator.

The finally binding Reviewed Record Date Balance Sheet and the Reviewed Net Equity Calculation in accordance with this Item 6 are hereinafter also referred to as the “Effective Record Date Balance Sheet” and the “Effective Net Equity Calculation”.
7.	“Net Equity” as referred to in this Agreement comprises equity as defined by section 266 para. 3 A. of the German Commercial Code. “Net Equity” in the Pro-Forma Balance Sheet is listed in Section “Passiva” under “Eigenkapital” (“Shareholders Equity”) and amounts to EUR 22,013,000.00.

8.	For the avoidance of doubt, the Parties hereby record their understanding that the funds kept in the cpd account number 630667 amounting to EUR 408,455.99 as of June 30, 2006 shall remain with WeBo. In consideration thereof, Purchaser will cause WeBo to the extent legally possible to provide customer and settlement services and to fulfill related payment obligations with regard to the amounts kept on the cpd account.
Final Version July 31, 2006

Section 3
Purchase Price
1.	The purchase price for the Sold Shares shall be calculated as follows:
a)	Net Equity as shown in the Pro Forma Balance Sheet and referred to under Section 2.7 above plus a premium of EUR 3.000.000,00 (in words: Euro three million) (hereinafter also the “Preliminary Purchase Price”);

b)	plus the amount, if any, by which the Net Equity as shown in the Effective Net Equity Calculation exceeds an amount of EUR 100,000.00 of the Net Equity as shown in the Pro-Forma Balance Sheet;

c)	minus the amount, if any, by which the Net Equity as shown in the Effective Net Equity Calculation falls short of an amount of EUR 100,000.00 of the Net Equity as shown in the Pro-Forma Balance Sheet.
The purchase price calculated in the manner set forth above shall hereinafter also be referred to as the “Effective Purchase Price”.
2.	Payment of the Preliminary Purchase Price shall be secured by the bank guarantee issued by Credit Suisse International, London, a copy of which is attached hereto as
Exhibit 3.2,
hereinafter “Bank Guarantee”.
3.	Any payments between the Parties pursuant to this Agreement shall be effected by wire transfer free of charges as follows:
a)	If to Seller to the following account (hereinafter also the “Seller Account”):

Bank:	Bayerische Hypo- und Vereinsbank AG, Munich;
Account No.:	415 021 312;
Bank Code:	700 202 70
IBAN:	DE12700202700415021312.
Final Version July 31, 2006

b)	If to Purchaser to the following account (hereinafter also the “Purchaser Account”):

Bank:	Citco Bank Nederland N.V.
Bank account:	Sabrosa Holding B.V.
Account number:	63.59.77.540 (EURO)
IBAN:	NL22 CITC 0635 9775 40
Section 4
Closing
1.	The closing of the transaction contemplated in this Agreement (hereinafter also the “Closing”) shall be subject to the fulfilment of the following conditions (hereinafter also the “Closing Conditions”):
a)	The “German Federal Agency for Supervision of Financial Services” (Bundesanstalt für Finanzdienstleistungsaufsicht)
•	declaring in a binding manner in writing that it does not and will not raise objections to the acquisition of the Sold Shares by the Purchaser; or

•	failing to give notice of objection within the three-months period under Section 2b para. 1a of the German Banking Act.
b)	The Reviewed Record Date Balance Sheet and the Reviewed Net Equity Calculation have been established.

c)	Payment of an amount of EUR 2,736,000.00 by Seller to WeBo pursuant to Seller’s obligations under the guarantee issued in favour of WeBo as collateral for WeBo’s engagement with Sport Hoffmann. By payment of such amount all claims of WeBo against Seller resulting from Seller’s guarantee will be finally settled.
2.	The Closing shall take place at the offices of Seller in Munich one week after the date on which the last Closing Condition has been fulfilled or on any other date the Parties mutually agree upon (hereinafter also the “Closing Date”).

3.	On the Closing Date the following actions shall be taken concurrently (Zug-um- Zug):
Final Version July 31, 2006

a)	The Parties shall execute a statement as set forth in
Exhibit 4.3a
hereto that all Closing Conditions have been fulfilled.
b)	If the Effective Net Equity Calculation has already been established, Purchaser shall pay the Effective Purchase Price or if the Effective Net Equity Calculation has not yet been established, the Preliminary Purchase Price. There shall be interest due on the Effective Purchase Price in both cases for the period from the Effective Date until Closing Date at a rate of 3%p.a.

c)	Upon payment of the Preliminary Purchase Price or, as the case may be, the Effective Purchase Price to Seller’s account, pursuant to Item 3.b above, Seller shall, in accordance with the transfer agreement attached hereto as
Exhibit 4.3.c,
transfer title to the certificates of the Sold Shares (the “Certificates”) to Purchaser.
d)	If the Effective Purchase Price has been paid in accordance with preceding lit. (b), Seller shall return the original of the Bank Guarantee to Purchaser. If the Preliminary Purchase Price has been paid in accordance with preceding lit. (b), Seller’s right under the Bank Guarantee shall be reduced by the amount already paid.
If the Closing Conditions are not fulfilled by December 10, 2006, Seller and Purchaser, each individually, may recind from this Agreement by giving 10 days notice.
Section 5
Post-Closing Adjustments
1.	If, on the Closing Date, Purchaser has only paid the Preliminary Purchase Price in accordance with Section 4.3b above, the following payments shall be effected within five banking days upon the establishment of the Effective Net Equity Calculation (the “Adjusted Payment Date”):
Final Version July 31, 2006

a)	Purchaser shall pay to Seller the amount, if any, by which the Effective Purchase Price exceeds the Preliminary Purchase Price.

b)	Seller shall pay to Purchaser the amount, if any, by which the Effective Purchase Price falls short of the Preliminary Purchase Price.
2.	Any amount paid pursuant to Item 1 above shall be paid together with interest thereon for the time period from the Effective Date until the Adjusted Payment Date at 3% p.a. and from the Adjusted Payment Date until the date of actual payment at 8% p.a.
Section 6
Guarantees of Seller
Subject to the rules set forth in Section 8 below, Seller guarantees to Purchaser in the substance of an independent guarantee (selbstständiges Garantieversprechen) in accordance with Section 311 of the German Civil Code rather than a warranty of condition (Beschaffenheitsgarantie) pursuant to Section 443 German Civil Code that the following statements are correct as of the date hereof if not otherwise expressly stated. With regard to the reference made in this Section 6 to the Record Date, the Parties shall take into consideration that the Spin-off of WeBo’s corporate client business took legal effect upon registration in the commercial register on July 3, 2006. Therefore, Seller’s guarantees shall relate to July 4, 2006 when reference is made to the Record Date in this Section 6.
1.	Corporate Organisation
a)	The statements in Items 1 and 2 of the preamble hereto are correct.

b)	The registered share capital of WeBo has been validly issued and has been fully paid up in cash and has not been repaid. The registered share capital of WeBo was reduced by way of a simplified capital reduction in connection with the Spin-Off of WeBo’s corporate client business pursuant to Section 145 German Transformation Act.

c)	As of Record Date, Seller is the sole and unrestricted owner of the Sold Shares. The Sold Shares are not pledged to any third party.
Final Version July 31, 2006

d)	WeBo and its Subsidiaries as listed in
Exhibit P2
hereto are duly organised and validly existing under the relevant German law. The information shown in the excerpts of the commercial register for WeBo and its Subsidiaries attached hereto as
Exhibit 6.1.d
is correct in all material respects (the excerpts of the commercial register of the indirect participations shall not form part of Exhibit 6.1.d).
e)	Except for the Subsidiaries, WeBo does not hold any direct or indirect participations in other companies and is under no obligation to acquire any such majority participation, each as of Record Date.

f)	Except as those attached as
Exhibit 6.1.f.l
hereto, there exist no articles of incorporation (Gesellschaftsverträge), by-laws (Geschäftsordnungen), affiliation agreements (Unternehmensverträge) or resolutions by the shareholders or boards of any company of WeBo Group governing (i) the relation of WeBo Group and its shareholders or (ii) the internal organisation of the boards of WeBo Group, each as of Record Date. (The articles of incorporation of the indirect participations shall not form part of Exhibit 6.1.f.l). Except as set forth in
Exhibit 6.1.f.2,
with regard to WeBo Group, there exist no silent partnerships (stille Gesellschaften) or minority shareholders as of Record Date.
g)	Exhibit 6.1.g
contains a complete list of all general powers of attorney (Generalvollmachten) and powers of attorney with respect to bank accounts (Kontovollmachten) for WeBo.
Final Version July 31, 2006

2.	Financial Statement
a)	The audited financial statement as of December 31, 2005 of WeBo (the “Financial Statement”) has been prepared in accordance with the relevant statutory rules, the German General Accounting Principles and the principle of continuity (Grundsatz der Bilanzkontinuität). It represents a fair and true view of the assets (including equity and cash) and liabilities (Vermögenslage), financial condition (Finanzlage) and results of operation (Ertragslage) of WeBo as of December 31, 2005.

b)	To the best knowledge of Seller, adequate provisions (Wertberichtigungen oder Rückstellungen) have been built in the Financial Statement in accordance with the principles set out in Item (a) above to reflect all material risks known by WeBo as of the date of the approval of the Financial Statement (Feststellung der Bilanz).
3.	Real Estate
a)	Except as set forth in
Exhibit 6.3.b
hereto, neither WeBo nor the Subsidiaries (except Nadinion and Dorion) own any real estate as of Record Date.
b)	The excerpts from the land register (Grundbuchauszüge) attached hereto as
Exhibit 6.3.b
reflect a true view for the respective real estate. Prior to the signing hereof, Purchaser had sufficient opportunity to inspect the construction obligation register (Baulastenverzeichnis) for the real estate listed in
Exhibit 6.3.b
Accordingly, Seller will not be liable to Purchaser for any such construction obligation.
Final Version July 31, 2006

c)	Exhibit 11.1.b.
contains all lease agreements with regard to real estate leased by WeBo required to carry out its future business in the WeBo Target State as of Record Date.
d)	Seller guarantees the book value of EUR 414,000.00 of the asset more fully described in Exhibit 6.3.b and Seller will pay to WeBo such amount less the associated cash deposit of EUR 260,000.00 and, in the event of a sale of such asset, the net (after deduction of all costs reasonably incurred) sales proceeds of the asset. The Parties shall cause WeBo, to the extent legally possible, to sell the asset without delay, at the latest by December 31, 2007.
4.	Other Assets
a)	As of Record Date, WeBo is the economic owner of all assets required to carry out its future business in the WeBo Target State (hereinafter the “Remaining Assets”) as of the date hereof in all material respects or is entitled to use such assets.

b)	Except as set forth in
Exhibit 6.4.b
hereto all tangible Remaining Assets are free of any security interests (Sicherungsrechte) of third persons; this does not apply for:
•	customary security transfers (Sicherungsübereignung) or retentions of title (Eigentumsvorbehalte) for liabilities of WeBo;

•	security interests of any kind for the benefit of banks or other creditors of WeBo securing financial liabilities (Finanzverbindlichkeiten) of WeBo;

•	statutory pledges, other security transfers or encumbrances;

•	security transfers to fiscal authorities, other public authorities or public institutions; or

•	security transfers or other encumbrances that do not materially restrict WeBo to carry on its business as it is carried out today.
Final Version July 31, 2006

5.	Subsidiaries in Liquidation

As to those Subsidiaries currently in liquidation (as listed in Exhibit P.2 and marked by the added “i.L.”) the overall net liquidation proceeds (NettoGesamtliquidationserlöse) will equal the overall book value of such Subsidiaries currently in liquidation as shown in the Financial Statement and in the Record Date Balance Sheet, provided that the liquidation costs actually arising after Closing do not exceed reasonable customary costs and are in line with the previous cost spending. Furthermore, Purchaser shall inform Seller immediately if it is foreseeable that the overall liquidation costs exceed an amount of EUR 30,000.00. The Parties shall in that event coordinate with WeBo and the respective Subsidiary in liquidation how to further proceed. Seller is granted a right of last decision in this regard.
6.	Intellectual Property Rights / IT
a)	To the best knowledge of Seller,
Exhibit 6.6.a
contains a complete list of all intellectual property rights, copyrights and patents owned by WeBo, or, which WeBo is legally entitled to use as well as IT license agreements, except for customary IT licenses. The IT systems remaining with WeBo enable WeBo to continue to be operational in the WeBo Target State.
b)	Except as set forth in
Exhibit 6.6.b,
none of the rights listed in Exhibit 6.6.a owned by WeBo is subject to a judicial decree (gerichtliche Entscheidung) or challenge by any third person nor does any of the rights listed in Exhibit 6.6.a materially violate any intellectual property right owned by a third person.
Final Version July 31, 2006

7.	Material Contracts

Except as set forth in
Exhibit 6.7
and notwithstanding subsequent subpara. 15 (c), there are no contracts between WeBo on the one hand and any third person (outside of WeBo Group) on the other hand which, as of the Record Date,
•	have a residual contract value (Restvertragswert) in excess of EUR 100,000.00 per contract and year; and

•	either have a residual term (Restlaufzeit) exceeding twelve months or cannot be terminated by WeBo by giving notice of less than twelve months;

•	except for any contracts for financing WeBo Group or customers of WeBo Group whether by loan, factoring or any other form of financing.
The Parties agree that the contract between WeBo and Bankverlag shall not form part of Exhibit 6.7 in its complete form but as an excerpt for reference purposes only.
8.	Labour Relations
a)	Exhibit 6.8.a

contains a complete and correct list of all employees of WeBo including personnel number, position, annual gross income and duration of employment (Betriebszugehörigkeit).
Exhibit 6.8.b
contains a complete and correct list of all collective bargaining agreements (Tarifverträge) and shop agreements (Betriebsvereinbarung) binding WeBo.
b)	WeBo complies with the regulations of the collective bargaining agreements and shop agreements listed in Exhibit 6.8.b in all material respects.

c)	Exhibit 6.8.a
Final Version July 31, 2006

contains a complete and correct overview of all pension obligations towards present employees of WeBo which have not been fulfilled completely as of the date hereof.
9.	Compliance with Law
a)	Except as set forth in
Exhibit 6.9.a,
WeBo is not party to a judicial proceeding (Rechtsstreit) or arbitration (Schiedsgerichtsverfahren) in each case concerning an amount in dispute (Streitwert) exceeding EUR 10,000.00.
b)	No administrative or criminal proceedings are pending against WeBo.

c)	WeBo has all governmental permits and authorisations (such as, in particular, the banking licence) materially required to carry on its business as carried out as of the date hereof.
10.	Insurance
Exhibit 6.10
contains a list of material insurance contracts carried for WeBo. These contracts have not been terminated by either party until signing hereof. With effect as of the Closing Date, Purchaser shall be responsible for adequate and sufficient insurance coverage for WeBo. Purchaser is aware of his responsibility for adequate and sufficient insurance coverage for WeBo with effect as of the Closing Date. He is further aware that, as of the Closing Date, WeBo Group and its directors, officers and employees will not be covered by a D&O liability insurance.
11.	Taxes and Social Contributions

For all tax periods (Veranlagungs- und Erhebungszeiträume) ending on, or prior to, December 31, 2005, WeBo has timely filed all tax returns (Steuererklärungen) referring to Taxes as defined in subsequent Section 9 Item 1 and all such Tax returns are correct and complete in all respects. The claims and elections (Wahlrechte) that have been made by WeBo prior to the date hereof are valid and have been made within the statutory time limits and none of the
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claims or elections are in dispute or will be withdrawn. There is no action, dispute, claim, investigation or assessment pending concerning any Tax liability of WeBo relating to the time prior to Signing. For all Tax periods, adequate provisions for unpaid Taxes, interest thereof, Tax penalties or other mandatory social contributions under German law were made.
12.	Environmental Issues

The real estate listed in
Exhibit 6.3.b
is free of any environmental losses (Altlasten) within the meaning of the Federal Soil Protection Act (Bundesbodenschutzgesetz), which would lead to any obligation for WeBo to remediate, investigate or protect such real estate, except for environmental losses for which adequate provisions have been built in the Financial Statement or for which WeBo Group carries sufficient insurance coverage as of the date hereof or for which as of the date hereof it cannot reasonably be anticipated that the competent authority will decree an investigation or remediation for the respective piece of real estate. In the event that environmental losses should be discovered during the warranty period (Section 8 Item 5), each the Purchaser as well as the Seller shall have the unconditional and irrevocable option to transfer such real estate to Seller at the respective book-value shown in the Effective Record Date Balance Sheet minus the amount of related provisions WeBo can dissolve due to such transfer.
13.	Conduct of Business since January 1, 2006

From January 1, 2006 until the date hereof, WeBo has conducted its business in the ordinary course and consistent with past practice, except as required for the completion of the Former Divestments and the establishing of the WeBo Target State.

14.	Best Knowledge

To the extent that one of the guarantees above is qualified by the knowledge of Seller, Seller shall only be liable, if, and to the extent that, the persons listed in
Exhibit 6.14
personally have positive knowledge that the statement contained in the respective guarantee is incorrect or misleading. Seller confirms due inquiry of these persons.
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15.	Other Guarantees

Purchaser agrees to accept the Sold Shares and the business of WeBo in the condition they are in on the Closing Date, provided that WeBo Target State has been achieved essentially until the Closing Date, based on Purchaser’s own investigations and research and, notwithstanding Seller’s guarantees expressly contained herein, without any reliance upon any other express or implied representations, warranties or guarantees of any nature made by, or on behalf of, or imputed to, Seller. Without limiting the generality of the foregoing, Purchaser acknowledges that Seller makes no representations, warranties or guarantees with respect to
a)	any projections, forward looking statements or estimates which have been delivered or made available to Purchaser of future income or business or operations of WeBo including all individual aspects of such projections, forward looking statements or estimates;

b)	any other information or documents made available to Purchaser, its representatives or advisors with regard to WeBo, except for information expressly contained herein or the exhibits hereto;

c)	WeBo’s non-performing loan portfolio; the Parties agree that risks and chances of WeBo’s non-performing loan portfolios shall be on the Purchaser’s side with economic effect as of January 1, 2006, so that later developments shall not influence the Net Equity Calculation.

d)	The Parties further agree that the engagements listed in
Exhibit 6.15.d
do not fall within the meaning of WeBo’s non-performing loan portfolio, since they have been spun off pursuant to the Spin-off Contract. As soon as practicable after the Signing of this Agreement, WeBo and Seller shall enter into a servicing agreement regarding such engagements. The main terms and conditions of such servicing agreement are listed in the Term Sheet attached hereto as
Exhibit 6.15.d.
Seller hereby grants to WeBo a right of first refusal pursuant to Section 463 at. seq. German Civil Code with regard to such engagements.
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Section 7
Guarantees of Crown and Purchaser
Subject to the rules set forth in Section 8 below, Crown and Purchaser guarantee to Seller in the substance of an independent guarantee (selbstständiges Garantieversprechen) in accordance with Section 311 of the German Civil Code that the following statements are correct as of the date hereof:
1.	Corporate Organisation
a)	Purchaser is a corporation duly organised and validly existing under Dutch laws. Crown is a corporation duly organised and validly existing under Delaware laws.

b)	The statement in Item 5 of the Preamble hereto is correct.
2.	Authorisations
a)	The execution hereof and the consummation of the transactions contemplated herein are within Crown’s as well as Purchaser’s corporate powers and, as of the date hereof, have been duly authorised by all corporate actions required on the part of Crown and Purchaser.

b)	Other than in respect of the obtaining of the clearances contemplated as Closing Conditions, no application or filing with, or consent, or authorisation, or exemption by any governmental or other public body or authority, whether German or foreign, is required of Crown or Purchaser in connection with this Agreement or any transaction contemplated herein.

c)	Neither Crown nor Purchaser is aware of any facts which could give rise to the conclusion that the German Federal Agency for Supervision of Financial Services or any other competent authority would not approve of this Agreement or any transaction contemplated herein.
Section 8
Remedies
1.	To the extent that any statement contained in the guarantees made by Seller pursuant to Section 6 hereof is untrue or incorrect, Seller shall, subject to the rules set forth in this Section 8, be liable towards Purchaser or, at the election of
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Purchaser; to Crown or WeBo, exclusively for the compensation, in cash, respectively in kind (Kompensation), of damages of Purchaser directly (i.e. excluding consequential damages or lost profits) resulting from such statement being untrue or incorrect (such damages each hereinafter also a “Damage” and together the “Damages”).
a)	The Parties agree that Seller shall not be liable towards Purchaser with regard to those assets or liabilities which are the subject matter of the Spin-off Contract

b)	In the event that the transfer of an asset or of a liability being the subject matter of the Spin-off Contract should require the consent of a third party and such consent cannot be obtained until Record Date, the Parties will jointly cooperate and, to the extent legally possible, cause WeBo to cooperate in obtaining such consent to the extent economically reasonable. If such consent cannot be obtained the Parties shall treat each other as if the respective asset or liability would have been transferred with economic effect as of the Effective Date.
2.	Seller shall not be liable towards Purchaser to the extent that Purchaser or WeBo Group obtain any advantages or benefits as a consequence of, or in connection with, the matter giving rise to the Damage. Without limiting the generality of the forgoing, this shall apply to the extent that a Damage is deductible or allowable for tax purposes or with respect to any other tax benefit or advantage of Purchaser or WeBo Group resulting from, or in connection with, the matter giving rise to the Damage, irrespective of whether the tax benefit or advantage affects former, current or future tax periods.

3.	Furthermore, Seller shall not be liable towards Purchaser or Crown for any Damage to the extent that
a)	such Damage is incurred by Purchaser or Crown or WeBo Group as a consequence of, or in connection with, changes of, or amendments to, the applicable laws, ordinances, tax rates, administrative regulations, guidelines or practices or any other binding regulations coming into force after the date hereof;

b)	Purchaser or Crown, its directors, officers, representatives or advisors know that the respective statement of Seller was untrue or incorrect;

c)	the matter giving rise to the Damage occurs after the signing of this Agreement on request, or with the consent, of Purchaser or Crown;
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d)	Purchaser or Crown or WeBo Group actually recover the Damage from any other third person, specifically including, but not limited to, an insurance carrier, in which case Seller shall, however, indemnify Purchaser or Crown or WeBo Group from any reasonably legal costs arising from the enforcement of such claim, which are not refundable from other sources, as well as any deductible payment (Selbstbehalt), if any. Purchaser or Crown or WeBo Group will use their best efforts to collect the Damage from any third person and, upon request by Seller, will provide Seller with evidence of such best efforts.

e)	the matter giving rise to the Damage is provisioned (Rückstellung) in the Financial Statement or the Effective Record Date Balance Sheet;

f)	the Financial Statement or the Effective Record Date Balance Sheet otherwise contain provisions (Rückstellungen) which can be written back;

g)	Purchaser or Crown or WeBo Group receive (prior to the date Seller acknowledges the Damage vis-à-vis Purchaser or Crown or Purchaser or Crown institutes judicial proceedings against Seller to recover the Damage) payments in excess of the book value against accounts receivable that have been written down in the Financial Statement or the Effective Record Date Balance Sheet; however, the Parties agree that this does not apply as to payments pertaining the WeBo’s non-performing loan portfolio.

h)	Purchaser or Crown is entitled to be indemnified by Seller pursuant to Section 9 below.
4.	Seller shall only be liable towards Purchaser to the extent Purchaser’s aggregate Damages are in excess of an exempt amount (Freibetrag) of EUR 250,000.00 (hereinafter also the “Exempt Amount”), provided that for calculating the Exempt Amount only individual Damages exceeding EUR 25,000.00 shall be taken into account. The Seller shall be liable for Damages only for the amounts above the Exempt Amounts. In no event, however, shall Seller be liable for any Damages exceeding the amount of the Net Equity as stated in the Effective Net Equity Calculation.

5.	All claims of Purchaser arising out of, or in connection with, a breach of a guarantee made by Seller pursuant to Section 6 hereof shall prescribe (unterliegen einer Ausschlussfrisf) by January 31, 2008, except for claims arising out
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of a breach of the guarantees contained in Section 6.1 litt. a through d hereof which shall prescribe within four years from the Closing Date.

6.	Purchaser shall be entitled to recover compensation for any Damages from Seller if, and to the extent that, as soon as practical after Purchaser receives knowledge of facts or circumstances, from which it can be derived that a statement by Seller contained in one of the guarantees pursuant to Section 6 above is untrue or incorrect, Purchaser gives written notice to Seller of the breach of the respective guarantee stating, as precisely as possible, (i) such facts or circumstances and (ii) an estimate of the Damage anticipated and (iii) that Seller is entitled to establish the situation that it has guaranteed (Naturalrestitution) within a reasonable period of time, which shall be a minimum of two and a maximum of six months. Knowledge of Purchaser as is relevant for this Section 8 Item 6 shall depend on the knowledge of persons listed in
Exhibit 8.6.
7.	In the event that a third person, including, but not limited, fiscal and other administrative authorities, asserts, alleges, or purports to have, a claim against Purchaser or WeBo Group which could lead to a Damage (hereinafter the “Third Person Claim"), Purchaser shall immediately notify Seller in writing hereof.
a)	Purchaser and/or Crown shall then within a reasonable period of time be entitled to request Seller to take over the defence against the Third Person Claim (hereinafter also the “Defence Request”). However, in any case, the Defence Request shall be made so promptly that the prospects for a successful defence are not jeopardised. If Purchaser does not timely inform Seller of the Third Person Claim, Seller may refuse the Defence Request if and to the extent that a successful defence is in fact jeopardised. Purchaser and/or Crown will compensate Seller for the Damage directly caused by the fact that information was not provided in time.

b)	Without undue delay upon the receipt of the Defence Request, Seller shall declare to Purchaser if, and to which extent, it is willing to take over and organise the defence against the Third Person Claim (hereinafter also the “Defence Notice”).

c)	To the extent Seller does not issue the Defence Notice in accordance with lit. b above, Purchaser shall then be entitled to take over and organise the defence against the Third Person Claim in its own discretion. Seller shall be bound by the outcome of such defence with regard to any Damage of
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Purchaser or WeBo Group resulting from the respective Third Person Claim.

d)	To the extent Seller does issue the Defence Notice in accordance with lit. b above, Seller shall be entitled to take over and organise the defence against the Third Person Claim in its own discretion. Purchaser shall, and shall cause WeBo Group to, give Seller the opportunity to effectively defend Purchaser or WeBo Group against the Third Person Claim. Purchaser shall, and shall cause WeBo Group to, cooperate with Seller in good faith, give access to Seller and its representatives, including, but not limited to, Seller’s advisors, to all relevant corporate books and records and all other documents as well as Purchaser’s and WeBo Group’s board members, managing directors or other staff members. Seller shall be entitled to participate in and supervise any written or oral correspondence, negotiations or court or other hearings of any concern to the Third Person Claim and to retain legal, tax or other advisors for Purchaser or WeBo Group. Seller may request Purchaser or WeBo Group to settle the Third Person Claim or otherwise institute formal proceedings. In this regard, Purchaser shall, and shall cause WeBo Group to, follow any instructions by Seller. In no event are Purchaser or WeBo Group entitled to acknowledge or settle the Third Person Claim without the prior written consent of Seller. Purchaser shall instruct WeBo Group accordingly. In case Purchaser does not comply with its obligations under this lit. d, Purchaser forgoes any claims for Damages resulting from, or in connection with, the Third Person Claim, unless the legal position of Purchaser or WeBo Group has not been detrimentally affected by Purchaser’s misconduct. Section 6 Item 7 (c) sentence 2 hereof shall apply accordingly.
8.	Section 254 of the German Civil Code shall apply accordingly.

9.	The contractual remedy as set forth in this Section 8 shall be the exclusive remedy available for Purchaser with respect to the breach of any guarantee pursuant to Section 6 hereof. Statutory rights Purchaser might otherwise have including, but not limited to, claims for specific performance (Nacherfüllung), rights of avoidance (Anfechtungsrechte), including the avoidance for lack of substantial qualities (Fehlen verkehrswesentlicher Eigenschaften), any rescission, termination or other adjustment rights, including such for lack of substantial elements (Störung der Geschäftsgrundlage) are explicitly excluded.
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10.	Purchaser abandons and waives any known or unknown rights of any nature (contractual, quasi-contractual, tortious or other kind of rights and claims, including, but not limited to, statutory warranties, avoidance, termination and rescission rights) it might have out of, or in connection with, this Agreement in addition to the remedies set forth in this Section 8, unless they are specifically provided for in this Agreement.

11.	The foregoing item 9 and item 10 shall not apply in case of wilful or grossly negligent misconduct of Seller.
Section 9
Tax Indemnification
1.	Seller shall indemnify WeBo Group from all liabilities for taxes or ancillary contributions (steuerliche Nebenleistungen) within the meaning of Section 3 of the German General Tax Code (Abgabenordnung) or mandatory social security contributions (Sozialversicherungsbeiträge) levied upon WeBo Group on or after the Effective Date if, and to the extent that, such liability results from tax relevant facts that have occurred prior to the Effective Date (hereinafter also “Taxes”).
2.	Any payment under Item 1 above shall become due within ten banking days upon presentation of a final binding fiscal determination (endgültig bestands- kraftiger Festsetzungsbescheid) or a comparable decision of the respective competent authority unless, however, payment of the respective liability has been deferred by the competent authority or the competent authority has suspended the enforcement (Aussetzung der Vollziehung) of such liability or Seller or WeBo Group have failed to correctly file an application for deferred payment or suspension of enforcement.
3.	Seller shall not be liable towards Purchaser and/or Crown for the indemnification for any Taxes to the extent that Purchaser or WeBo Group obtain any advantages or benefits as a consequence of, or in connection with, the matter giving rise to the liability of Seller under this Section 9. Without limiting the generality of the forgoing, this shall apply to the extent that the respective Tax liability is deductible or allowable for tax purposes or with respect to any other tax benefit or advantage of Purchaser or WeBo Group resulting from, or in con nection with, the matter giving rise to the Tax liability, irrespective of whether the tax benefit or advantage affects former, current or future tax periods. This is
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valid in particular with respect to, but not limited to, timing differences (Phasen-verschiebungen) which lead to tax reductions in subsequent years.

4.	Furthermore, Seller shall not be liable towards Purchaser and/or Crown for any Taxes to the extent that
a)	such Taxes are levied upon Purchaser or WeBo Group as a consequence of, or in connection with, changes of, or amendments to, the applicable laws, ordinances, tax rates, administrative regulations, guidelines or practices or any other binding regulations coming into force after the Effective Date;

b)	the matter giving rise to the Taxes occurs after the execution of this Agreement on request, or with the consent, of Purchaser;

c)	Purchaser or WeBo Group have any claim for repayment or indemnification against a third person for the respective Tax;

d)	the Taxes or the matter giving rise to the Taxes are reflected in the Financial Statement or the Effective Record Date Balance Sheet or the financial statements of the Subsidiaries for the fiscal year ending December 31, 2005, e.g. by provisions;

e)	the Financial Statement or the Effective Record Date Balance Sheet or the financial statements of the Subsidiaries for the fiscal year ending December 31, 2005 contain provisions (Rückstellungen) which can be dissolved;

f)	Seller or WeBo Group receive, prior to the date Seller acknowledges its liability under this Section 9 vis-a-vis Purchaser or Purchaser institutes judicial proceedings against Seller to recover, or receive indemnification for, the Taxes, payments in excess of the book value against accounts receivable that have been written down in the Financial Statement or the Effective Record Date Balance Sheet or the financial statements of the Subsidiaries for the fiscal year ending December 31, 2005;

g)	the Taxes are assessed by the competent authority or otherwise paid by Seller or WeBo Group as a result of, or in connection with, a tax disadvantage (steuerlicher Mehraufwand) based upon the findings (Fest- stellungen) of the current or any future tax audit (Betriebsprüfung) affecting time periods ending on the Record Date to the extent that such
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findings taken into account increase, or would increase, WeBo’s Net Equity.
5.	Purchaser shall pay to Seller any refunds Purchaser or WeBo Group receive on taxes or other contributions covered by Item 1 above if, and to the extent that, such refund results from tax relevant facts that have occurred prior to the Effective Date unless, however, such refund has been provided for in the Financial Statement or the Effective Record Date Balance Sheet or the financial statements of the Subsidiaries for the fiscal year ending December 31, 2005 Purchaser shall also pay to Seller an amount equal to any unused tax provision contained in the Financial Statement or the Effective Record Date Balance Sheet or the financial statements of the Subsidiaries for the fiscal year ending December 31, 2005 that may be dissolved in accordance with a binding finding of a competent fiscal or other authority.
6.	With respect to Seller’s responsibility for taxes or other contributions covered by this Section 9 prior to the Effective Date, Purchaser shall, and shall cause WeBo Group to, prepare and file all tax returns required with regard to all time periods ending on, or prior to, the Effective Date. These tax returns shall be furnished to Seller not later than 30 banking days prior to the due date of the tax filing for review and approval by Seller. All notices, calculations, books and records necessary or useful in connection with these tax returns shall be made available to Seller. Notwithstanding the provisions contained in Item 8 below, Purchaser shall immediately keep Seller informed as to any issue relating to taxes or other contributions covered by this Section 9 which could reasonably have a bearing on Seller’s obligations or liabilities under this Agreement. Seller shall bear its own costs triggered under this Item 6.
7.	Purchaser shall immediately inform Seller of any (intended) tax audit covering or affecting time periods ending on, or prior to the Effective Date, or affecting Seller’s obligations or liabilities under this Section 9 and shall allow Seller and its advisors to participate in all correspondence and discussions with the fiscal authorities.
8.	In the event any dispute between the competent authorities and Purchaser or WeBo Group arises which could affect any obligation of Seller under this Section 9, the procedure set forth in Section 8.7 shall apply mutatis mutandis.
9.	If and to the extent to which existing tax loss carryforwards (corporation tax and trade tax) of WeBo, which were generated before Effective Date, can be used by
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WeBo (by offsetting future profits of WeBo against the tax loss carryforwards), the following shall apply:
•	Regarding the first 10 million Euro of the future tax benefit arising from the use of the tax loss carryforwards after Closing Date (hereinafter the “Future Benefit”) Purchaser shall pay to Seller 70% of the Future Benefit.

•	Regarding any additional Future Benefit exceeding the 10 million Euro threshold Purchaser shall pay to Seller 50% of the Future Benefit.

•	The payment of the Future Benefit shall become due within ten banking days upon presentation of a final fiscal binding tax assess ment (endgültig bestandskräftiger Steuerbescheid), which constitutes the Future Benefit.
As far as the tax loss carryforwards of WeBo increase after Effective Date, it is assumed that first the tax loss carryforwards which are generated after Effective Date will be used by Webo.

10.	Purchaser shall immediately inform Seller if and to the extent to which the existing tax loss carryforwards are used by WeBo. Additionally the tax advisors of Purchaser or WeBo shall annually give a report to Seller if and to the extent to which the tax loss carryforwards were used. Seller has the right to get this verified by a tax advisor of his choice. The tax advisor only informs Seller of the result of the research and has otherwise the duty to keep confidential the tax/economic situation of WeBo. Seller shall bear its own costs caused pursuant to this Item 10.

11.	Claims of the Purchaser under this Section 9 shall become time barred upon expiration of a period of three months after the tax assessments (Steuer- bescheide) for the Relevant Assessment Period become final.
Section 10
Special Covenants and Indemnifications
1.	Subject to Closing and with effect as of the Closing Date, Purchaser shall indemnify Seller from all obligations and liabilities towards WeBo Group or its creditors arising out of, or in connection with, the position of Seller as direct
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shareholder of WeBo or indirect shareholder of the Subsidiaries, including, but not limited to, obligations and liabilities of Seller arising out of, or in connection with, statutory, contractual, organisational or other rules concerning capital contribution or maintenance (Kapitalaufbringung oder -erhaltung) or assumption of co-liability of Seller for WeBo Group’s liabilities, including, but not limited to, any comfort letters issued by Seller. However, Purchaser shall not be liable under this Item 1 towards Seller to the extent that the respective obligation or liability of Seller results from facts which give rise to a liability of Seller towards Purchaser under Section 6 in connection with Section 8 or under Section 9 hereof.

2.	Seller shall indemnify WeBo from any claim for breach of representations and warranties as well as from any indemnification obligation arising out of the Former Divestments (as defined in Preamble, Item 3). In particular, Seller shall indemnify and hold WeBo harmless with regard to any obligations of WeBo resulting from the spin-off contract with Fortis (Asset Management) and Merck Finck (Private Banking), as listed in Annex 2 (d) of the Heads of Terms, attached hereto as
Exhibit 10.2
Seller hereby confirms that such listing is complete and accurate. After Closing Date, Purchaser shall, to the extent legally possible and in accordance with the requests of Seller, cause WeBo to take all reasonable steps aiming at the successful defence against any claim resulting from Former Divestments if Seller is prepared to reimburse WeBo any additional costs arising from such steps. Purchaser shall immediately inform Seller and, to the extent legally possible, cause WeBo to immediately inform Seller, in writing of any assertion or preparation or announcement of a possible assertion of a claim resulting from Former Divestments as well as any other event directly or indirectly connected with claims resulting from Former Divestment.

3.	WeBo might be entitled to damages against certain former members of the managing board (Vorstand) of WeBo in connection with the product “cash- Premium”. These claims are not activated in the books of WeBo Group, but might be recoverable due to a D&O liability insurance policy in place between Seller on the one hand and Bayerische Versicherungsbank AG and Allianz Versicherungs-AG (hereinafter together also “Allianz”) on the other hand (these potential claims hereinafter also the “D&O Claims”). Seller and Allianz are currently in dispute with regard to the applicability of the insurance coverage and the scope of the D&O Claims. Pursuant to the principles as set forth in
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Section 2.la above, the D&O Claims may not be activated in the Preliminary, Reviewed or Effective Record Date Balance Sheet. As a consequence thereof, the D&O Claims will not be taken into account in the calculation of the Effective Purchase Price. Therefore, in case that Purchaser or WeBo Group are entitled to any amount actually paid out of, or in connection with, the D&O Claims, Seller shall be entitled to a payment in such amount from Purchaser or Crown (net of costs incurred by Purchaser or WeBo Group for the pursuit of the D&O Claims). After Closing Date, Purchaser or Crown shall, to the extent legally possible and in accordance with the requests of Seller, cause WeBo to take all reasonable steps aiming at the successful assertion of the D&O Claims, if Seller is prepared to reimburse WeBo for any additional costs arising from such steps. Purchaser or Crown shall immediately inform Seller and, to the extent legally possible, cause WeBo to immediately inform Seller, in writing of any payment out of, or in connection with, the D&O Claims as well as any other event directly or indirectly connected with the D&O Claims.
4.	From the date hereof until Closing Date, Seller shall ensure, to the extent legally possible, that WeBo conducts its business in the ordinary course and consistent with past practice, if not amended due to the completion of the Former Divestments as well as establishing the WeBo Target State, unless otherwise contemplated in this Agreement or requested by, or in explicit consent with, Purchaser.
5.	Purchaser is aware that WeBo’s membership in the ATM network called “Cash Group” will terminate as of the Closing Date.
6.	The Parties shall, and shall ensure that WeBo Group, use their best efforts that all documents and other instruments are executed and all actions are taken in a timely manner to allow the consummation of this Agreement and of the transactions contemplated herein and to give effect to the purposes of this Agreement.
7.	If any change as to the statements made in Section 6 comes to the knowledge of Seller between Record Date and Closing Date, Seller shall inform Purchaser accordingly.
8.	As a member of a consortium of banks, WeBo is affected by a litigation matter commenced by the Bundesanstalt fur vereinigungsbedingte Sonderaufgaben (BvS) against the leader of the consortium. BvS claims damages for fraud and misrepresentation in an amount of EUR 24,000,000.00 in connection with the engagement Pilz. No provisions were made by WeBo with regard to this
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litigation matter or further claims resulting from the engagement Pilz. Seller agrees to indemnify and hold WeBo harmless with regard to any obligations of WeBo resulting from such litigation matter and any further potential claims of the guarantor (Bayerische Landesanstalt fur Aufbaufinanzierung) including reasonable legal cost and expenses. Seller’s obligation to indemnify WeBo from all such obligations of the engagement Pilz shall end six months after a binding judgement in the lititation matter BvS versus the leader of the consortium has been rendered. After Closing Date, Purchaser and Crown shall, to the extent legally possible and in accordance with the requests of the Seller, cause WeBo to take all reasonable steps aiming at a successful defence against such claims, if Seller is prepared to reimburse WeBo for any additional costs arising from such requests by Seller. Purchaser is aware that Seller is a member of the consortium of banks involved in such dispute and that WeBo has granted unrestricted and irrevocable power of attorney to Seller to enter into a settlement agreement with BvS and the guarantor with regard to the above-mentioned damage claims also on behalf of WeBo.

9.	Seller also agrees to indemnify and hold WeBo harmless with regard to a potential claim of Deutsche Bank AG raised against WeBo in an amount of EUR 250,000.00, based on a guarantee allegedly issued by WeBo. No provisions were made by WeBo with regard to such guarantee. After Closing Date, Purchaser or Crown shall, to the extent legally possible, inform Seller of any ongoing development and, in accordance with the requests of Seller, cause WeBo to take all reasonable steps aiming at the successful defense of any related claim, if Seller is prepared to reimburse WeBo for any additional costs arising from such steps.

10.	Seller agrees to indemnify and hold WeBo harmless with regard to all claims against WeBo resulting from the labour law dispute Stappert, requesting pension and bonus payments.
11.	Seller agrees to indemnify and hold WeBo harmless with regard to all claims against WeBo raised by customers in connection with two real estate projects, BVT Eschborn and BVT Mainzer Landstraße, over and above the provisions made by WeBo in the Effective Record Date Balance Sheet ( EUR 400,000.00 as of December 31, 2005). Purchaser shall cause WeBo to the extent legally possible to continue tomitigate this matter. As of July 31, 2007,,any amounts remaining of the related provisions as shown in the Effective Record Date Balance Sheet made by WeBo shall be due to Seller. After Closing Date, Purchaser or Crown shall, to the extent legally possible, inform Seller of any ongoing development and, in accordance with the requests of Seller, cause
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WeBo to take all reasonable steps aiming at the successful defense of any related claim, if Seller is prepared to reimburse WeBo for any additional costs arising from such steps.
12.	The Parties understand that, pursuant to para. 133 German Transformation Act, WeBo and Seller are jointly and severally liable for WeBo’s obligations incurred before the date on which the spin-off takes effect. The Seller agrees to indemnify and hold harmless WeBo with regard to all assets and liabilities which were transferred to the Seller in accordance with the Spin-off Contract. Conversely, Purchaser shall cause WeBo — to the extent legally possible — to grant such indemnification towards Seller. Furthermore, Purchaser and Crown shall also indemnify and hold harmless the Seller with regard to those assets and liabilities which remain with WeBo.
Section 11
Real Estate
1.	Dorion GmbH & Co. KG, München (hereinafter “Dorion”) is the owner of the real estate Huestraße 17-19 and 21-25 in 44787 Bochum (hereinafter “Real Estate Bochum”). Until July 19, 2006,WeBo was the lessee of the Real Estate Bochum. On that date WeBo, Dorion and Argentaurus Immobilien- Vermietungs- und Verwaltungs GmbH, Munchen (hereinafter “Argentaurus”) entered into a three-party-agreement whereby the lease agreement between Dorion and WeBo was cancelled and a new lease agreement was concluded between Dorion and Argentaurus with legal effect as of July 1, 2006. In consideration thereof, WeBo paid to Argentaurus an amount of EUR 11,000,000.00. A copy of such three-party-agreement is attached hereto as
Exhibit ll.l.a.
Furthermore, Argentaurus and WeBo entered into a sub-lease agreement with regard to the Bochum Real Estate which is attached hereto as
Exhibit ll.l.b.
2.	WeBo has leased the premises Benratherstraße 12 in Düsseldorf (hereinafter “Real Estate Düsseldorf”) from Acis Verwaltungsgesellschaft mbH & Co. Immobilienvermietungs KG (hereinafter “Acis”). On July 19, 2006, WeBo entered into a sub-lease agreement with Argentaurus relating to the Real Estate Dusseldorf with legal effect as of July 1, 2006. In consideration thereof, WeBo agreed to pay to Argentaurus an amount of EUR 8,300,000.00. Starting July 1,
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2006, Argentaurus shall make the payment of the rent directly to Acis, inter alia, in view of the assignment to Acis of the rental claims arising out of the sub-lease agreement pursuant to the lease agreement between Acis and Webo. The sublease agreement is attached hereto as
Exhibit 11.2.
If the sub-lease agreement will not become effective, the Parties agree to achieve an economically comparable solution in particular taking into account Seller’s interest in receiving the above mentioned amount of EUR 8,300,000.00. This shall, in particular, apply as regards the preemptive right (“Ankaufsrecht”) pursuant to the annex of Exhibit 11.2 to be transferred — as a condition precedent — to Argentaurus according to section 4.2 of the sub-lease agreement. However, Seller or, after Closing Date, Purchaser and Crown shall cause WeBo, to the extent legally possible, to use its best efforts to fulfill the pre-conditions pursuant to section 4 of the sublease agreement.

Seller will cause Argentaurus to deposit an amount of EUR 7,000,000.00 into an escrow account by July 31, 2007. Such escrow account shall be opened with Seller and shall secure by way of pledge (with the exception of interest due) Argentaurus’ rental obligation vis-a-vis its sublessor WeBo due under the sublease agreement. Argentaurus shall be authorized to dispose on any funds deposited in such escrow account in accordance with a payment schedule to be agreed upon. Such payment schedule shall provide that the last rental payments being due under the sub-lease agreement with WeBo (calculated from the termination of the sublease agreement with WeBo backwards) can be made out of the escrow account. The Parties agree that any funds deposited in such escrow account shall be released if Acis agrees to transfer the main lease contract from WeBo to Argentaurus.

In the event that Argentaurus will not deposit EUR 7,000,000.00 into the escrow account by July 31, 2007, Seller agrees to take over the respective obligation of Argentaurus.

3.	Seller irrevocably and unconditionally offers to WeBo to enter, or to cause a company affiliated with the Seller within the meaning of Section 16 German Stock Corporation Act to enter into a purchase and transfer agreement regarding WeBo’s entire limited partner’s interest in Nadinion GmbH & Co. KG (hereinafter “Nadinion”) in the nominal amount of EUR 25,000.00 (hereinafter the “Put-Option”). The Put-Option can be exercised by WeBo only after July 5,
Final Version July 31, 2006

2009 and only for a subsequent period of six months by written notice to the Seller.
4.	The purchase price for WeBo’s entire limited partner’s interest in Nadinion shall amount to its book-value as stated in the Effective Record Date Balance Sheet.

5.	The Put-Option shall be subject to the following cumulative conditions:
a)	Nadinion continues to hold a 94% limited partner’s interest in Dorion in the amount of EUR 23,500.00.

b)	Dorion continues to be the owner of the Real Estate Bochum.

c)	Neither Nadinion nor Dorion operate beyond their current business activities. The Parties agree that no new investments shall be made and no new activities shall be entered into by Nadinion and/or Dorion or any subsidiary of these companies.
If changes in the current activities of Nadinion and/or Dorion appear to be necessary in order to avoid any disadvantages for such companies developing after signing of this agreement, the Parties will use their best efforts to come to a mutually beneficial solution reflecting the original intent of the Parties.
6.	The Parties agree that a possible sale of the Bochum Real Estate can be effected by Dorion without having to request for consent of Dorion’s shareholders meeting pursuant to Section 8 para. 4 of Dorion’s articles of association. If, however, such consent turns out to be necessary in order to effect a sale, the Parties further agree that the Purchaser shall, to the extent legally possible, cause WeBo and Nadinion to support such sale without any restriction. Furthermore, Seller or one of its affiliated companies may also, at any time, negotiate on a possible sale of Dorion and/or Nadinion on behalf of the respective shareholder. Purchaser will, to the extent legally possible, cause WeBo, Nadinion and Dorion to support such sale without any restriction as well. If a sale regarding the Bochum Real Estate or Dorion can be effected, Purchaser is entitled to exercise the Put-Option as soon as the change of ownership regarding the Bochum Real Estate or the limited partner’s interest in Dorion, respectively, is entered into the land register (Grundbuch). The Parties agree that Purchaser shall procure that neither WeBo nor any of the companies affiliated with WeBo shall effect a sale of the Bochum Real Estate, Nadinion and/or Dorion unilaterally without consent of the Seller.
Final Version July 31, 2006

Section 12
Miscellaneous
1.	All notices, requests and other communications hereunder shall be made in writing in the English language and delivered by hand, by courier or by telefax (provided that the telecopy is promptly confirmed in writing) to the person at the address set forth below, or such other address as may be designated by the respective Party to the other Party in the same manner:

to Seller:	Bayerische Hypo- und Vereinsbank AG,
Attn.: Holger Frank, Abt. CFS 3,
Am Tucherpark 14
80538 Munich
Germany

with a copy to:	Bayerische Hypo- und Vereinsbank AG, Attn.: Dr. Daniel Walden, Abt. RET 3, Prannerstraße 4 80333 Munich Germany

to Purchaser	Crown NorthCorp Inc.
Attn.: Ronald E. Roark
Crown House
Crown Street
Ipswich, Suffolk, IP1 3HS
United Kingdom

with a copy to:	Crown NorthCorp Inc. Attn.: Steve Brown 1251 Dublin Road Columbus, Ohio 43215 U.S.A.

Dr. Werner Tetiwa White & Case LLP Bockenheimer Landstr. 20 60323 Frankfurt am Main Germany
Final Version July 31, 2006

2.	No Party shall make any press release or similar public announcement with respect to this Agreement and shall keep confidential and not disclose to any third person the contents of this Agreement and any confidential information regarding the other Party disclosed to it in connection with this Agreement or its implementation, except as expressly agreed upon in writing with the other Party and except as may be required in order to comply with the requirements of any applicable laws, other rules and regulations of any stock exchange upon which the securities of one of the Parties or its respective parent companies are listed. However, in any case, the Parties shall not make any announcement without consulting the respective other Party in advance.

3.	With respect to taxes, costs and other charges, the following shall apply:
a)	All transfer taxes (including real estate transfer taxes), stamp duties, fees (including notarial fees, if any), registration duties or other charges in connection with any regulatory requirements (including merger control proceedings) and other charges and costs payable in connection with the execution of this Agreement and the implementation of the transactions contemplated herein shall be borne by Purchaser unless explicitly provided otherwise herein.

b)	Each Party shall pay its own expenses, including the costs of its advisors, incurred in connection with this Agreement.

c)	The costs of Seller’s Auditor for work done in connection with Section 2 shall be borne by Seller.
4.	This Agreement (including all Exhibits hereto) contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto, except for the confidentiality agreement dated January 21, 2005 / February 9, 2005 / July 31, 2006 and attached hereto as
Exhibit 12.4
which will remain in full force and effect.
5.	Any provision of this Agreement (including this Section 11.5) may be amended or waived only if such amendment or waiver is (i) by written instrument executed by each Party and explicitly refers to this Agreement or (ii) by notarised deed if required by law.
Final Version July 31, 2006

6.	a)	Except as expressly set forth in this Agreement, no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Party.

	b)	Crown herewith irrevocably assumes unconditional and unlimited liability for any and all obligations of the Purchaser arising out of or in connection with this Agreement.
7.	Neither this Agreement nor any provision contained in this Agreement is intended to confer any rights or remedies upon any person or entity other than the Parties.
8.	This Agreement shall be governed by, and construed in accordance with, the laws of Germany (excluding conflict of laws rules).
9.	Any dispute arising out of, or in connection with, this Agreement or the validity hereof shall be exclusively settled in the courts of Munich.
10.	Purchaser hereby appoints Dr. Werner Tetiwa, c/o White & Case LLP, Bockenheimer Landstraße 20, 60323 Frankfurt, Germany, as its agent for service of process (Zustellungsbevollmächtigter) for all legal proceedings including, but not limited to, any action for injunctive relief (einstweiliger Rechtsschutz) involving Purchaser arising out of or in connection with this Agreement. This appointment shall only terminate upon the appointment of another agent for service of process domiciled in Germany, provided that the agent for service of process is an lawyer admitted to the German Bar (in Deutschland zugelassener Rechtsanwalt) and this appointment has been notified to and approved in writing by Seller (which approval shall not be unreasonably withheld).
11.	Terms to which a German translation has been added shall be interpreted as having the meaning assigned to them by the German translation.
12.	The Exhibits to this Agreement are an integral part of this Agreement and any reference to this Agreement includes this Agreement and the Exhibits as a whole. The disclosure of any matter in this Agreement (including any Exhibit thereto) shall be deemed to be a disclosure for all purposes of this Agreement. The fact that the matter has been disclosed in an Exhibit shall not be used to construe the extent of the required disclosure (including any standard of materiality) pursuant to the relevant statement or other provisions of this Agreement.
Final Version July 31, 2006

13.	Should any provision of this Agreement, or any provision incorporated into this Agreement in the future, be or become invalid or unenforceable, the validity or enforceability of the other provisions of this Agreement shall not be affected thereby. The invalid or unenforceable provision shall be deemed to be substituted by a suitable and equitable provision which, to the extent legally permissible, comes as close as possible to the intent and purpose of the invalid or unenforceable provision. The same shall apply: (i) if the Parties have, unintentionally, failed to address a certain matter in this Agreement (Regelungslücke); in this case a suitable and equitable provision shall be deemed to have been agreed upon which comes as close as possible to what the Parties, in the light of the intent and purpose of this Agreement, would have agreed upon if they had considered the matter; or (ii) if any provision of this Agreement is invalid because of the scope of any time period or performance stipulated herein; in this case the time period or performance deemed to have been agreed upon is that which is legally permissible and comes as close as possible to the stipulated time period or performance.
14.	Tax Elections. In the event Purchaser and its successors desire to make certain U.S. tax elections, the Seller agrees to provide, at the expense of Purchaser, all reasonable assistance and promises not to unreasonably withhold consents to such elections. Each request will be provided by Purchaser to Seller in writing, describing the requested assistance and consents needed by Purchaser to perfect the U.S. tax election. Such elections that may be required from time to time by Purchaser include (i) Deemed Asset Sale Elections pursuant to Section 338 of the U.S. Internal Revenue Code, as amended (“IRC”) and (ii) Changes in Entity Classifications pursuant to Section 7701 of the IRC. Until Closing Date, Seller also agrees, at the expense of Purchaser, to cause WeBo, to the extent legally possible, to perform all administrative requirements necessary for perfecting the elections, such as causing WeBo to apply for U.S. taxpayer identification numbers in cases of entity classification elections. Purchaser shall indemnify Seller for any direct Damage (except Damage from lack of authority of a person to sign an election on behalf of the Seller or other action on behalf of the Seller) resulting from Seller’s compliance with Purchaser’s request pursuant to this Item 14.
15.	Without undue delay after the signing of this Agreement, Seller and WeBo shall enter into a service agreement according to which WeBo shall provide to Seller certain services to facilitate the safe conduct and integration of WeBo’s corporate client business after its Spin-Off to Seller and the wind-down of
Final Version July 31, 2006

certain banking activities previously carried out by WeBo (hereinafter the “Service Agreement”).

The Service Agreement shall in particular provide for the services described in
Exhibit 12.15
If further services turn out to be necessary or useful to Seller with regard to the continuation of the corporate client business or the wind-down of WeBo’s former banking activities, the Parties shall cause WeBo, to the extent legally possible, to use its reasonable commercial efforts to provide such services.

The Parties agree that the services specified in Exhibit 12.15 have been taken into account when determining the Purchase Price (as defined in Section 3 of this Agreement) and, thus, shall be provided by WeBo free of charge with exception of the costs resulting from the archiving of electronic data pertaining to WeBo’s corporate client business and WeBo’s former banking activities and other services for which provisions in the Pro-Forma Balance Sheet (“Schließungskosten IT”) amounting to EUR 1,732,000.00 have been built up in accordance with Exhibit 2.1.a. The Parties agree that, due to such provisioning, Seller is not obliged to any further payment towards WeBo as regards the costs of the aforementioned archiving of electronic data.

In order to reach the WeBo Target State, Seller will, also after Closing, cause its subsidiary HVB Verwa 5 GmbH & Co. Restrukturierungs KG, to the extent legally possible, to assist WeBo, if requested by WeBo, to wind down its former banking-activities. Such services shall also be provided free of charge since they have been taken into account when determining the Purchase Price and the account and valuation principles as laid down in
Exhibit 2.1.a.
16.	Crown and Purchaser undertake to ensure, to the extent legally possible, that WeBo meets its obligations pursuant to the non-compete clauses contained in the sale and purchase agreements relating to the sale of WeBo’s asset management business and private client business dated September 2/8, 2005 and December 31/January 2, 2006.
17.	Crown and Purchaser undertake to ensure — to the extent legally possible — that WeBo will not engage in those activities which were carved out from WeBo’s business due to the Spin-Off Contract and particular in WeBo’s previous
Final Version July 31, 2006

business segment corporate clients if and when such activities would result in a direct or indirect competition with Seller.

Crown and Purchaser are aware that Seller operates a bank branch on the premises referred to above as the Real Estate Bochum.

/s/ Mssrs. Holger Frank and Daniel Walden
Munich, this July 31, 2006	Authorized Signatory for Seller
Mssrs. Holger Frank and Daniel Walden

/s/ Mr. Ronald E. Roark
Munich, this July 31, 2006	Authorized Signatory for Crown
Mr. Ronald E. Roark

/s/ Mr Ronald E. Roark
Munich, this July 31, 2006	Authorized Signatory for Purchaser
Mr Ronald E. Roark and, additionally, Crown Westfalen LLC which is represented by Mr. Ronald E. Roark and Trust International Management which is represented by Sylvia Bark and Joep Hamers

Final Version July 31, 2006

List of Exhibits

Exhibit	Content
P2	List of Subsidiaries

P3	Pro-Forma Balance Sheet

P4	Spin-off Contract

P7	List of Definitions

2.1.a	Preliminary Record Date Balance Sheet

3.2	Bankgarantie

4.3.a	Closing Conditions Statement

4.3.c	Transfer Agreement

6.1.d	Excerpts of the Commercial Register

6.1.f.l	List of Articles, Affiliation Agreements, Shareholders Resolutions

6.1.f.2	List of Silent Partnerships

6.1.g	List of General Powers of Attorney

6.3. b	Excerpts from the Land Register

6.4.b	Security Interests

6.6.a	Intellectual Property Rights

6.6.b	Intellectual Property Rights Disputes

6.7	Material Contracts

6.8.a	List of Employees

6.8.b	Tariff and Shop Agreements

6.9.a	Judicial Proceedings and Disputes

6.10	Material Insurance Contracts

6.14	Persons Having Best Knowledge (Seller’s side)

6.15.d	Term Sheet and List of NPL Servicing

8.6	Persons Having Best Knowledge (Purchaser’s side)

10.2	List of Obligations of WeBo resulting from Spin-off Contracts

11.1.a	Three Party Agreement

11.1.b	Sublease Agreement Bochum

11.2	Sublease Agreement Düsseldorf

Final Version July 31, 2006

Exhibit	Content
12.4	Confidentiality Agreement

12.15	Term Sheet of General Service Agreement
Final Version July 31, 2006

EXHIBIT D

TRANSLATION
REPORT
on the
Audit
of the
Record Date Balance Sheet as of 30 June 2006,
the Income Statement for the Period from 1 January to 30 June 2006 and Net Equity Calculation as of 30 June 2006
of
Westfalenbank Aktiengesellschaft
Bochum
(Free translation of the original German audit report)

BDO Deutsche Warentreuhand Aktiengesellschaft Wirtschaftsprüfungsgesellschaft

- l -

- II -
APPENDICES

Record Date Balance Sheet as of 30 June 2006	Appendix I

Income Statement for the Period from 1 January 2006 to 30 June 2006	Appendix II

Net Equity Calculation as of 30 June 2006	Appendix III

Certificate	Appendix IV
Page 1 - 2

Classification and Explanatory Comments of All	Appendix V
Record Date Balance Sheet Items as of 30 June 2006	Page 1 - 14

Itemised Evidence of Loans to Customers (NPL)	Appendix VI
(untranslated original German version)	Page 1 - 10

General Terms of Engagement for Wirtschaftsprüfer and Wirtschaftsprüfungsgesellschaften and Special Terms	Appendix VII

- III -
ABBREVIATIONS

AktG	Aktiengesetz (German Stock Corporation Act)

DBL	Defined Benefit Liability

DBO	Defined Benefit Obligation

EDP	Electronic Data Processing

HGB	Handelsgesetzbuch (German Commercial Code)

HVB	Bayerische Hypo- und Vereinsbank AG, Munich

Beteiligungs KG or KG 1	HVB Verwa 5 GmbH & Co. Beteiligungs KG, Bochum

IDW	Institut der Wirtschaftsprüfer in Deutschland e.V., Düsseldorf / German Institute of Certified Public Acocuntants

MBS	Modulare Bankensystem der ALLDATA Systems GmbH

NPL	Non Performing Loan

PS	Prüfungsstandard (AS — Auditing Standard)

Restrukturierungs KG or KG 2	HVB Verwa 5 GmbH & Co. Restrukturierung KG, Bochum

SPA	Share Purchase and Transfer Agreement

UmwG	Umwandlungsgesetz (Conversion Law)

I.	TERMS OF THE ENGAGEMENT
In a letter dated 1 August 2006, Bayerische Hypo- und Vereinsbank AG, Munich (hereinafter also referred to as “HVB”), engaged us to conduct an audit at
Westfalenbank Aktiengesellschaft,
Bochum
(hereinafter “Westfalenbank AG”, “WeBo” or the “Bank”)
of the record date balance sheet as of 30 June 2006, in consideration of the account and valuation principles as laid down in the Share Purchase and Transfer Agreement dated 31 July 2006 (hereinafter also referred to as “SPA”) concerning all shares of stock of Westfalenbank AG, and to issue a certificate on the results of our audit procedures.
In accordance with our engagement, our audit procedures covered the following areas:
-	Audit of the record date balance sheet as of 30 June 2006 and the income statement from 1 January 2006 to 30 June 2006 in conformity with German commercial accounting provisions, and in compliance with the account and valuation principles as laid down in the SPA

-	Computational review of the net equity calculation as of 30 June 2006.
We performed the audit during August and September 2006 at the Bank’s business premises in Bochum. We finalised the audit work at our offices.
We prepared this Report in analogy to generally accepted reporting principles (IDW PS 450 (“Grundsätze ordnungsmäBiger Berichterstattung”) defined by the German Institute of Certified Public Accountants (Institut der Wirtschaftprüfer in Deutschland e. V., Düsseldorf).
The performance of the engagement and our responsibilities — including those to third parties — are governed by the General Terms of Engagement for Wirtschaftsprüfer and Wirtschaftsprüfungsgesellschaften in the version of 1 January 2002, and our Special Terms governing the increase in liability that are attached to this Report as Appendix VII. The increase in liability does not apply where the performance of a professional service, particularly in the case of a required statutory audit, is subject to a lower liability amount, which is prescribed by law. In this case, the legal liability limit must be retained.

II.	PRESENTATION OF THE TRANSACTION AND LEGAL BASIS
Based on the Share Purchase and Transfer Agreement dated 31 July 2006 between HVB as Seller and Sabrosa Holding B.V., Amsterdam, as Purchaser, all shares of the Bank’s stock were sold effective as of 1 July 2006.
Prior to the sale of the Bank’s shares of stock, a spin-off of the corporate customer business and other assets and liabilities to HVB Verwa 5 GmbH & Co. Beteiligungs KG, Bochum (hereinafter referred to as “Beteiligungs KG” or “KG 1”) and HVB Verwa 5 GmbH & Co. Restruktu-rierung KG, Bochum (hereinafter referred to as “Restrukturierung KG” or “KG 2”) was conducted pursuant to Section 123 (2) No. 1 UmwG.
Therefore, a notarized spin-off and takeover agreement was concluded on 21 June 2006 between Westfalenbank AG as the transferor company and Beteiligungs KG and Restrukturierung KG as the transferee companies. The Agreement was approved by the Bank’s Extraordinary Shareholders’ Meeting held on the same day.
Internally, the spin-off between the Bank and Beteiligungs KG and Restrukturierung KG was carried out effective as of 1 January 2006. Prior to 1 January 2006, dealings and transactions are considered as being performed for the account of the transferee companies.
The spin-off proceeded on the basis of the balance sheet of Westfalenbank AG as of 31 December 2005 as the closing balance sheet within the meaning of Section 135, 125 Sentence 1, 17 (2) UmwG, which was provided with an unqualified audit opinion.
The asset transfer was executed at the book values reported in the closing balance sheet in consideration of all disposals, additions, or other changes recorded until the execution date (= date when the spin-off was entered in the Commercial Register); the surrogates appeared in place of asset changes.
The spin-off and the reduction in the Bank’s capital stock to EUR 20,000,000.00 were entered in the Commercial Register on 3 July 2006.
Within the scope of the transaction, the contracting parties to the SPA agreed that an interim balance sheet would be prepared and audited as a record date balance sheet as of 30 June 2006. The record date balance sheet is oriented towards the pro forma balance sheet attached to the contractual documentation.

The record date balance sheet as of 30 June 2006 is used for the calculation of the net equity of Westfalenbank AG, which is to be transferred to the Purchaser with economic effect as of midnight, 30 June 2006/1 July 2006 (00:00). The interim balance sheet is to be prepared in variance from the German commercial accounting requirements and generally accepted accounting principles with respect to a number of specified items; the individual regulations agreed in Exhibit 2.1a are presented below in Report Section IV: Findings and Explanatory Comments on the Record Date Balance Sheet and Net Equity Calculation.

III.	OBJECT, TYPE AND SCOPE OF THE ENGAGEMENT
The object of our audit procedures were the record date balance sheet of Westfalenbank AG as of 30 June 2006, the income statement for the period from 1 January 2006 to 30 June 2006, and the calculation of net equity capital as of 30 June 2006.
The Bank’s Management is responsible for the information provided to us. Our responsibility is to evaluate these documents and the information provided within the framework of our engagement.
Our audit procedures were planned and performed with due professional care in order to ensure that inaccuracies which could have a significant effect on the record data balance sheet presentation would be detected with reasonable assurance.
The audit was carried out on the basis of sampling procedures; the samples were selected in accordance with standards usual for the profession. In addition, compliance with the provisions contained in Exhibit 2.1a of the SPA was observed.
The scope of our engagement did not include an audit of the recoverability of loans to customers to the extent that the loans were in existence as of 31 December 2005 and were allocated to the non-performing loan portfolio. In this respect, Exhibit 2.1a of the Share Purchase and Transfer Agreement stipulates special provisions; please refer to Section IV.1 of our Report.
With respect to the valuation of pension commitments and the payment of long service awards, we made use of the results of the actuarial estimate of the management consulting firm “Unternehmensberatung für Versorgung & Vergütung Dr. Dr. Heissmann GmbH”, Wiesbaden.
The Management of Westfalenbank AG provided us with all clarifications and documentary evidence requested by us, and confirmed their completeness in a letter of representation dated 25 September 2006.

IV.	FINDINGS AND EXPLANATORY COMMENTS ON THE RECORD DATE BALANCE SHEET AND NET EQUITY CALCULATION
1.	Record Date Balance Sheet as of 30 June 2006
In accordance with the Share Purchase and Transfer Agreement concluded between HVB and Sabrosa Holding B.V. on 31 July 2006 concerning the purchase of the Bank’s entire stock, an interim balance sheet as of 30 June 2006 is to be prepared as a record date balance sheet, which is to be used for the calculation of net equity.
In variance from the requirements defined in the German Commercial Code (HGB) with respect to annual financial statement and generally accepted accounting principles, the following regulations were agreed in Exhibit 2.1a of the Share Purchase and Transfer Agreement for the record date balance sheet as of 30 June 2006 and the income statement for the period from 1 January 2006 to 30 June 2006:
a)	Personnel expenses and operating expenditure including depreciation are allocated to the purchasing legal entity within the scope of the spin-off, HVB Verwa 5 GmbH & Co. Beteili- gungs KG on the one hand, and Westfalenbank, on the other hand, in accordance with the percentage-based share in gross revenue.
b)	Payroll expenses concerning the employees being transferred to HVB Verwa 5 GmbH & Co. Restrukturierung KG are accrued up to the respective termination of the employment relationship, regardless of whether the employees have already been made redundant or not.
c)	Pension provisions for retired employees and departed employees with vested pension claims, required within the framework of the transfer of operations and employment relationships to HVB Verwa 5 GmbH & Co. Beteiligungs KG and HVB Verwa 5 GmbH & Co. Restrukturierung KG are measured at the DBL values according to IFRS; the provisions for employees remaining with the Bank are measured at the respective DBO values according to IFRS.

d)	An amount of EUR 1,732,000.00 is accrued to account for closure and restructuring costs.

e)	Provisions or other liabilities are recorded to account for subsequent costs at amounts that cover future expenses originating in the first half of 2006. The pro-forma balance sheet originally provides for EUR 350,000.00 in this respect. The amount actually required is to be audited by BDO as contractual auditor within the customary scope.
f)	IT closure costs paid in the first half of 2006 and which relate to the entire financial year are not accounted for on an accrual basis as of 30 June 2006.
g)	The NPL portfolio is taken over with economic effect as of 31 December 2005/1 January 2006 in variance from the 30 June 2006 cut off date; consequently, the opportunities and risks realized in the interim period are not to be recognised in the income statement from 1 January 2006 to 30 June 2006, but rather are charged to the Buyer. Thus, the NPL port folio is not to be revalued as of 30 June 2006. However, if a difference between the book value of the NPL portfolio as of 31 December 2005/1 January 2006 and 30 June 2006 should arise, it is to be taken into account as a reconciliation adjustment and net equity is to be adjusted accordingly, provided the difference was booked in the first half of 2006 with an effect on the income statement. An exception to the aforementioned provision is made for those loans that were classified as “non-performing” after 1 January 2006. To this extent it should be examined whether the book values of these loans were recorded in conformity with the previous risk valuation principles and accepted valuation practices of the Bank.
h)	Other matters that may arise from the audit are to be taken into account after consultation with the parties.
Moreover, the income statement classification according to Exhibit P of the Share Purchase and Transfer Agreement is to be in a format which varies from the German Commercial Code requirements.
Our comments on the aforementioned regulations are as follows:
Re a)
Personnel expenses and operating expenditure including depreciation were allocated in accordance with the respective percentage-based shares in gross revenue.
The allocation of gross revenue to KG 1 and the Bank was in accordance with the allocation schema of “Estimated Result Webo 01.01. — 30.06.2006” for the pro forma balance sheet in accordance with Exhibit P 3 of the Share Purchase and Transfer Agreement.

The Bank’s income statement for the period from 1 January 2006 to 30 June 2006 is attached to this Report as Appendix II.
The net income was determined in accordance with the calculation scheme of “Estimated Result Webo 01.01. — 30.06.2006” for the pro forma balance sheet in accordance with Exhibit P 3 of the Share Purchase and Transfer Agreement.
Re e)
Provisions for subsequent costs were not recorded. Instead, the prepaid expenses account was subject to a lump sum reduction of TEUR 350, which is equal to the amount originally planned for the accrual in the pro forma balance sheet in Exhibit P 3 of the Share Purchase and Transfer Agreement.
A lump sum reduction was recorded since the prepaid expenses account includes expenses, which, in economic terms, represent subsequent costs.
The Bank recorded this lump sum reduction of prepaid expenses in coordination with HVB. To this extent, we did not review the adequacy of the reduction.
Re g)
The Bank recorded new individual provisions for bad debt in the first half of 2006, to the extent the relevant loans were newly allocated to the non performing loan portfolio.
This item related to an addition to individual provisions for bad debt in the amount of TEUR 129.
The individual borrowers are listed in Appendix VI.
We established that the new individual provisions for bad debt were valued in accordance with previous risk valuation principles and in conformity with the Bank’s established valuation practice.

Re b) to d) and f)
The Bank observed the relevant regulations when preparing the record date balance sheet.
Re h)
Within the framework of our audit, we did not establish the existence of any significant reportable conditions.
2.	Net Equity Calculation as of 30 June 2006
The Bank’s calculation of net equity as of 30 June 2006 is attached to this Report as Appendix III.
The income statement for the period from 1 January 2006 to 30 June 2006 is based on allocation agreements which follow the calculation schema of “Estimated Result Webo 01.01. —30.06.2006” concerning the pro forma balance sheet in Exhibit P 3, pursuant to the Share Purchase and Transfer Agreement For further details, please refer to Appendix II.
Our findings indicated that the net equity as of 30 June 2006 was calculated appropriately in accordance with the specific allocation agreements for determination of the net loss for the year which are presented in Appendix II.

V.	SUMMARY CONCLUSION AND COPY OF THE CERTIFICATE
The record date balance sheet as of 30 June 2006 in the version attached in Appendix I was prepared in compliance with the special regulations of Exhibit 2.1a of the Share Purchase and Transfer Agreement of 31 July 2006 concerning the entire shares of stock of Westfalenbank AG, and the regulations defined in the German Commercial Code and generally accepted accounting principles.
The assets and liabilities reported in the record date balance sheet as of 30 June 2006 were appropriately evidenced.
The net equity as of 30 June 2006 amounts to EUR 22,000,000.00 according to the calculation provided in Appendix III.
The conclusive findings of our audit procedures indicate that the record date balance sheet, the income statement and the net equity calculation do not present any grounds for objections.
We provided the record date balance sheet as of 30 June 2006, the income statement for the period from 1 January 2006 to 30 June 2006 and the net equity calculation of Westfalenbank Aktiengesellschaft, Bochum, attached to this Report as Appendix I (Record Date Balance Sheet), Appendix II (Income Statement) and Appendix III (Net Equity Calculation) with the following certificate signed on 28 September 2006 in Frankfurt am Main, and attached to this Report as Appendix IV:
“To Bayerische Hypo- und Vereinsbank AG, Munich
We audited the Record Date Balance Sheet as of 30 June 2006, the Income Statement for the period from 1 January to 30 June 2006 and the Net Equity Calculation as of 30 June 2006 of Westfalenbank Aktiengesellschaft, Bochum. The preparation of the record date balance sheet, the income statement and the net equity calculation in accordance with the accounting regulations defined in the German Commercial Code and the variant regulations of the Share Purchase and Transfer Agreement of 31 July 2006 concluded between Bayerische Hypo- und Vereinsbank AG, Munich, and Sabrosa Holding B.V., Amsterdam, is the responsibility of the Management of Westfalenbank Aktiengesellschaft, Bochum.
The Share Purchase and Transfer Agreement of 31 July 2006, Exhibit 2.1a, contains the following regulations, which are in variance from the regulations of the German Commercial Code governing annual financial statements and generally accepted accounting principles:
a)	Personnel expenses and operating expenditure including depreciation are to be allocated between the acquiring entity within the scope of the spin off of HVB Verwa 5 GmbH & Co. Beteiligungs KG, on the one hand, and Westfalenbank AG, on the other hand, in accordance with the respective percentage-based share in gross revenue.
b)	Payroll expenses concerning the employees being transferred to HVB Verwa 5 GmbH & Co. Restrukturierung KG are to be accrued up to the respective termination of the employment relationship — independently of whether the the employees have already been made redundant or not.

c)	Pension provisions for retired employees and departed employees with vested pension claims, required within the framework of the transfer of operations and employment relationships to HVB Verwa 5 GmbH & Co. Beteiligungs KG and HVB Verwa 5 GmbH & Co. Restrukturierung KG are measured at the DBL values according to IFRS; the provisions for employees remaining with the Bank are measured at the respective DBO values according to IFRS.
d)	An amount of EUR 1,732,000.00 was accrued to account for closure and restructuring costs.
e)	Provisions and other liabilities are to be recorded to account for subsequent costs at amounts which cover future expenses originating in the first half of 2006. The pro forma balance sheet originally provides for an amount of TEUR 350 regarding these expenses.
f)	IT closure costs paid in the first half of 2006 and which relate to the entire financial year are not accounted for through an appropriate period adjustment as of 30 June 2006.
g)	The NPL portfolio as of 31 December 2005 is accounted for in variance from the treatment as of 30 June 2006 at the book values as of 31 December 2005/1 January 2006 — in consideration of the changes in amounts resulting from out-payments and return payments; therefore, the opportunities and risks realised in the interim period are not to be recognised in the income statement from 1 January to 30 June 2006.
h)	Other conditions that may arise from the audit are to be taken into consideration after consultation with the parties.

Moreover, the income statement classification according to Exhibit P 3 of the Share Purchase and Transfer Agreement is to be in a format that varies from the German commercial regulations.
Our responsibility is to issue a certificate on the record date balance sheet, the income statement and the net equity calculation based on our audit procedures which have been conducted with due professional care.
We performed the audit procedures in observance of professional auditing standards. Those standards require that the audit is planned and performed to provide reasonable assurance that inaccuracies which may have a significant effect on the presentation of the record date balance sheet, income statement and net equity calculation can be detected.
On the basis of our audit procedures we did not become aware of any conditions which would lead us to assume that the record date balance sheet, the income statement and the net equity calculation were not prepared in conformity with the regulations of the German Commercial Code and generally accepted accounting principles, as well as the deviating regulations of the Share Purchase and Transfer Agreement.
In addition, it should be noted that, in coordination with Bayerische Hypo- und Vereinsbank AG, Munich, and in observance of Exhibit 2.1a e) of the Share Purchase and Transfer Agreement, subsequent costs to the amount of TEUR 350 had already been paid in the first half of 2006 and therefore were deducted from the prepaid expense account.”
Frankfurt am Main, 28 September 2006
BDO Deutsche Warentreuhand
     Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

signed by Knackstedt	signed by ppa. Liebermann
Wirtschaftsprüüfer	Wirtschaftsprüfer

APPENDICES

Appendix I
Westfalenbank Aktiengesellschaft, Bochum
Record Date Balance Sheet as of 30 June 2006

	EUR	EUR
ASSETS

1. Cash reserve
a) Cash in hand	3,300.18
b) Central bank balances	10,881,599.01	10,884,899.19

2. Due from banks
a) payable on demand		35,319,354.84

3. Loans to customers		15,205,133.13

4. Investments in associates		25,000.00

5. Shares in affiliated companies		3,358,430.20

6. Trust assets		10,829,080.54

7. Intangible assets		430,347.97

8. Property, plant and equipment		1,215,331.94

9. Other assets		10,639,690.29

10. Prepaid expenses		197,069.91

		88,104,338.01

LIABILITIES AND SHAREHOLDERS’ EQUITY

1. Due to banks
a) payable on demand	3,450,970.95
b) With an agreed maturity or withdrawal notice	330,261.33	3,781,232.28

2. Due to customers		29,822,639.02

3. Trust liabilities		10,829,080.54

4. Other liabilities		3,643,161.63

5. Deferred income		1,957,59

6. Provisions
a) Provisions for pensions and similar obligations	630,634.00
b) Other provisions	15,395,632.95	16,026,266.95

7. Subordinated debt		2,000,000.00

8. Shareholders’ Equity
a) Capital stock	20,000,000.00
b) Capital reserve	11,304,811.97
c) Net loss for the period	-9,304,811.97	22,000,000.00

		88,104,338.01

Bochum, 25 September 2006	Contingent liabilities	902,039.36

signed by Dr. Christian von Villiez	signed by Dr. Joachim Paulus
Westfalenbank Aktiengesellschaft

Appendix II
Westfalenbank Aktiengesellschaft, Bochum
Income Statement for the Period from 1 January to 30 June 2006
Taking into Account the Allocation Provisions pursuant to
Exhibit P 3 of the Share Purchase and Transfer Agreement of 31 July 2006

EUR
Net income from financial transactions	426,902.24

Sub-total gross income before allocations	426,902.24

Allocations
Interest expense promissory notes	-718,650,87
Income CPPl funds	1,349,740,66
Income sale liquidity reserve	251,629.49
Expenses sale securities portfolio	-251,298.54

Gross income after allocations	1,058,322.98

Personnel expenses	-870,169.63
Administration expenses including depreciation/amortisation	-717,369.61

Income sale Private Banking segment	3,982,924.48
Management fee to Fortis due to premature termination	-65,000.00
Derecognition receivable interest claim from HVB (50%)	-240,000.00

Income from sale real estate Konigslutter	10,427.51
Income from sale real estate Berlin	91,690.79

Income from ordinary activities	3,250,826.52

Extraordinary result associated with restructuring

Extraordinary income
Release of the accrual “Focusing corporate customer bank”	921,620.32
Release of accrual employee profit sharing bonuses	841,965.05
Release of pension accrual	284,004.00

2,047,589.37

Extraordinary expenses
Personnel measures / reduction	8,411,227.86
Operating expenditure redimensioning KG 2	360,000.00
Outplacement consulting	100,000.00
Addition to accrual IT reduction (redimensioning)	1,732,000.00
Compensation payment cancellation rental agreement Düsseldorf	2,000,000.00
Addition to accrual rental agreement Bochum, Huestrabe	2,000,000.00

14,603,227.86

Extraordinary result	-12,555,638.49

Net loss for the period	-9,304,811.97

Appendix III
Westfalenbank Aktiengesellschaft, Bochum
Net Equity Calculation as of 30 June 2006

		Assets reduction from
	31/12/2005	spin-off	30/06/2006
Shareholders’ Equity	EUR	EUR	EUR
a. Capital stock	50,514,282.00	30,514,282.00	20,000,000.00
b. Capital reserve	21,262,529.97	9,957,718.00	11,304,811.97
c. Net loss for the period 1.1. -30.06.06			-9,304,811.97

Net equity	71,776,811.97	40,472,000.00	22,000,000.00
Bochum, 25 September 2006

signed by Dr. Christian von Villiez	signed by Dr. Joachim Paulus
Westfalenbank Aktiengeseleschaft

Appendix IV Page 1
Certificate
To Bayerische Hypo- und Vereinsbank AG, Munich
We audited the Record Date Balance Sheet as of 30 June 2006, the Income Statement for the period from 1 January to 30 June 2006 and the Net Equity Calculation as of 30 June 2006 of Westfalenbank Aktiengesellschaft, Bochum. The preparation of the record date balance sheet, the income statement and the net equity calculation in accordance with the accounting regulations defined in the German Commercial Code and the variant regulations of the Share Purchase and Transfer Agreement of 31 July 2006 concluded between Bayerische Hypo- und Vereinsbank AG, Munich, and Sabrosa Holding B.V., Amsterdam, is the responsibility of the Management of Westfalenbank Aktiengesellschaft, Bochum.
The Share Purchase and Transfer Agreement of 31 July 2006, Exhibit 2.1a, contains the following regulations, which are in variance from the regulations of the German Commercial Code governing annual financial statements and generally accepted accounting principles:
a)	Personnel expenses and operating expenditure including depreciation are to be allocated between the acquiring entity within the scope of the spin off of HVB Verwa 5 GmbH & Co. Beteiligungs KG, on the one hand, and Westfalenbank AG, on the other hand, in accordance with the respective percentage-based share in gross revenue.

b)	Payroll expenses concerning the employees being transferred to HVB Verwa 5 GmbH & Co. Restrukturierung KG are to be accrued up to the respective termination of the employment relationship — independently of whether the employees have already been made redundant or not.

c)	Pension provisions for retired employees and departed employees with vested pension claims, required within the framework of the transfer of operations and employment relationships to HVB Verwa 5 GmbH & Co, Beteiligungs KG and HVB Verwa 5 GmbH & Co. Restrukturierung KG are measured at the DBL values according to IFRS; the provisions for employees remaining with the Bank are measured at the respective DBO values according to IFRS.

d)	An amount of EUR 1,732,000.00 was accrued to account for closure and restructuring costs.

e)	Provisions and other liabilities are to be recorded to account for subsequent costs at amounts which cover future expenses originating in the first half of 2006. The pro forma balance sheet originally provides for an amount of TEUR 350 regarding these expenses.

f)	IT closure costs paid in the first half of 2006 and which relate to the entire financial year are not accounted for through an appropriate period adjustment as of 30 June 2006.

g)	The NPL portfolio as of 31 December 2005 is accounted for in variance from the treatment as of 30 June 2006 at the book values as of 31 December 2005/1 January 2006 — in consideration of the changes in amounts resulting from out-payments and return payments; therefore, the opportunities and risks realised in the interim period are not to be recognised in the income statement from 1 January to 30 June 2006.

h)	Other conditions that may arise from the audit are to be taken into consideration after consultation with the parties.

Moreover, the income statement classification according to Exhibit P 3 of the Share Purchase and Transfer Agreement is to be in a format that varies from the German commercial regulations.
Our responsibility is to issue a certificate on the record date balance sheet, the income statement and the net equity calculation based on our audit procedures which have been conducted with due professional care.

Appendix IV Page 2
We performed the audit procedures in observance of professional auditing standards. Those standards require that the audit is planned and performed to provide reasonable assurance that inaccuracies which may have a significant effect on the presentation of the record date balance sheet, income statement and net equity calculation can be detected.
On the basis of our audit procedures we did not become aware of any conditions which would lead us to assume that the record date balance sheet, the income statement and the net equity calculation were not prepared in conformity with the regulations of the German Commercial Code and generally accepted accounting principles, as well as the deviating regulations of the Share Purchase and Transfer Agreement.
In addition, it should be noted that, in coordination with Bayerische Hypo- und Vereinsbank AG, Munich, and in observance of Exhibit 2.1a e) of the Share Purchase and Transfer Agreement, subsequent costs to the amount of TEUR 350 had already been paid in the first half of 2006 and therefore were deducted from the prepaid expense account.
Frankfurt am Main, 28 September 2006

BDO Deutsche Warentreuhand
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

signed by Knackstedt	signed by ppa. Liebermann
Wirtschaftsprüfer	Wirtschaftsprüfer

Appendix V Page 1
Westfalenbank Aktiengesellschaft, Bochum
Classification and Explanation of All
Record Date Balance Sheet Items as of 30 June 2006
ASSETS
1. Cash Reserve

30.06.2006
EUR
10,884,899.19

Structure:

EUR
a) Cash in Hand	3,300.18
b) Central Bank Balances	10,881,599.01
thereof: at Deutsche Bundesbank
EUR 10,881,599.01

10,884,899.19

2. Due from Banks

30.06.2006
EUR
a) payable on demand	35,319,354.84

The due from banks balance includes an amount of TEUR 34,000 relating to HVB, and TEUR 1,319 of receivables from other banks at less than TEUR 500 in each case.
Individual or general provisions for bad debt as well as country risk provisions for receivables from banks do not exist.
3. Loans to Customers

30.06.2006
EUR
15,205,133.13

For details concerning the structure of loans to customers as of 30 June 2006, please refer to the separate presentation in Appendix VI of this Report.
In accordance with the provisions agreed between the contracting parties in Exhibit 2.1a of the Share Purchase and Transfer Agreement, the valuation of loans allocated to the non performing loan portfolio was based on the valuation as of 31 December 2005, which varies from the reporting date principle defined by the German Commercial Code.
Additions to individual provisions for bad debt relate exclusively to loans for which a risk provision was recorded for the first time and which had not yet been allocated to the non performing loan portfolio as of 31 December 2005. According to our audit findings, the newly recorded provisions for bad debt were recorded at adequate amounts.

Appendix V Page 2
The provisions for bad debt developed as follows during the reporting year:

	Individual	General	Country risk
	provisions	provisions	provisions
	TEUR	TEUR	TEUR
Balance at 1 January 2006	95,599	5,550	643
Disposal from Spin-off	6,610	5,550	408
Utilisation	2,006	0	0
Release	684	0	235
Addition from reclassification accrual	37	0	0
Additions	129	0	0

Balance at 30 June 2006	86,465	0	0

For details on individual borrowers, please refer to Appendix VI.
Receivables from affiliated companies amounted to TEUR 823 as of 30 June 2006.
4. Investments in Associates

30.06.2006
EUR
25,000.00

This item relates to a limited partner’s share in Nadinion Objekt Huestrabe GmbH & Co. KG, Munich.
The Bank participates in the company as its sole limited partner with a limited partner’s share of TEUR 25.
The land and buildings in Bochum serving business operations were sold to Nadinion Objekt Huestrasse GmbH & Co. KG, Munich, on the basis of a notarised agreement dated 29 May 2002.
In 2005, the land was sold to Dorion GmbH & Co KG, Munich, in which Nadinion Objekt Huestrasse GmbH & Co. KG holds a 94% stake.

Appendix V Page 3
5. Shares in Affiliated Companies

30.06.2006
EUR
3,358,430.20

Thereof:
in financial services institutions EUR 1,028,912.88
Structure:

		As a % of
		total	Balance at
	Nominal value	nominal capital	30.06.2006
	TEUR	%	TEUR
a) In finance companies
Westfalen Kapitalverwaltungs- gesellschaft mbH i. L. Bochum	511	100.0	511
b) In other companies
Gesellschaft für Grundbesitz mbH i. L., Bochum	767	100,0	767
BAK Verwaltungsgesellschaft mbH i. L., Bochum	26	100.0	26
Westfalen Credit Services Gesellschaft mbH, Bochum	1,026	100.0	1,026
c) In financial services institutions
Westfalen Corporate Finance GmbH i. L., Bochum	1,025	100.0	1,029

			3,358

With the exception of Westfalen Credit Services Gesellschaft mbH, the companies are in liquidation; the entries in the Commercial Register and publications in the electronic Federal Gazette have been made. The one-year waiting period pursuant to Section 73 GmbHG required for the distribution of the companies’ assets to the Bank ends respectively in March 2007.
6. Trust Assets

30.06.2006
EUR
10,829,080.54

Thereof:
trust loans EUR 10,824,080.54
An Agency and Trust Agreement was concluded with Credit Suisse First Boston International, London, (“CSFB”) on 23/24 November 2005 governing the management of receivables from non-bank customers. An amended version of the agreement was concluded on 30 December 2005. CSFB purchased a loan portfolio from a savings bank in the second half of 2005.
Since CSFB did not want to maintain direct business relationships with some of the customers, this activity was carried out by Westfalenbank by means of the trust agreement. According to the provisions of the trust agreement, Westfalenbank is responsible for account maintenance and loan extension by way of trust and in such a manner that the Bank has rights and duties vis-a-vis the customers externally, but acts for the account of CSFB internally.
All customer default risks arising from the trust loans are borne by CSFB.

Appendix V Page 4
In addition, the Bank continues to hold a trust participation of TEUR 5 in the capital stock of Parkhotel GmbH, Düsseldorf, which is held for the account of Industrie-Club e.V., Düsseldorf.
7. Intangible Assets

30.06.2006
EUR
430,347.97

	1.12006	Additions	Disposal	Depreciation	30.06.2006
	TEUR	TEUR	TEUR	TEUR	TEUR
Computer software	1,104	52	0	726	430

Depreciation is based on average useful lives of 3-5 years.
The depreciation was calculated pro-rata for six months.
The depreciation to the amount of TEUR 726 is comprised of scheduled write downs of TEUR 687 and unscheduled write downs in the amount of TEUR 39. The unscheduled write downs relate to user software in the Asset Management area which is no longer required after the sale of the business unit.
8. Property, Plant and Equipment

30.06.2006
EUR
1,215,331.94

Property, plant and equipment includes:

EUR
Land and Buildings	413,789.52
Business and Office Equipment	801,542.42

1,215,331.94

The book values developed as follows:

	1.1.2006	Additions	Disposals	Depreciation	30.06.2006
	TEUR	TEUR	TEUR	TEUR	TEUR
Land and buildings
- Land	1,356	0	942	0	414
- Buildings	668	0	646	22	0

	2,024	0	1,588	22	414

Operating and Office Equipment
- Office equipment	628	2	2	72	556
- Car pool	26	0	0	7	19
- Computer hardware, PCs	316	17	2	105	226
- Equipment Düsseldorf branch	12	0	0	12	0

	982	19	4	196	801

	3,006	19	1,592	218	1,215

Appendix V Page 5
Re: Land and Buildings
This item includes a piece of land from the bail-out purchase.
In connection with the former loan commitment and the realisation of the land, the Bank received an advance payment to the amount of TEUR 260, which is shown under Other Liabilities.
With respect to the result from the realisation of the land, the Share Purchase and Transfer Agreement stipulated in Section 6 lit. 3d) that HVB will guarantee the net value after netting the prepayment and selling costs as of 31 December 2007.
The other two bail-out purchases in Berlin-Wilmersdorf and Königslutter held in the Bank’s inventory as of 31 December 2005 were sold during the first half of 2006.
Re: Operating and Office Equipment
Depreciation of operating and office equipment was based on the following useful lives:

Computer hardware	3 Years
Motor vehicles	6 Years
Office furniture, office equipment	5-13 Years
Works of art are generally not depreciated.
The depreciation was calculated pro rata for 6 months.
Depreciation write downs to the amount of TEUR 196 consist of scheduled depreciation of TEUR 129 and unscheduled depreciation of TEUR 67. The unscheduled depreciation write downs relate to assets that are no longer needed following sale of the Private Banking segment (cash dispenser, voucher reader in payment transactions).
Low value assets are written off in full in the year of addition in accordance with Section 6 (2) EStG.

Appendix V Page 6
9. Other Assets

30.06.2006
EUR
10,639,690.29

Structure:

EUR
a) Claims vis-à-vis KG 1
aa) Refund claim from spin-off	1,276,118.96
ab) Refund claim for loss in 1st half of 2006	5,318,240.64

6,594,359.60

b) Claim vis-à-vis Fortis due to sale of the Asset Management segment acc. to final settlement	2,399,579.16
c) Refund claim, foreign source tax	693,018.74
d) Receivable concerning services Westfalen Credit Service GmbH	426,660.87
e) Receivables from tax offices and fiscal authorities including creditable corporation tax, income tax and interest income tax (incl. solidarity tax surcharge)	365,459.97
f) Various receivables re/bail-out purchases (primarily rent receivables)	57,638.50
g) Prepayment Eurest/canteen	25,564.59
h) Inventories of office supplies and printed forms	20,000.00
i) Other assets under TEUR 20 each	57,408.86

10,639,690.29

Re a)
The spin-off refund claim resulted from the spin-off of assets and liabilities with economic effective as of 1 January 2006.
In accordance with the contractual provisions pursuant to Exhibit P of the Spin-off and Take-over Agreement of 21 June 2006, the asset reduction calculated for the Bank on the basis of the book values as of 31 December 2005 was TEUR 40,473.
The refund claim related to the notional difference between the transferred assets and liabilities at the execution date (= registration in the Commercial Register on 3 July 2006) and the asset reduction amounting to TEUR 40,473 (thereof KG 1 TEUR 40,468 and KG 2 TEUR 5). The spin-off was conducted at the book values as of 30 June 2006.
The refund claim for the loss in the first half of 2006 resulted from the corporate customers segment business activity which was spun-off to KG 1. According to the regulations of the Spin-off and Takeover Agreement dated 21 June 2006, business transactions conducted from 1 January 2006 until the spin-off are considered as being for the account of KG 1.
The total amount of TEUR 6,594 was settled by a payment to the Bank in September 2006.

Appendix V Page 7
Re b)
This item relates to claims arising under the final account concerning Fortis from the sale of the Asset Management segment.
10. Prepaid Expenses

30.06.2006
EUR
197,069.91

Structure:

EUR
Prepaid expenses for the 2nd half of 2006
a) Data processing costs	294,942.65
b) Contributions for deposit protection (50% of annual contribution)	126,213.71
c) Insurance expenses	76,148.97
d) Other	49,764.58

547,069.91
Net of lump sum deduction and corresponding treatment in current expenses in the 1st half of 2006	- 350,000.00

197,069.91

The lump sum deduction to the amount of TEUR 350 was in accordance with the regulation in Exhibit 2.1a of the Share Purchase and Transfer Agreement, according to which provisions and other liabilities are to be recorded to account for subsequent costs in order to cover future expenses which originate in the first half of 2006.
In coordination with HVB, the Bank recorded a lump sum deduction of prepaid expenses to the amount of TEUR 350 originally provided for in the pro forma balance sheet.
In this respect the determination of prepaid expenses varied from statutory commercial principles of accounting on an accrual basis.

Appendix V Page 8
LIABILITIES AND SHAREDOLDERS’ EQUITY
1. Due to Banks

30.06.2006
EUR
3,781,232.28

Structure:

EUR
a) Payable on demand	3,450,970.95
b) With an agreed maturity or withdrawal notice	330,261.33

3,781,232.28

Liabilities payable on demand relate mainly to liabilities to foreign banks arising from payment transactions.
Liabilities with agreed maturity relate to two foreign currency deposits at HVB with remaining terms of up to three months.
2. Due to Customers

30.06.2006
EUR
29,822,639.02

Structure:

EUR
b) Other liabilities
ba) Payable on demand	10,764,433.00
bb) With an agreed maturity or withdrawal notice	19,058,206.02

29,822,639.02

Liabilities payable on demand relate mainly to securitisation income accounts in connection with the processing of loan commitments.
Liabilities with agreed maturity or withdrawal notice include EUR 19.0 million from promissory notes vis-à-vis three creditors. In June 2006, conversion of the previous subordinated promissory notes to non-subordinated promissory notes took place; see also our discussion on the balance sheet item: Subordinated liabilities. The promissory notes mature in 2013 and 2014.
Deferred interest to the amount of TEUR 58 was recorded as of 30 June 2006.
The Bank is included in the deposit guaranty fund of the Federal Association of German Banks (Bundesverband deutscher Banken e.V.) According to the by-laws of the Federal Association of German Banks as of 31 December 2005, liabilities to non-bank customers are secured up to a limit of EUR 38.2 million per creditor.
Liabilities to affiliated companies amounted to TEUR 2,754 as of 30 June 2006.

Appendix V Page 9
3. Trust Liabilities

30.06.2006
EUR
10,829,080.54

Thereof:
Trust loans EUR 10,824,080.54
We refer to our comments on Trust assets.
4. Other Liabilities

30.06.2006
EUR
3,643,161.63

Structure:

EUR
a) Tax liabilities
- Wage tax	56,799.09
- Interest income tax/solidarity surcharge	418,609.18
- Other	156,475.00

1,138,883.27
b) Liability from purchase price adjustment Sale of the Private Banking segment	943,622.27
c)Trade payables	460,410.33
d)Cost refund for servicing non-performing loans Westfalen Credit Service	399,641.55
e)Liability KG 2 - material costs re-dimensioning	360,000.00
f)Purchase price prepayment concerning Privotel	260,400.95
g)Prorated interest from subordinated liabilities	49,375.89
(See also Equity and Liabilities 7)
h)Liability KG 2 from spin-off	5,000.00
i)Other (less than TEUR 20 each)	25,827.37

3,643,161.63

Re c)
This item relates to a payment in connection with a non-performing land purchase agreement (bail-out purchase) for the Privotel, Freudenstadt real estate property.
Re g)
This item relates to prorated interest from the subordinated borrower’s note loan taken out.
Re h)
The KG 2 liability from the spin-off resulted from the spin-off of assets and liabilities to KG 2; please refer to our comments under Other Assets.

Appendix V Page 10
5. Deferred Income

30.06.2006
EUR
1,957.59

This item relates to advance rent of a mobile phone operator (roof antennae) for the second half of 2006.
6. Provisions

30.06.2006
EUR
16,026,266.95

Structure:

EUR
a) Provisions for pensions and similar obligations	630,634.00
b) Other Provisions	15,395,632.95

16,026,266.95

Re a)
Pension provisions are comprised of an accrual to the amount of EUR 545,239.00 for the nineteen staff members who were still employed by the Bank as from 1 July 2006, and a provision to the amount of EUR 85,395.00 for employees who transferred to Fortis within the scope of sale of the Asset Management segment.
The pension provisions were calculated in accordance with actuarial principles based on the Bank’s Pension Regulations 1982 in the version of 1 December 1986, and individual pension commitments by the Unternehmensberatung für Versorgung & Vergütung Dr. Dr. Heissmann GmbH, Wiesbaden. The results are presented in the actuarial estimate dated 4 August 2006.
The calculation of the pension provisions was in accordance with International Financial Reporting Standards (IAS 19).
The calculation of pension obligations under IAS 19 was based on an interest rate of 4.5% and the “2005 G Mortality Tables” published by Heubeck-Richttafeln-GmbH, Cologne.
According to the agreed provisions in Exhibit 2.1a of the Share Purchase and Transfer Agreement of 31 July 2006, the amount of the obligation is to be accrued at the DBO value as of 30 June 2006.
Accordingly, the Bank recorded a pension provision to the amount of TEUR 545.

Appendix V Page 11
Re c)
The structure of other provisions was as follows:

30.06.2006
TEUR
Rental property Düsseldorf, Benrather Strasse	8300,000.00
Guarantees (Avale)	1,929,983.67
Severance payments and staff redundancies	1,829,481.00
Closure and restructuring costs	1,732,000.00
Liability risks from sales	400,337.00
Contract closing compensation and other salary payments	382,152.00
Other risks in lending operations	284,397.07
Audit fees financial statements/security deposit business	101,000.00
Outstanding costs concerning trainees	67,204.40
Fund management fees	65,000.00
Long service awards	58,841.00
Outstanding vacation and flexi time	51,515.79
Notary’s costs concerning the spin-off	50,000.00
Chamber of Commerce dues	42,500.00
Outstanding invoices	40,432.99
Employers’ liability insurance	33,400.00
Supervisory Board remuneration	27,388.03

Total	15,395,632.95

A provision for the rental property in Düsseldorf to the amount of TEUR 8,300 was recorded for the Bank’s long-term rental agreement for office space which will no longer be needed. According to contractual agreements with a HVB subsidiary dated 17/19 July 2006, the company has taken over the rental agreement and related obligations in return for a payment of TEUR 8,300. The amount was paid by the Bank in August 2006.
The accrual for guarantees was determined in accordance with the special regulations defined in Exhibit 2.1a of the SPA relative to loans to customers and based on the amount reported on the balance sheet as of 31 December 2005.
An update of the risks evaluation as of the record date balance sheet date of 30 June 2006 was not carried out.
The total provisions recorded as of 31 December 2005 to the amount of TEUR 2,694 included the amount of TEUR 727 which was spun off to KG 1, and TEUR 37 which was reclassified to individual provisions for bad debt (Trajan commitment); consequently, the remaining amount reported at 30 June 2006 was TEUR 1,930.
For loans which were newly added to the non-performing loan portfolio during the first half of 2006 and which required individual provisions for bad debt no additional guarantees exist as of 30 June 2006.
The provision for severance payments and staff redundancies relates to staff who were employed by the Bank until 30 June 2006 and then left the Bank. The amount relates to the respective salary payments which were made in July 2006.

Appendix V Page 12
The provision for closure and restructuring costs to the amount of TEUR 1,732 was recorded in accordance with the regulations contained in Exhibit 2.1a of the Share Purchase and Transfer Agreement of 31 July 2006; the amount stated corresponds to the agreed regulations.
The provision for liability risks from sales was recorded in 2004 to account for contingent claims by private investors related to the sale of capital investments; as of 30 June 2006 claims to the amount of TEUR 325 were filed with the Bank by two affected investors.
The provision for contract closing compensation relates mainly to contractual bonus payments based on individual agreements.
The provision for other risks in lending operations provides cover for risks arising from loan processing cases.
The provision for audit fees for financial statements/security deposit business concerned the audit fees relating to the annual financial statements as of 31 December 2006 and the statutory audit of the security deposit business required under the WpHG (Securities Trade Act).
The provision for long term service awards was recorded as of 30 June 2006 on the basis of an actuarial estimate issued by Dr. Dr. Heissmann GmbH on 4 August 2006 in the framework of the existing business agreements and in compliance with tax requirements.
The provision for outstanding vacation and flexi time was recorded on the basis of a standardised per diem rate which included the employer’s contributions to social security.
The provision for chamber of commerce dues relates to dues from 2002 which have not yet been claimed.
The provision for employers’ liability insurance is determined at 50% of the previous year’s contributions.
The provision for Supervisory Board remuneration is calculated pro rata for six months on the basis of the compensation regulations included in Section 13 of the by-laws.
According to our audit findings, provisions were recorded at sufficient amounts, and account for all discernible risks and obligations in consideration of the following special circumstances.
Provisions for subsequent costs to the amount of TEUR 1,732 were recorded at the amount agreed between the parties. In this respect, the provision was recorded in variance from commercial principles.
In accordance with the agreements between the contract parties concerning the non-performing portfolio, the provisions for guarantees were not subjected to valuation as of 30 June 2006, but were based on the unchanged valuation as of 31 December 2005.

Appendix V

7. Subordinated Debt	30.06.2006
EUR
2,000,000.00

The subordinated debt amounted to TEUR 26,000 as of 31 December 2005. They were repaid in the first half of 2006 or, respectively, were converted to liabilities without a subordination clause to the amount of TEUR 19,000. For further details, please refer to the discussion under “Due to customers”.
In a statement dated 27 June 2006, the Federal Financial Supervisory Authority (BaFin) approved the early repayment and conversion of the subordinated liabilities pursuant to Section 10(5a).
As of 30 June 2006 another subordinated borrowers’ note loan with a maturity term up to 4 February 2014 was in existence.

8. Shareholders’ Equity	30.06.2006
EUR
22,000,000.00

Structure:

EUR
a) Capital stock	20,000,000.00
b) Capital reserves	11,304,81197

31,304,811.97

c) Net loss for the period	-9,304,811.97

22,000,000.00

The Bank’s capital stock is fully paid in and amounted to TEUR 20,000 as of 30 June 2006.
The capital stock is divided into 1,942,857 shares of common stock.
The capital reserves were recorded in accordance with Section 272 (2) No. 1 HGB.
For details regarding net equity calculation as of 30 June 2006, please refer to Appendix III.
The net loss for the period from 1 January to 30 June 2006, presented in Appendix II was calculated in accordance with the calculation scheme of “Estimated Result Webo 01.01. -30.06.2006” pertaining to the pro forma balance sheet in Exhibit P 3 of the Share Purchase and Transfer Agreement.

Appendix V

BELOW THE LINE ITEMS

1. Contingent liabilities	30.06.2006
EUR
902,039.36

The disclosure relates exclusively to liabilities from guarantees and warranty agreements.

Note: Certain information has been redacted to preserve confidentiality.

Appendix VI

Forderungen Kunden
Herleitung Bilanzwert anhand Nachweisen und nachriehtlieh Portfolien

			Kontensalden	Aufrechnung		EWB
NPL (1) Inventarliste		—	94,949,279.67	288,855.67		81,639,293.80	—	13,021,130.20
			1,593,869.90	—		—	—	1,593,869.90
other receivables		—	1,045,291.56	—		—	—	1,045,291.56

total inventory list		—	97,588,441.13	288,855.67		81,639,293.80	—	15,660,291.66

NPL (2) MBS Hinzurechnung (EWB-Uberhange)		—	4,246,080.13	—		4,825,234.04	—	579,153.91

		—	101,834,521.26			86,464,527.84	—	15,081,137.75

(zu EWB-Uberhangen: €124.178,29 technischer Saldo ohne Verbuchung gegen Forderung und €454.975,62 Eingange, EWB frel)

CPd Kleinere Seite							—	239,022.35
Avalprovisionen								115,022.96
Uberleitungsdifferenz/ Rundung								4.01

							—	15,205,133.13

Nachrichtlich

NPL (1) Inventarliste		—	94,949,279.67	288,855.67		81,639,293.80	—	13,021,130.20
NPL (2) MBS Hinzurechnung		—	4,246,080.13			4,825,234.04		579,153.91
Summe NPL		—	99,195,359.80	288,855.67		86,464,527.84	—	12,441,976,29

							—	1,593,869.90

other receivables							—	1,045,291.56

							—	15,081,137.75
CPd Weinere Seite							—	239,022.35
Avalprovisionen								115,022.96
Uberieitungsdiffereriz/ Rundung								4.01

							—	15,205,133.13

Aufteilung NPL
Inventarliste
NPL Neu	1	—	1,491,340.22	—		128,942.06	—	1,362,398.16
NPL Alt	2-1	—	93,457,939.45	288,855.67		81,510,351.74	—	11,658,732.04
subtotal		—	94,949,279.67	288,855.67		81,639,293.80	—	13,021,130.20

MBS-Hinzurechnung
NPL (2) = NPL alt	2-2	—	4,246,080.13			4,825,234.04		579,153.91
								579,153.91
NPL Alt	Summe 2-1 u, 2-2				—	11,658,732.04
						579,153.91
					—	11,079,578.13
NPL Neu						1,362,398.16
NPL Gesamt					—	12,441,976.29

receivables to customer as per 30.06.2006

No.	customer	account	classification	name	Bipo	KtoSaldo	Auf-Bet	EWBBet	EWBRest	balance

8610										—
17784										153,781.41
10942										—
16906										—
77478										—
81560										47,236.16
84301										—
90554										614,922,84
85557										151,910.94
85557										121,321.09
85557										31,20
51398										—
84837										2,095.26
61480										3,027.43
61480										71,580.86
61480										41,504.54
4285										3,008,48
88140										151,977.95
										1,362,398,16
16340										5,055,99
16340										293.19
16340										5,603,74
16340										149.17
16340										0.01
61965										9,467.94
61965										101.47
61965										3,523.30
61965										800,070.89
73226										138,276.94
76464										72,361,21
61965										10,307.88
89530										79.83
										1,045,291.56
17637										55,303.17
17638										50,002.17
17644										135,772.44
17644										154,867.92
17647										14,235.87

Appendix VI

receivables to customer as per 30.06.2006

No.	customer	account	classification	name	Bipo	KtoSaldo	Auf-Bet	EWBBet	EWBRest	balance

17652										3,007.96
17654										113,356.40
17654										11,450.33
17654										9,077.42
17654										37,079.61
17654										305,570.70
17654										68,040.03
17654										24,660.62
17654										199,822.09
17669										411,623.17
										1,593,869.90
176										—
253										3,249,538.09
871										106,457.21
871										36,998.53
828										208,946.35
1046										—
1046										—
1410										1,758.00
1834										2,358.57
9528										767,468.16
3484										—
3484										—
3484										—
4703										—
4703										—
4703										—
4703										152,062.90
4703										—
4703										—
4703										—
4703										263.81
4703										—
4703										—
4703										—
4703										—
4703										—
4703										80,077.53

Appendix VI

receivables to customer as per 30.06.2006

No.	customer	account	classification	name	Bipo	KtoSaldo	Auf-Bet	EWBBet	BWBRest	balance

4703										497,092.42
4703										165,452.84
4703										2,022.91
4703										—
4703										15,034.72
4703										18.00
4703
85022										—
5514										—
5514										—
5514										—
5577										—
5577										471,199.05
5889										—
5889										—
5937										—
7398										—
50609										—
50609										—
8540										—
5514										—
9022										—
9022										—
9429										—
9670										498,213.53
9670										893.24
10496										—
10496										—
10844										—
10844										—
10793										185,446.07
10793										—
10844										—
10844										—
10844
10870										4,909.20
11464										9,932.41
11161										12,556.03

Appendix VI

receivables to customer as per 30.06.2006

No.	customer	account	classification	name	Bipo	KtoSaldo	Auf-Bet	EWBBet	EWBRest	balance

12080										250,000.00
16209
16209										—
26199										—
26199										—
26199										-
26199										-
26396										—
26396										—
26706										18,351.53
26737										—
27222										—
27367										7,205.23
27531										0.34
26199										5,784.25
28043										3,520.07
27531										—
28309										—
28329										—
28329										2,487.30
28743										—
28743										—
28743
28743										—
28974										—
29028										24,000.00
50233										—
50272										—
50609										—
52629										—
52856										492,368.26
52856										1,068.25
54639										155.86
54871										—
52312										—
66132										851.58
63447										—
64601										—

Appendix VI

receivables to customer as per 30.06.2006

No.	customer	account	classification	name	Bipo	KtoSaldo	Auf-Bet	EWBBet	EWBRest	balance

64799										—
64991										—
65860										—
66128										—
66132										230.03
66715										178,288.25
66715										—
66715										—
66715										—
66715										—
66799										—
67210										—
67339										44.74
67539										—
67570										1,060,207.82
67570										78,855.22
67764										99,584.86
67968										11,235.50
67973										1 ,984.90
67973										5,013,45
68024										—
68104										27,790.09
68104										20,946.31
68342										—
68342										0.01
68342										62,461.01
68342										108,554.08
68342										26,271.58
69104										83,332.68
69151										—
69279										—
69503										—
69615										—
69736										—
70591										—
70591										—
70591										—
70591										—

Appendix VI

receivables to customer as per 30.06.2006

No.	customer	account	classification	name	Bipo	KtoSaldo	Auf-Bet	EWBBet	EWBRest	balance

70591										—
70598										—
64601										—
76055										—
77272										—
77578
77862										—
78099										—
78271										—
78408										—
78533										—
78833										—
78833										—
78833										—
78833										—
79327										2,500.00
81169										103,699.34
82035										347,627.41
82278										19,479.24
82278										10,033.54
82278										—
82448										—
82448										—
82493										—
82540										—
5577										—
5577										—
5577										—
5577										—
83295										—
83442										4.00
83492										—
84116										3,420.25
84136										186,621.53
84200										—
50609										—
50609										—
84420										191,683.21

Appendix     VI

receivables to customer as per 30.06.2006

No.	customer	account	classification	name	Bipo	KtoSaldo	Auf-Bet	EWBBet	EWBRest	balance

85022										—
84666										174.16
84666										225.52
84666										23,008.13
84666										35,665.44
84666										50,617.80
84666										27,609.76
84666										46,016.27
84666										178,889.66
84666										55,219.52
84666										27,609.76
84666										23,008.13
84893										—
66192										40,575.23
85227										739.88
85227										10,142.14
85310										1,190.00
85613										—
85613										—
85628										72,096.06
85628										28,121.05
85628										109,927.76
85765										—
85981										—
66192										20,658.18
86140										1,228.47
86140										83,595.74
86258										—
86291										26,083.59
86375										14,825.00
86536										—
86547										4,900.00
86632										—
86703										18,125.28
86708										11,911.06
86709										—
86709										—
86709										4,693.07

Appendix     VI

receivables to customer as per 30.06.2006

No.	customer	account	classification	name	Bipo	KtoSaldo	Auf-Bet	EWBBet	EWBRest		balance

86709											—
86709											25,728.79
87049											112,367.27
87049											409,932.73
87241											70,554.12
87691											—
87887											—
88592											—
88592											898.06
88229											15,205.07
88519											—
88314											9,464.39
88519											338.32
88849											13,238.13
828											114.190.78
89313											—
89351											—
89596											—
89893											23,235.32
89976											—
504											—
90236											—
67764											219.08
67764											126.82
90950											41,746.13
90897											—
91137											268.80
91163											—
91235											—
91235											—
			Old NPL Ergebnis		—	93,457,939.45	288,855.67	81,510,351.74	—	—	11,658,732.04
			Gesamtergebnis		—	97,588,441.13	288,855.67	81,639,293.80	—	—	15,660,291.66

Konten mit EWB-überhang nicht in Inventurliste — manuelle Hinzurechnung wegen MBS-Systematik
											16,745.20
											12,914.24
											820.00
											230.42
											8,485.58
											4,830.44

Appendix     VI

receivables to customer as per 30.06.2006

No.	customer	account	classification	name	Bipo	KtoSaldo	Auf-Bet	EWBBet	EWBRest		balance

											1,825.99
											3,931.32
											1,000.00
											21,074.09
											4,324.93
											0.51
											306.78
											6,691.35
											25,500.00
											11,293.21
											377.84
											10,882.02
											47,334.10
											2,000.00
											3,042.75
											44,527.98
											121,412.79
											56.00
											16,969.90
											46,356.63
											45,500.00
											45,500.00
											34,326.89
											40,892.95
											579,153.91

					—	101,834,521.26	288,855.67	86,464,527.84	—	—	15,081,137.75

			CPd kleinere Seits				CPd kleinere Seite			—	239,022.35
			Avalprovisionen				Avalprovisionen				115,022.96
							Rundung				4.01

							Bilanzausweis			—	15,205,133.13

Appendix     VII
All rights reserved. This form may not be reprinted, either in whole or in part, or copied in any manner, without the express written consent of the publisher.
© IDW Verlag GmbH • Tersteegenstrabe 14 . D-40474 Düsseldort
[Translator’s notes are in square brackets]
General Engagement Terms
for
Wirtschaftsprüfer and Wirtschaftsprüfungsgesellschaften
[German Public Auditors and Public Audit Firms]
as of January 1, 2002
This is an English translation of the German text, which is the sole authoritative version
1. Scope
(1) These engagement terms are applicable to contracts between Wirtschaftsprüfer [German Public Auditors] or Wirtschaftsprüfungsgesellschaften [German Public Audit Firms] (hereinafter collectively referred to as the “Wirtschaftsprüfer”) and their clients for audits, consulting and other engagements to the extent that something else has not been expressly agreed to in writing or is not compulsory due to legal requirements.
(2) If, in an individual case, as an exception contractual relations have also been established between the Wirtschaftsprüfer and persons other than the client, the provisions of No. 9 below also apply to such third parties.
2. Scope and performance of the engagement
(1) Subject of the Wirtschaftsprüfer’s engagement is the performance of agreed services — not a particular economic result. The engagement is performed in accordance with the Grundsätze ordnungsmäbiger Berufsausübung [Standards of Proper Professional Conduct]. The Wirtschaftsprüfer is entitled to use qualified persons to conduct the engagement.
(2) The application of foreign law requires — except for financial attestation engagements — an express written agreement.
(3) The engagement does not extend — to the extent it is not directed thereto — to an examination of the issue of whether the requirements of tax law of special regulations, such as, for example, laws on price controls, laws limiting competition and Bewirtschaftungsrecht [laws controlling certain aspects of specific business operations] were observed; the same applies to the determination as to whether subsidies, allowances or other benefits may be claimed. The performance of an engagement encompasses auditing procedures aimed at the detection of the defalcation of books and records and other irregularities only if during the conduct of audits grounds therefor arise or if this has been expressly agreed to in writing.
(4) If the legal position changes subsequent to the issuance of the final professional statement, the Wirtschaftsprufer is not obliged to inform the client of changes or any consequences resulting therefrom.
3. The client’s duty to inform
(1) The client must ensure that the Wirtschaftsprüfer — even without his special request — is provided, on a timely basis, with all supporting documents and records required for and is informed of all events and circumstances which may be significant to the performance of the engagement. This also applies to those supporting documents and records, events and circumstances which first become known during the Wirtschaftsprüfer’s work.
(2) Upon the Wirtschaftsprüfer’s request, the client must confirm in a written statement drafted by the Wirtschaftsprüfer that the supporting documents and records and the information and explanations provided are complete.
4. Ensuring independence
The client guarantees to refrain from everything which may endanger the independence of the Wirtschaftsprüfer’s staff. This particularly applies to offers of employment and offers to undertake engagements on one’s own account.
5. Reporting and verbal information
If the Wirtschaftsprüfer is required to present the results of his work in writing, only that written presentation is authoritative. For audit engagements the long-form report should be submitted in writing to the extent that nothing else has been agreed to. Verbal statements and information provided by the Wirtschaftsprüfer’s staff beyond the engagement agreed to are never binding.
6. Protection of the Wirtschaftsprüfer’s intellectual property
The client guarantees that expert opinions, organizational charts, drafts, sketches, schedules and calculations — expecially quantity and cost computations — prepared by the Wirtschaftsprufer within the scope of the engagement will be used only for his own purposes.
7. Transmission of the Wirtschaftsprüfer’s professional statement
(1) The transmission of a Wirtschaftsprüfer’s professional statements (long- form reports, expert opinions and the like) to a third party requires the Wirtschaftsprüfer’s written consent to the extent that the permission to transmit to a certain third party does not result from the engagement terms.
The Wirtschaftsprufer is liable (within the limits of No. 9) towards third parties only if the prerequisites of the first sentence are given.
(2) The use of the Wirtschaftsprüfer’s professional statements for promotional purposes is not permitted; an infringement entitles the Wirtschaftsprüfer to immediately cancel all engagements not yet conducted for the client.
8. Correction of deficiencies
(1) Where there are deficiencies, the client is entitled to subsequent fulfillment [of the contract]. The client may demand a reduction in fees or the cancellation of the contract only for the failure to subsequently fulfill [the contract]; if the engagement was awarded by a person carrying on a commercial business as part of that commercial business, a government-owned legal person under public law or a special government-owned fund under public law, the client may demand the cancellation of the contract only if the services rendered are of no interest to him due to the failure to subsequently fulfill [the contract]. No. 9 applies to the extent that claims for damages exist beyond this.
(2) The client must assert his claim for the correction of deficiencies in writing without delay. Claims pursuant to the first paragraph not arising from an intentional tort cease to be enforceable one year after the commencement of the statutory time limit for enforcement.
(3) Obvious deficiencies, such as typing and arithmetical errors and formelle Mängel [deficiencies associated with technicalities] contained in a Wirtschaftsprüfer’s professional statements (long-form reports, expert opinions and the like) may be corrected — and also be applicable versus third parties — by the Wirtschaftsprüfer at any time. Errors which may call into question the conclusions contained in the Wirtschaftsprüfer’s professional statements entitle the Wirtschaftsprufer to withdraw — also versus third parties — such statements. In the cases noted the Wirtschaftsprufer should first hear the client, if possible.
9. Liability
(1)	The liability limitation of § [“Article”] 323 (2)[“paragraph 2”] HGB [“Handelsgesetzbuch”: German Commercial Code] applies to statutory audits required by law.

(2)	Liability for negligence; An individual case of damages
If neither No. 1 is applicable nor a regulation exists in an individual case, pursuant to § 54a (1) no. 2 WPO [“Wirtschaftsprüferordnung”: Law regulating the Profession of Wirtschaftsprüfer] the liability of the Wirtschaftsprüfer for claims of compensatory damages of any kind — except for damages resulting from injury to life, body or health — for an individual case of damages resulting from negligence is limited to €4 million; this also applies if liability to a person other than the client should be established. An individual case of damages also exists in relation to a uniform damage arising from a number of breaches of duty. The individual case of damages encompasses all consequences from a breach of duty without taking into account whether the damages occurred in one year or in a number of successive years. In this case multiple acts or omissions of acts based on a similar source of error or on a source of error of an equivalent nature are deemed to be a uniform breach of duty if the matters in question are legally or economically connected to one another. In this event the claim against the Wirtschaftsprüfer is limited to € 5 million. The limitation to the fivefold of the minimum amount insured does not apply to compulsory audits required by law.
(3)	Preclusive deadlines
A compensatory damages claim may only be lodged within a preclusive deadline of one year of the rightful claimant having become aware of the damage and of the event giving rise to the claim — at the very latest, however, within 5 years subsequent to the event giving rise to the claim. The claim expires if legal action is not taken within a six month deadline subsequent to the written refusal of acceptance of the indemnity and the client was informed of this consequence.
The right to assert the bar of the preclusive deadline remains unaffected. Sentences 1 to 3 also apply to legally required audits with statutory liability limits.

10. Supplementary provisions for audit engagements
(1) A subsequent amendment or abridgement of the financial statements or management report audited by a Wirtschaftsprüfer and accompanied by an auditor’s report requires the written consent of the Wirtschaftsprüfer even if these documents are not published. If the Wirtschaftsprüfer has not issued an auditor’s report, a reference to the audit conducted by the Wirtschaftsprüfer in the management report or elsewhere specified for the general public is permitted only with the Wirtschaftsprüfer’s written consent and using the wording authorized by him.
(2) If the Wirtschaftsprüfer revokes the auditor’s report, it may no longer be used. If the client has already made use of the auditor’s report, he must announce its revocation upon the Wirtschaftsprüfer request.
(3) The client has a right to 5 copies of the long-form report. Additional copies will be charged for separately.
11. Supplementary provisions for assistance with tax matters
(1) When advising on an individual tax issue as well as when furnishing continuous tax advice, the Wirtschaftsprüfer is, entitled to assume that the facts provided by the client — especially numerical disclosures — are correct and complete; this also applies to bookkeeping engagements. Nevertheless, he is obliged to inform the client of any errors he has discovered.
(2) The tax consulting engagement does not encompass procedures required to meet deadlines, unless the Wirtschaftsprüfer has explicitiy accepted the engagement for this. In this event the client must provide the Wirtschaftsprüfer, on a timely basis, all supporting documents and records — especially tax assessments — material to meeting the deadlines, so that the Wirtschaftsprüfer has an appropriate time period available to work therewith.
(3) In the absence of other written agreements, continuous tax advice encompasses the following work during the contract period:
a)	preparation of annual tax returns for income tax, corporation tax and business tax, as well as net worth tax returns on the basis of the annual financial statements and other schedules and evidence required for tax purposes to be submitted by the client

b)	examination of tax assessments in relation to the taxes mentioned in (a)

c)	negotiations with tax authorities in connection with the returns and assessments mentioned in (a) and (b)

d)	participation in tax audits and evaluation of the results of tax audits with respect to the taxes mentioned in (a)

e)	participation in Einspruchs- ünd Beschwerdeverfahren [appeals and complaint procedures] with respect to the taxes mentioned in (a).
In the afore-mentioned work the Wirtschaftsprüfer takes material published legal decisions and administrative interpretations into account.
(4) If the Wirtschaftsprüfer receives a fixed fee for continuous tax advice, in the absence of other written agreements the work mentioned under paragraph 3 (d) and (e) will be charged separately.
(5) Services with respect to special individual issues for income tax, corporate tax, business tax, valuation procedures for property and net worth taxation, and net worth tax as well as all issues in relation to sales tax, wages tax, other taxes and dues require a special engagement. This also applies to:
a)	the treatment of nonrecurring tax matters, e. g. in the field of estate tax, capital transactions tax, real estate acquisition tax

b)	participation and representation in proceedings before tax and administrative courts and in criminal proceedings with respect to taxes, and

c)	the granting of advice and work with respect to expert opinions in connection with conversions of legal form, mergers, capital increases and reductions, financial reorganizations, admission and retirement of partners or shareholders, sale of a business, liquidations and the like.
(6) To the extent that the annual sales tax return is accepted as additional work, this does not include the review of any special accounting prerequisites nor of the issue as to whether all potential legal sales tax reductions have been claimed. No guarantee is assumed for the completeness cf the supporting documents and records to validate the deduction of the input tax credit.
12. Confidentiality towards third parties and data security
(1) Pursuant to the law the Wirtschaftsprüfer is obliged to treat all facts that he comes to know in connection with his work as confidential, irrespective of whether these concern the client himself or his business associations, unless the client releases him from this obligation.
(2) The Wirtschaftsprüfer may only release long-form reports, expert opinions and other written statements on the results of his work to third parties with the consent of his client.
(3) The Wirtschaftsprüfer is entitled — within the purposes stipulated by the client — to process personal data entrusted to him or allow them to be processed by third parties.
13. Default of acceptance and lack of cooperation on the part of the client
If the client defaults in accepting the services offered by the Wirtschaftsprüfer or if the client does not provide the assistance incumbent on him pursuant to No. 3 or otherwise, the Wirtschaftsprüfer is entitled to cancel the contract immediately. The Wirtschaftsprüfer’s right to compensation for additional expenses as well as tor damages caused by the default or the lack of assistance is not affected, even if the Wirtschaftsprüfer does not exercise his right to cancel.
14. Remuneration
(1) In addition to his claims for fees or remuneration, the Wirtschaftsprüfer is entitled to reimbursement of his outlays: sales tax will be billed separately. He may claim appropriate advances for remuneration and reimbursement of outlays and make the rendering of his services dependent upon the complete satisfaction of his claims. Multiple clients awarding engagements are jointly and severally liable.
(2) Any set off against the Wirtschaftsprüfer’s claims for remuneration and reimbursement of outlays is permitted only for undisputed claims or claims determined to be legally valid.
15. Retention and return of supporting documentation and records
(1) The Wirtschaftsprüfer retains, for seven years, the supporting documents and records in connection with the completion of the engagement — that had been provided to him and that he has prepared himself — as well as the correspondence with respect to the engagement.
(2) After the settlement of his claims arising from the engagement, the Wirtschaftsprüfer, upon the request of the client, must return all supporting documents and records obtained from him or for him by reason of his work on the engagement. This does not, however, apply to correspondence exchanged between the Wirtschaftsprüfer and his client and to any documents of which the client already has the original or a copy. The Wirtschaftsprüfer may prepare and retain copies or photocopies of supporting documents and records which he returns to the client.
16. Applicable law
Only German law applies to the engagement, its conduct and any claims arising therefrom.

Enclosure
to the General Terms of Engagement
SPECIAL CONDITIONS
for the increase of the liability under the
General Terms of Engagement
as of January 1, 2002
The amounts of EURO 4,000,000 and EURO 5,000,000, respectively, as provided for in No. 9 par, 2 of the attached General Terms of Engagement are uniformly substituted by the amount of EURO 5,000,000.
If, in the client’s opinion, the foreseeable contractual risk will be considerably higher than EURO 5,000,000, BDO Deutsche Warentreuhand Aktiengesellschaft will agree, at the client’s request, to offer to the client an increased liability limit if and to the extent the liability insurance for the increased amount can be obtained from a German professional liability insurer. Upon the agreement of an increased liability limit, BDO Deutsche Warentreuhand Aktiengesellschaft is entitled to allow for the premium expense when determining the amount of its fees.
The above mentioned provisions are not applicable when a greater or lesser liability limit has been provided by law for the respective professional service, particularly in connection with a statutory audit. In such a case the statutory liability regulations continue to be applicable.
If various causes of damage occur, BDO Deutsche Warentreuhand Aktiengesellschaft is liable within the scope of the increased liability limit only to the extent that causation can be attributed to BDO Deutsche Warentreuhand Aktiengesellschaft or its employees in relation to other causes relevant to the damage. This applies in particular in the case of a joint assignment with other auditors. If, as agreed by the client, a third party is engaged for the execution of an assignment BDO Deutsche Warentreuhand Aktiengesellschaft will only be liable for negligence in connection with the selection of that third party.
BDO Deutsche Warentreuhand
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

EXHIBIT E

EXECUTION COPY
Dated 9 October 2006
CROWN WESTFALEN B.V.
– and –
CROWN WESTFALEN LLC

WARRANT INSTRUMENT

ABU DHABI | BEIJING | BRUSSELS | DUSSELDORF | FRANKFURT | HONG KONG | LONDON | MANNHEIM | MENLO PARK
MUNICH | NEW YORK | PARIS | ROME | SAN FRANCISCO | SAO PAULO | SINGAPORE | TOKYO | TORONTO | WASINGTON. DC

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THIS WARRANT INSTRUMENT is executed by way of DEED made on 9 October 2006 (this “Deed”)
BY:-
1.	CROWN WESTFALEN B.V., a private company with limited liability with its corporate seat in Amsterdam, The Netherlands (Registration number with the trade register of the Chamber of Commerce of Amsterdam 06053940), with its registered office at Naritaweg 165 Telestone 8, 1043 BW Amsterdam, The Netherlands (the “Company”); and

2.	CROWN WESTFALEN LLC, a limited liability corporation incorporated in the State of Delaware whose principal office is at 1251 Dublin Road, Columbus, Ohio 43215, USA (the “Parent”).
WHEREAS:-
(A)	The Company has, by resolution of its GM, agreed to issue warrants to subscribe for shares in the capital of the Company on the terms set out in this Deed.

(B)	The Parent is the holder of 100 per cent, of the issued and outstanding share capital of the Company and has agreed to comply with certain obligations and undertakings as set out in this Deed and to procure that the Company complies with its obligations and undertakings as set out in this Deed.
BY THIS DEED THE COMPANY AND THE PARENT DECLARE AND COVENANT AS FOLLOWS:-
1.	INTERPRETATION

1.1	The following words and expressions shall have the following meanings unless the context requires otherwise:-

“Adjustment Event” has the meaning given in Schedule 3;

“Accounts” means the annual audited consolidated financial statements and the quarterly management and consolidated financial statements of:
(a)	Crown Northcorp Inc.; and

(b)	to the extent that they are prepared:
(i)	the Parent; and

(ii)	the Company;
“Affiliate” means, with respect to any specified person, any other person directly, or indirectly, controlling or controlled by or under direct, or indirect, common control with such specified person, and the term “Affiliated” shall be construed accordingly;

“Articles” means the articles of association of the Company in force from time to time;

“Auditors” means the auditors of the Company from time to time;

“Board” means the board of managing directors of the Company from time to time;

“Business Day” means a day (excluding Saturdays and Sundays) on which banks are open for general business in Amsterdam, London and New York and which is a TARGET Day;

“Capitalisation” has the meaning given in Clause 4.4(c);

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“control” means, in relation to a person, the power to direct or cause the direction of the management and policies of such person, directly, or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall be construed accordingly;

“Credit Suisse” means Credit Suisse, London Branch;

“Deed of Adherence” means a deed substantially in the form set out in Schedule 6;

“Diluted Share Capital” means, at any relevant date, the aggregate of:-
(a)	all issued Ordinary Shares;

(b)	all Ordinary Shares which would be issued if the Subscription Rights had been exercised to their maximum extent; and

(c)	all Equity Shares which, at that date, the Company has agreed or is required to create or issue (whether conditionally or otherwise);
“Equity Proportion” means the respective proportions in which Ordinary Shares are held at any relevant time by each of the shareholders of the Company, provided that in the case of a Warrantholder, the number of Ordinary Shares held by such Warrantholder shall be determined on the assumption that all the Warrants held by it had been exercised immediately prior to that date;

“Equity Shares” means shares in the capital of the Company which are an “equity security” as defined in section 94(2) of the Companies Act 1985 or are “relevant employee shares” as defined in section 94(4) of that Act (and in each case any reference in the Act to a “company” shall be to the Company);

“Exercise Period” means the period beginning from the date of this Deed and continuing until the Maturity Date (both dates inclusive);

“Extraordinary Resolution” means a resolution consented to in writing by all of the Warrantholders or passed at a meeting of Warrantholders duly convened and held and carried by a majority consisting of not less than 75 per cent, of the votes upon a show of hands or, if a poll is duly demanded, by a majority consisting of not less than 75 per cent, of the votes cast on a poll, provided that in each case, for so long as Credit Suisse or any of its Affiliates is a Warrantholder, the consent of Credit Suisse or its Affiliate(s) (as the case may be) is required;

“Facility Agreement” means the facility agreement dated 31 July 2006 between, inter alia, the Parent, as borrower, and Credit Suisse, London Branch as arranger, original lender, issuing bank, agent and security agent, as may be amended from time to time, but without taking into account any amendments in respect of any definitions which are used in this Deed which may be executed after the date hereof;

“GM” means the general meeting of shareholders of the Company;

“Group” means, in relation to a body corporate, that body corporate, its parent undertaking and its subsidiary undertakings from time to time and “member of its Group” means any one of them;

“Maturity Date” means 31 December 2011;

“Legal Reservations” means:
(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

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(b)	the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.
“Lender” has the meaning given in the Facility Agreement;

“Listing” means the listing on any regulated stock exchange as approved by resolution of the Board;

“Ordinary Shares” means Ordinary Shares of €1 each in the capital of the Company having the rights, and being subject to the restrictions, set out in the Articles (and, if there is a sub-division (splitsing), consolidation (samenvoeging) or conversion (conversie) of those shares, shares resulting from the subdivision, consolidation or conversion);

“Parent Group” means the Parent and its subsidiary undertakings;

“Permitted Holder” has the meaning given in Clause 11.1;

“Permitted Reorganisation” means the restructuring of the group comprising Crown Northcorp Limited and its subsidiary undertakings and the sale of Crown Northcorp Limited and certain of its relevant subsidiary undertakings to Westfalenbank AG on an arm’s length basis by Crown Northcorp Inc., as contemplated by the Facility Agreement;

“Public Offering” means any public offering of Equity Shares or any other security which is mandatorily convertible into or exchangeable into Equity Shares (whether by an issue of Equity Shares or any such other security by the Company, or a sale of existing Equity Shares or any such other existing security, or a combination of both), whether or not such offering includes a Listing;

“Register” means the register of persons for the time being entitled to the benefit of the Warrants required to be maintained pursuant to this Deed;

“Regulatory Authority” means any regulatory, quasi-regulatory, administrative or governmental body, court or commission of competent jurisdiction anywhere in the world and any person, entity or body which is a successor or equivalent to any of them or which performs a similar role to any of them, including, without limitation, the U.S. Securities and Exchange Commission, the Dutch Autoriteit Financiële Markten, the UK’s Financial Services Authority, the UK’s Office of Fair Trading, Germany’s Bundesanstalt für Finanzdienstleistungsaufsicht and Belgium’s Commission Bancaire Financiere et des Assurances;

“Relevant Jurisdiction” means the Netherlands and the State of Delaware;

“Subscription Price” means €840.41 per Warrant Share (as adjusted in accordance with Schedule 3);

“Subscription Rights” means the rights to subscribe for Warrant Shares under Clause 4.1 and (in relation to a particular Warrantholder) under Clause 4.2;

“Warrant Certificate” means a certificate evidencing a Warrantholder’s entitlement to Warrants in the form, or substantially in the form, set out in Schedule 1;

“Warrant Price” means, in respect of each Warrant, the Subscription Price multiplied by the number of Warrant Shares to which the Warrantholder would be entitled in respect of such Warrant if it were to be exercised;

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“Warrantholders” means the person or person(s) in whose name(s) the Warrants are registered from time to time in the Register, and “Warrantholder” shall mean any one of them;

“Warrants” means the warrants of the Company constituted by this Deed and all rights conferred to the Warrantholders by it (including Subscription Rights); and

“Warrant Shares” means a total of 5,652 Ordinary Shares issued or issuable upon the exercise of the Subscription Rights, subject to adjustment in accordance with Clause 4.4 and/or Schedule 3.

1.2	Any expression, word or abbreviation used in this Deed which is not defined in it but which has been defined in the Facility Agreement shall have the meaning given to it in the Facility Agreement unless the context requires otherwise.

1.3	Headings to clauses and paragraphs and descriptive notes in italic type and in brackets are for information only and shall not form part of the operative provisions of this Deed and shall be ignored in its construction, save for any descriptive notes in italic type and in brackets which relate to the Dutch translation of certain words and phrases.

1.4	References to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality).

1.5	References to recitals, clauses or schedules are to recitals to, clauses of and schedules to this Deed. The recitals and schedules form part of the operative provisions of this Deed and references to this Deed shall, unless the context otherwise requires, include references to the recitals and schedules.

1.6	References to statutes or statutory provisions include references to any orders or regulations made under them and any references to any statute, provision, order or regulation include references to that statute, provision, order or regulation as amended, modified, re-enacted or replaced from time to time whether before or after the date of this Deed (subject as otherwise expressly provided in this Deed) and (where appropriate) to any previous statute, statutory provision, order or regulation amended, modified, re-enacted or replaced by such statute, provisions, order or regulation.

1.7	The expressions “body corporate,” “parent undertaking,” “subsidiary,” “subsidiary undertaking” and “wholly-owned subsidiary” shall have the meaning given in the Companies Act 1985.

1.8	A “winding-up” includes a Dutch entity being declared bankrupt (failliet verklaard).

2.	DEED TO BE BINDING ON COMPANY, THE PARENT AND WARRANTHOLDERS

The Company and the Parent agree with the Warrantholders, and in consideration of being issued a Warrant Certificate, each Warrantholder agrees with the Company and the Parent that the Articles (insofar as they relate to the Warrants) and the terms of this Deed shall be binding upon the Company, the Parent and each Warrantholder and all persons claiming through any of them (including the transferees, successors and assigns of each Warrantholder).

3.	WARRANTIES

The Company and the Parent hereby warrant to each other and for the benefit of the Warrantholders as follows:-

3.1	Status

It is a company duly established and existing under the laws of the jurisdictions stated on page 1 of this Deed, and has the power and authority to own its assets and to conduct the business which it conducts and/or proposes to conduct.

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3.2	Powers

Subject to the Legal Reservations, it has the power:
(a)	to enter into, exercise its rights and perform and comply with its obligations under this Deed; and

(b)	in respect of the Parent only, to act as a shareholder of the Company.
3.3	Authorisation and Consents

All actions, conditions and things required to be taken, fulfilled and done (including the obtaining of necessary consents) in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Deed and (b) to make this Deed admissible in evidence in the courts of the jurisdiction in which it is incorporated have been taken, fulfilled and done.

3.4	Non-Violation of Laws etc.

Its entry into, exercise of its respective rights and/or performance of or compliance with their respective obligations under this Deed do not and will not violate or exceed any restriction imposed by (a) the laws of any Relevant Jurisdiction or (b) its memorandum of association, articles of association, by-laws or equivalent constitutional documents.

3.5	Obligations Binding

Subject to the Legal Reservations, its obligations under this Deed are valid, binding and enforceable.
3.6	Non-Violation of Other Agreements

Its entry into, exercise of its rights and/or performance of or compliance with its respective obligations under this Deed do not and will not violate any agreement to which it is a party or which is binding on its assets.

4.	SUBSCRIPTION RIGHTS

4.1	The Company hereby creates and issues to Credit Suisse, as the initial Warrantholder, pursuant to the resolutions of the GM passed on 4 October 2006 and 6 October 2006, 5,652 Warrants which in aggregate give the holder(s) thereof the right to subscribe in cash at the Subscription Price for 5,652 Warrant Shares on the terms and subject to the conditions of this Deed, and for which the Company has created an appropriate authorised capital.

4.2	Subject to Clause 4.3, each Warrantholder shall have the right to subscribe in cash at the Subscription Price for one Warrant Share in respect of each Warrant of which it is recorded in the Register as the holder, on the terms and subject to the conditions of this Deed.

4.3	If there is an Adjustment Event, the number and/or nominal value of the Warrant Shares for which each Warrantholder will have the right to subscribe in respect of each Warrant held by it and/or the Subscription Price shall be adjusted as may be required in accordance with Schedule 3 and the Register shall be amended accordingly.

4.4	Post-Closing Adjustments
(a)	The Company is liable in respect of certain services provided to it and reasonable expenses incurred by it in connection with the Acquisition, the Facility and the transactions contemplated thereby (including the execution of the Acquisition Documents, the Finance Documents and the Warrant Documents), up to and including the date of this Deed (collectively, the “Expenses”), which Expenses are expected not to exceed €3 million. The

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parties therefore intend to increase the issued share capital of the Company and the number of Warrants and Warrant Shares to be issued pursuant to this Deed in accordance with the provisions of this Clause 4.4 following Closing to take into account such Expenses.

(b)	The Company shall, in consultation with each of the Warrantholders, calculate the final aggregate amount of the Expenses which are due and payable by it (which Expenses shall be substantiated by valid invoices and/or receipts), and shall notify the Warrantholders of the same as soon as reasonably practicable, and in any event within 5 Business Days of receipt thereof, and provide the Warrantholders with the opportunity to review such calculations and any evidence to support such calculations as the Warrantholders may reasonably request (including, without limitation, providing the Warrantholders with access to any working papers or copies of such receipts).

(c)	The parties intend that the Parent shall provide the Company with a loan in respect of such Expenses (the “Loan”), which (excluding any interest thereon, if any) is intended to be subsequently capitalised in accordance with the provisions of this Clause 4.4 (the “Capitalisation”). Prior to the capitalisation of the Loan or any part thereof (excluding any interest thereon, if any), the Company shall, simultaneously with and in connection with the Auditor’s review of the annual audited consolidated financial statements of the Company, consult with the Auditors and each of the Warrantholders, to determine whether the accounting for and the capitalisation of the Expenses is in accordance with Dutch generally accepted accounting principles and determine the amount of the Loan (excluding any interest thereon, if any) which it is entitled to capitalise (the “Final Amount”). The Company shall allow each of the Warrantholders a reasonable opportunity to participate in any discussions with the Auditors in connection with the proposed capitalisation and shall provide the Warrantholders with any information that they may reasonably request in connection with the same (including, without limitation, access to any of the Auditors’ working papers).

(d)	The Company shall as soon as reasonably practicable prior to the adoption of the annual audited consolidated financial statements of the Company and in any event no later than 6 April 2007:
(i)	capitalise the Final Amount by issuing and allotting to the Parent such number of Ordinary Shares as shall equal the Final Amount divided by the Subscription Price, rounded down to the nearest whole number; and

(ii)	increase the number of Warrant Shares to be, or capable of being, issued on any subsequent exercise of the Subscription Rights by creating and issuing to Credit Suisse a number of additional Warrants (the “Capitalization Warrants”) such that the additional number of Warrant Shares to be, or capable of being, issued on the exercise of the Subscription Rights relating to such Capitalization Warrants shall be equal to 19 per cent, of (A) the Final Amount divided by (B) 81 multiplied by (C) 100 and divided by (D) the Subscription Price, rounded down to the nearest whole number.
(e)	For the avoidance of doubt the parties agree that this Clause 4.4 shall apply notwithstanding any other provisions of this Deed.
5.	EXERCISING SUBSCRIPTION RIGHTS

5.1	Timing

The Subscription Rights may be exercised at any time during the Exercise Period.

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5.2	Number of Warrants which must be exercised
(a)	Save as provided in Clause 5.2(b), no exercise of Subscription Rights by a Warrantholder shall be effective unless all Subscription Rights of that Warrantholder are exercised at the same time.

(b)	Notwithstanding Clause 5.2(a), for so long as Credit Suisse or any of its Affiliates is a Warrantholder, each of Credit Suisse or its Affiliate(s) (as the case may be) may exercise some or all of the Warrants which it holds. If Credit Suisse or its Affiliate(s) (as the case may be) exercises only some of the Warrants represented by any Warrant Certificate(s) held by it, the Company shall, on receipt of the original Warrant Certificate(s) (or an appropriate indemnity), issue to Credit Suisse or its Affiliate(s) (as the case may be) (free of charge) a new Warrant Certificate(s) in respect of the balance.
5.3	Mechanism
(a)	In order validly to exercise its Subscription Rights, a Warrantholder must:-
(i)	in relation to any Warrantholder other than Credit Suisse (or any of its Affiliates) (but only for as long as Credit Suisse (or any of its Affiliates) is a Warrantholder and/or holder of Warrant Shares) obtain the prior written consent of Credit Suisse to such exercise (such consent not to be unreasonably withheld or delayed);

(ii)	deliver to the registered office of the Company the Warrant Certificate for the Warrants in respect of which Subscription Rights are being exercised with the exercise notice contained on the Warrant Certificate duly completed;

(iii)	transfer the aggregate Subscription Price in cleared funds to the Company to its bank account the details of which are provided in Clause 5.3(b), or such other bank account, the details of which the Company has previously notified to the Warrantholders in accordance the provisions of Clause 20; and

(iv)	notify the Company of the name and address of the Permitted Holder(s) to whom the Warrant Shares arising on exercise of Subscription Rights are to be issued and allotted (failing which the Warrant Shares shall be issued to the Warrantholder at the address stated in the Register).
(b)	For the purposes of Clause 5.3(a), the Company’s designated bank account details are set out as follows:-

Bank: Citco Bank Nederlands N.V.

Account Name: Crown Westfalen B.V.

Account Number: 63.59.77.540

IBAN code: NL22 CITC 0635 9775 40

(c)	Delivery of the items specified in Clause 5.3(a) to the Company shall be an irrevocable election by the Warrantholder to exercise the relevant Subscription Rights, conditional upon the receipt of any necessary approval of any Regulatory Authority for the exercise of the relevant Subscription Rights.

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6.	OBLIGATIONS OF THE COMPANY AND THE PARENT

6.1	The Company undertakes to comply with, and the Parent undertakes to comply with and to procure that, the Company complies with the terms and conditions of this Deed, including, without limitation, to give effect to the Subscription Rights in accordance with the terms of this Deed.

6.2	The Company shall, and the Parent shall procure that the Company and each of its subsidiary undertakings shall, take all steps reasonably necessary to facilitate the exercise of the Warrants in accordance with the terms of this Deed, including, without limitation, making all necessary submissions, notifications and filings with any Regulatory Authority.

6.3	In the event that any Warrantholder is unable to exercise its Warrants or where any modification is required to the terms of this Deed to permit such exercise or any condition is imposed on or in relation to such exercise (whether at the request of a Regulatory Authority or due to the then existing applicable laws) the Company shall, and the Parent shall procure that the Company shall, at such Warrantholders’ expense, use its reasonable endeavours to assist such Warrantholder to find an alternative implementation structure in conformity with such request or the then existing applicable laws, that would enable such Warrantholder to achieve a similar commercial result as would have resulted if such Warrantholder had been able to exercise its Warrants.

6.4	The Parent further agrees to exercise all of its rights and powers arising under this Deed, the Articles and Dutch law and to do all acts and things (including the waiver or failure to exercise any rights arising under the Articles and Dutch law) as are reasonably necessary to give effect to the provisions of this Deed. Without prejudice to the generality of the foregoing, the Parent agrees to always exercise its rights pursuant to articles 14 to 20 (Restrictions on the transfer of shares) (inclusive) of the Articles, as amended in accordance with this Deed.

7.	AMENDMENTS TO THE ARTICLES

7.1	The Company and the Parent have done all acts and things as are necessary to amend the Articles in accordance with the draft articles of association set out in Schedule 5 (including, without limitation, procuring that the resolution to amend the Articles is adopted by the GM on or prior to the date of this Deed and obtaining a declaration of no-objection from the Ministry of Justice).

8.	ISSUE OF WARRANT SHARES

8.1	Following a valid exercise of Subscription Rights by a Warrantholder pursuant to Clause 5.3, the Company shall within 10 Business Days of the exercise or the receipt of any necessary approval of any Regulatory Authority for the exercise, whichever is later:-
(a)	execute a notarial deed of issue with respect to the Warrant Shares to which the Warrantholder is entitled by exercising the Subscription Rights in accordance with Dutch law;

(b)	allot and issue to the Warrantholder (or such other Permitted Holder as it may direct) the Warrant Shares to which the Warrantholder is entitled by exercising the Subscription Rights in accordance with Dutch law; and

(c)	enter the Warrantholder’s name (or such other Permitted Holder’s name as it may direct) in the shareholders register of the Company as the holder of such Warrant Shares.
8.2	The Parent and any holder of Warrant Shares shall not exercise its pre-emption rights, if any, in relation to any issuance of the Warrant Shares.

8.3	The Warrant Shares allotted pursuant to exercise of the Subscription Rights shall:-
(a)	be allotted and issued fully paid;

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(b)	rank pari passu with the fully paid Ordinary Shares then in issue; and

(c)	rank for all dividends and distributions paid in respect of any record date which falls on or after the date on which those Warrant Shares are issued and otherwise shall have all the rights set out in the Articles relating to Ordinary Shares.
8.4	Upon the valid allotment and issuance of the Warrant Shares in accordance with Clause 8.1, the relevant Warrants in respect of which such Warrant Shares have been issued shall be cancelled by the Company.

8.5	Fractional entitlements shall be disregarded and the number of Warrant Shares to be allotted on the exercise of Subscription Rights (which, in the case of the exercise of Subscription Rights for more than one Warrant at any one time, shall be the number of Warrant Shares in aggregate to be so allotted) shall be rounded down to the nearest whole number.

9.	INFORMATION AND RIGHTS OF WARRANTHOLDERS

9.1	Information to be provided by the Company

The Company shall, subject to any legal or regulatory restrictions, send to each Warrantholder and/or holder of Warrant Shares:-
(a)	as soon as they are available, but in any event within 90 days after the end of each financial year (in the case of any annual audited financial statements) or within 45 days after the end of each calendar quarter (in the case of any quarterly management and consolidated financial statements), a copy of each of the latest Accounts, together with all documents required by law to be annexed to such Accounts;

(b)	copies of all information, correspondence or statements provided to any Regulatory Authority and all publicly available information (including, without limitation, any information relating to Westfalenbank AG, registered with the commercial register of the local court in Bochum under HRB1941);

(c)	copies of every statement, notice or circular issued to the holders of Equity Shares of the Company; and

(d)	to the extent available without requiring any additional preparation, such other financial information as that Warrantholder may from time to time reasonably require.
9.2	Attendance at meetings

Each Warrantholder may attend and speak at all general meetings of the Company but may not vote at those meetings by virtue of or in respect solely of its holdings of Warrants.

9.3	Obligations of confidentiality

Each Warrantholder or holder of Warrant Shares shall keep confidential, in the case of a Warrantholder, any information received by it in its capacity as a Warrantholder, or in the case of a holder of Warrant Shares, any information received by it pursuant to Clause 16.3 in its capacity as a holder of Warrant Shares, which is of a confidential nature except:-
(a)	as required by law or any applicable regulations;

(b)	to the extent the information is in the public domain through no default of the Warrantholder or holder of Warrant Shares (as the case may be); and

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(c)	any Warrantholder or holder of Warrant Shares which receives any such information in its capacity as a Warrantholder or holder of Warrant Shares may, subject to applicable law or regulations and provided that such person is not a competitor of the Company, disclose such information to:
(i)	any other member of its Group; and

(ii)	any Permitted Holder; and

(iii)	any other person with (or through) whom that Warrantholder or holder of Warrant Shares enters into (or may potentially enter into) any sub-participation or other contractual arrangement having a similar commercial effect in relation to all or any of the Warrants or Warrant Shares registered in the name of that Warrantholder or holder of Warrant Shares (as the case may be)
subject to the recipient agreeing to comply with the confidentiality obligations contained herein and, in the case of sub-paragraph (iii), the identity of such other person being disclosed to the Company.
10.	RESTRICTIONS AND OBLIGATIONS OF THE COMPANY

10.1	Whilst any of the Warrants are outstanding and unexercised, the Company undertakes, and the Parent agrees to procure, that the Company will:-
(a)	at all times keep available for issue out of its authorised but unissued share capital such number of Ordinary Shares as would enable the Warrant Shares to be issued to the Warrantholders in full;

(b)	procure that the Auditors certify the appropriate adjustment in accordance with Schedule 3 and not proceed with or give effect to an Adjustment Event unless an adjustment in accordance with paragraph 1 of Schedule 3 is determined by the Auditors in accordance therewith and such an adjustment is effected by the Company on or prior to the date of the proposed event giving rise to such an Adjustment Event;

(c)	except with the prior sanction of an Extraordinary Resolution:-
(i)	save for the Capitalisation, not make any issue of Equity Shares or securities or other instruments convertible into Equity Shares (or grant any options, warrants or other rights to subscribe for, or call for the allotment or issue of Equity Shares) unless each Warrantholder is entitled to participate in such issue or grant in the same proportion as the maximum number of Ordinary Shares falling to be allotted pursuant to its unexercised Subscription Rights bears to the Diluted Share Capital and otherwise on the same terms and conditions as any other participant in that issue or grant, and in the event that due to then existing applicable laws or at the request of a Regulatory Authority a Warrantholder is unable to so participate (a “Restriction”), the Company shall, and the Parent undertakes to procure that the Company shall, use its reasonable endeavours to take such actions as would be necessary to assist such Warrantholder to receive such Equity Shares including, inter alia, agreeing to a reasonable extension of the period for participation in such issue or grant if a reasonable period of extra time is considered by both parties to be reasonably likely to enable such Warrantholder to obtain regulatory clearance;

(ii)	not cancel (intrekken), acquire (verkrijgen) or redeem (inkopen) any Equity Shares (it being noted that under Dutch law only fully paid up shares may be redeemed) unless the Company makes an equivalent offer to the Warrantholders for such number of Warrants (the “Offer Warrants”) as represents the same proportion of all the

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Warrants as the proportion which the number of Equity Shares to be cancelled (intrekken) or acquired (verkrijgen) or redeemed (inkopen) (which shall be deemed to include the number of Warrant Shares which would have been issued on the exercise of the Offer Warrants) bears to all the issued Equity Shares in the Company fully diluted by reference to the Diluted Share Capital (but only including Equity Shares falling within paragraph (a) of the definition of Diluted Share Capital if such Equity Shares are to be the subject of an equivalent offer on the same basis). The price for each Warrant will be the price at which each Equity Share is cancelled (intrekken) or acquired (verkrijgen) or redeemed (inkopen) multiplied by the number of Warrant Shares represented by each Warrant (and for this purpose treating any fraction of a Warrant Share arising in respect of such exercise as included in the entitlement) less the Warrant Price (including for this purposes, where a fraction of a Warrant Share has been included as described above, a fraction of the Subscription Price equal to the fraction of a Warrant Share so included);

(iii)	not sub-divide (splitsen), consolidate (samenvoegen) or convert (conerteren) any Equity Shares otherwise than pursuant to an Adjustment Event;

(iv)	not alter the Articles or modify the rights attached to any Equity Shares in a way which could reasonably be expected to have an adverse effect on the rights of the Warrantholders;

(v)	not do anything which would result in Equity Shares being issued or issuable to the Warrantholders at a discount to their nominal value; or

(vi)	not purchase, and procure that its Affiliates will not purchase any of the Warrants unless an offer to purchase on the same economic terms is made pro rata to all the Warrantholders and any Warrants purchased by the Company or any of its Affiliates will be cancelled and shall not be available for reissue.
10.2	With the exception of the transaction set out in Clause 4.4, whilst any of the Warrants are outstanding and unexercised, the Company will not, and will not permit any subsidiary undertaking, and the Parent will procure that the Company will not and will not permit any subsidiary undertaking, to directly, or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any service), involving aggregate payments or the transfer of assets or provision of services in excess of €50,000.00 with, or for the benefit of any Affiliate of the Company which is not a member of the Parent Group, unless:-
(a)	such transaction or series of transactions is on terms that, taken as a whole are not materially less favourable to the Company or such subsidiary undertaking, as the case may be, than those that could have been obtained in a comparable arm’s-length transaction with third parties that are not Affiliates; and

(b)	with respect to any transaction or series of transactions involving aggregate payments or the transfer of assets or provision of services, in each case having a value greater than €100,000.00, the terms of such transaction or series of transactions have been approved by a resolution of the Board resolving that such transaction complies with Clause 10.2(a), and the same shall have been certified in a certificate signed by a director of the Company and delivered to each of the Warrantholders at least 3 Business Days before any such proposed transaction or series of transactions.
10.3	Save with the prior sanction of an Extraordinary Resolution, whilst any of the Warrants are outstanding and unexercised, the Parent will not, and will not permit any other member of the Parent Group, to:-
(a)	enter into any material transaction with any third party which is not on arm’s length terms;

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(b)	make a substantial change to the general nature of the business carried out by the Parent Group taken as a whole from that carried out at the date of this Deed;
and the Company agrees to comply with the provisions of this Clause 10.3 in so far as they apply to it and its subsidiary undertakings.

10.4	Save with the prior sanction of an Extraordinary Resolution, whilst any of the Warrants are outstanding and unexercised, the Company will not and the Parent will procure that the Company will not:
(a)	enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction (other than the Permitted Reorganisation);

(b)	undertake any public offering of shares or any other securities which is mandatorily convertible into or exchangeable into shares (whether by an issue of shares or any such other security by the relevant company, or a sale of the existing shares or any such other existing security, or a combination of both), whether or not such offering includes the listing of such shares or such other security on any regulated stock exchange, provided that the provisions of this Clause 10.4(b) will not apply to any issue of Equity Shares or securities or other instruments convertible into Equity Shares (or any grant of options, warrants or other rights to subscribe for, or call for the allotment or issue of Equity Shares) which is permitted under Clause 10.1(c)(i).
10.5	Notwithstanding any other provision in this Deed, the restrictions set forth in Clauses 10.2, 10.3 and 10.4 (if applicable) will not apply to the Permitted Reorganisation.

11.	TRANSFER OF WARRANTS

11.1	Subject to any applicable security laws and regulations, the Warrants may be transferred at any time and from time to time, by any Warrantholder to the following persons (each a “Permitted Holder”);
(a)	any of its Affiliates (provided that if such Affiliated transferee ceases to be an Affiliate of the transferor, it must transfer all of the Warrants back to the transferor)

(b)	for so long any amount due under the Facility Agreement (including any interest thereon) is outstanding and has not been repaid in full, to any Lender;

(c)	to any Purchaser pursuant to the provisions of Clause 18 (Tag-Along Right) or to any Offeror pursuant to the provisions of Clause 19 (Drag-Along Right) (as the case may be);

(d)	to any person with (or through) whom that Warrantholder enters into any sub-participation or other contractual arrangement having a similar commercial effect in relation to all or any of the Warrants registered in the name of that Warrantholder, subject to the prior written consent of the Company (such consent not to be unreasonably withheld or delayed but it being recognised that it would be reasonable for the Company to withhold its consent to any transfer to a competitor); or

(e)	to any other person subject to the prior written consent of the Company (such consent not to be unreasonably withheld or delayed but it being recognized that it would be reasonable for the Company to withhold its consent to any transfer to a competitor).
11.2	A Warrant may only be transferred as a whole and no fractional interest in a Warrant may be transferred.

11.3	The provisions of paragraph 2 of Schedule 2 shall apply to any transfer of the Warrants.

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12.	MODIFICATION OF RIGHTS

12.1	Subject to Clauses 12.3 and 12.4, this Deed, other than Clauses 9 (Information and Rights of Warrantholders), 12 (Modification of Rights), 16 (Board Observer), 17 (Public Offering), 18 (Tag- Along Right), 19 (Drag-Along Right) and 26 (Service of Process) may be modified only with the prior written consent of the Warrantholders entitled to subscribe for at least 75 per cent, of the Warrant Shares, provided that for as long as Credit Suisse or any of its Affiliates is a Warrantholder, the prior written consent of Credit Suisse or its Affiliate(s) (as the case may be) is required.

12.2	Subject to Clauses 12.3 and 12.4, Clauses 9 (Information and Rights of Warrantholders), 12 (Modification of Rights), 16 (Board Observer), 17 (Public Offering), 18 (Tag-Along Right), 19 (Drag- Along Right) and 26 (Service of Process) may be modified only with the prior written consent of the holders of at least 75 per cent, of the Warrant Shares (assuming that all the Warrants had been exercised immediately prior to any such proposed modification) provided that, for as long as Credit Suisse or any of its Affiliates is a Warrantholder and/or holder of Warrant Shares, the prior written consent of Credit Suisse or its Affiliate(s) (as the case may be) is required.

12.3	Any modifications to this Deed which affect or may affect the rights and/or obligations of Credit Suisse, the Company or the Parent require the prior written consent of Credit Suisse, the Company or the Parent (as the case may be) (including, without limitation, in the case of any modifications which affect or may affect the rights and/or obligations of Credit Suisse, any modifications to Clause 5.3(a)(i)).

12.4	Subject to Clause 12.3, modifications to this Deed which are of a purely formal, minor or technical nature may be made by written agreement signed as a deed by (i) the Company, (ii) the Parent and (iii) Credit Suisse or any of its Affiliates nominated by Credit Suisse for that purpose (but only for as long as Credit Suisse or any of its Affiliates is a Warrantholder and/or holder of Warrant Shares).

12.5	Modifications made in accordance with the provisions of this Clause 12 shall be binding on all the Warrantholders.

13.	LIQUIDATION

13.1	If an order is made or an effective resolution is passed for the winding-up or dissolution (ontbinding) of the Company or if any other dissolution of the Company by operation of law is to be effected then the provisions of Clause 13.2 or 13.3 (as the case may be) shall apply.

13.2	If the winding-up or dissolution is for the purpose of a reorganisation, amalgamation or merger on terms previously sanctioned by Extraordinary Resolution, the terms of the scheme of arrangement, or the equivalent thereof under Dutch law, will be binding on the Warrantholders.

13.3	If Clause 13.2 does not apply, the Company shall immediately notify the Warrantholders, in writing, that such an order has been made or resolution has been passed or other dissolution is to be effected. Each of the Warrantholders shall be entitled at any time within 3 months after the date such notice is given to elect by notice in writing to the Company to be treated as if it had, immediately before the date of the making of the order or passing of the resolution, exercised the Subscription Rights and it shall be entitled to receive out of the assets which would otherwise be available in the liquidation to the holders of Ordinary Shares, such a sum, (if any) as they would have received had they been the holders of and paid for the Ordinary Shares to which they would have become entitled by virtue of such exercise, after deducting from such sum the amount which would have been payable by them in respect of the Ordinary Shares if they had exercised the Subscription Rights. Nothing contained in this Clause 13.3 shall have the effect of requiring the Warrantholders to make any actual payment to the Company. If and to the extent that the Warrantholders are not able to rely on their rights under this Clause 13.3, the Parent shall, to the extent that it receives any distribution on such liquidation in its capacity as the holder of Ordinary Shares which would otherwise have been paid to the Warrantholders in accordance with the foregoing provisions of this Clause 13.3 (the “Participation Proceeds”), be liable to promptly

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account to the Warrantholders for such Participation Proceeds less any applicable costs and expenses. The Parent shall pay to each Warrantholder its pro-rata share of such Participation Proceeds, to such account as such Warrantholder shall have notified the Parent for the purpose of such payment.

14.	REGISTER AND WARRANT CERTIFICATES

14.1	The Company shall maintain the Register in accordance with Schedule 2.

14.2	Within 5 Business Days of entering the name of a Warrantholder in the Register the Company shall issue to the Warrantholder a Warrant Certificate in respect of that number of the Warrant Shares for which that Warrantholder has the right to subscribe in accordance with this Deed.

14.3	If a Warrant Certificate is mutilated, defaced, lost, stolen or destroyed the Company will replace it provided that:-
(a)	the Warrantholder seeking the replacement provides the Company with such evidence and indemnity in respect of the mutilation, defacement, loss, theft or destruction as the Company may reasonably require;

(b)	the Warrantholder seeking the replacement pays the Company’s reasonable costs in connection with the issue of the replacement; and

(c)	a mutilated or defaced Warrant Certificates in respect of which a replacement is being sought is surrendered before such replacement is issued.
14.4	If there are inconsistencies between the Register and a Warrant Certificate, the Register shall be conclusive evidence of the rights of a Warrantholder, save in the case of fraud or manifest error or if the Warrantholder establishes otherwise.

15.	MEETINGS

The provisions of Schedule 4 shall apply to meetings of the Warrantholders.

16.	BOARD OBSERVER

16.1	The Warrantholders and the holders of the Warrant Shares, acting by simple majority, shall be entitled to appoint one non-voting observer to attend any meeting of the Board and any committees of the Board. For the purposes of this Clause 16, such simple majority shall be calculated by reference to the number of Warrant Shares held or to which such Warrantholder or holder of Warrant Shares would be entitled to hold, at the relevant time, if they had exercised their Subscription Rights in full.

16.2	If a board observer resigns, dies, retires or is otherwise removed by the Warrantholders and the holders of the Warrant Shares or leaves the office of board observer, he shall be replaced by a new board observer chosen by the Warrantholders and the holders of the Warrant Shares, acting in accordance with Clause 16.1.

16.3	Any board observer appointed pursuant to Clause 16.1 or 16.2 shall have the right to attend all meetings of the Board and to receive all such information as the Board are entitled to receive at the same time as such information is provided to the Board and shall be subject to the same confidentiality obligations to the Company as if a Director and shall undertake to the Company accordingly. Any board observer shall be entitled to disclose any such information to any of the Warrantholders and/or holders of Warrant Shares, subject to the confidentiality obligations in Clause 9.3 continuing to apply. Any observer shall be entitled to attend and speak at such meetings but shall not be entitled to vote.

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17.	PUBLIC OFFERING

17.1	The Company and the Parent agree, and the Parent agrees to procure that, if at any time the Company proposes to undertake a Public Offering:-
(a)	the Company shall give to each of the Warrantholders and/or the holders of the Warrant Shares (as the case may be) notice in writing of such proposed Public Offering at least 30 days prior to the same (the “Public Offering Notice”). The Public Offering Notice shall, subject to any legal or regulatory restriction, describe the proposed Public Offering in reasonable detail; and

(b)	each of the Warrantholders and/or the holders of the Warrant Shares (as the case may be), shall have the opportunity to participate in the Public Offering on the same basis as any of the other existing shareholders of the Company, save that each Warrantholders’ or shareholders’ participation (as the case may be) shall be determined pro-rata to its Equity Proportion unless there is any legal or regulatory restriction which specifically prohibits such pro-rata participation by any particular Warrantholder or Warrantholders, in which case it or they (as the case may be) should not be entitled to participate, but without prejudice to the rights of the other Warrantholders to participate on such pro-rata basis.
18.	TAG-ALONG RIGHT

18.1	Save as provided in Clause 18.6, and subject always to Clause 18.7, if the Parent or a Permitted Transferee proposes to transfer any of its Ordinary Shares in the Company, it shall not complete such transfer unless it ensures that the intended transferee (the “Purchaser”) offers in writing to buy from each of the Warrantholders and/or the holders of the Warrant Shares:
(a)	if the Ordinary Shares to be sold by the Parent (or such Permitted Transferee), whether in a single transaction or a series of transactions, represent, in aggregate, 50 per cent, or more of all of the issued and outstanding Ordinary Shares in the Company, all of the Warrants and/or the Warrant Shares held by each such Warrantholder and/or holder of Warrant Shares; or

(b)	(on the basis that the offer to buy from each of the Warrantholders and/or holders of the Warrant Shares is in addition to and does not reduce the number of Ordinary Shares in the Company proposed to be transferred by the Parent (or such Permitted Transferee)) in any other case, the pro-rata portion of the Warrant Shares held or deemed to be held by each such Warrantholder and/or holder of Warrant Shares (calculated by dividing (A) the number of Warrant Shares held by each Warrantholder and/or holder of Warrant Shares (assuming that all the Warrants had been exercised immediately prior to any such proposed offer) by (B) the number of Ordinary Shares owned by the Parent (or such Permitted Transferee) multiplied by (C) the number of shares which the Parent (or such Permitted Transferee) proposes to transfer).
For the avoidance of doubt with respect to any proposed transfer, if such proposed transfer, when aggregated with all previous transfers by the Parent (or such Permitted Transferee) represent, in aggregate, 50 per cent, or more of all of the issued and outstanding Ordinary Shares in the Company, then with respect to such proposed transfer, the provisions of Clause 18.l(a) shall apply.

18.2	The offer shall:-
(a)	be made in writing to each of the Warrantholders and/or holders of the Warrant Shares;

(b)	be open for acceptance by the Warrantholders and/or holders of the Warrant Shares for a period of not less than 14 days after receipt of such offer;

(c)	be irrevocable and unconditional (except for any conditions which apply to the proposed transfer of Ordinary Shares by the Parent);

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(d)	be on the same terms and conditions as shall apply to the sale of the Ordinary Shares by the Parent (or such Permitted Transferee), save as otherwise provided in Clauses 18.2 and 18.3;

(e)	be on terms that the consideration for each Warrant shall be (A) the consideration offered for each Ordinary Share whose proposed transfer has led to the offer multiplied by (B) the number of Warrant Shares to which the Warrantholder would be entitled, in respect of each Warrant, if the Warrant were to be exercised (and for this purpose treating any fraction of a Warrant Share arising in respect of such exercise as included in the entitlement) less (C) the Warrant Price (including for this purposes, where a fraction of a Warrant Share has been included as described in sub-paragraph (B) above, a fraction of the Subscription Price equal to the fraction of a Warrant Share so included);

(f)	be on terms that the consideration for each Warrant Share in relation to a proposed transfer shall be the consideration offered for each Ordinary Share whose proposed transfer has led to the offer; and

(g)	be governed by the laws of England or the laws of such other jurisdiction as may govern any agreement between the Parent (or such Permitted Transferee) and the Purchaser.
18.3	A person selling any Transferring Warrants pursuant to this Clause 18 shall warrant:-
(a)	that it is entitled to transfer or procure the transfer of the full legal and beneficial ownership of such Transferring Warrants on the terms prescribed by this Clause 18;

(b)	(if the person is a body corporate) that it has obtained all corporate authorisations (whether required under applicable law, its constitution documents or otherwise) to empower it to enter into and perform its obligation to sell its holding of the Transferring Warrants on the terms prescribed by this Clause 18;

(c)	that it is the sole legal and beneficial owner of the Transferring Warrants free from all encumbrances and other rights exercisable by third parties;

(d)	in the event of a tag-along right exercised pursuant to Clause 18.1 (a), that it shall sell such Warrants or Warrant Shares with such warranties and/or indemnities as are customary in such transactions and subject to such caps and/or thresholds on liability as are customary in such transactions (taking into account the status of such person as an institutional investor without control over the management of the Company but for the avoidance of doubt, such provisions shall in any event extend beyond the provisions contained in Clauses 18.3(a) to (c) above); and

(e)	in the event of a tag-along right exercised pursuant to Clause 18.1(b), that it shall sell such Warrants or Warrant Shares on substantially the same terms as the Parent or Permitted Transferee shall sell its Ordinary Shares.
18.4	If Clause 18.1 (a) applies, each of the Warrantholders and/or the holders of the Warrant Shares may accept the offer with respect to all (but not some only) of the Warrants and/or Warrant Shares held by it, or if Clause 18.1(b) applies, each of the Warrantholders and/or the holders of the Warrant Shares may accept the offer with respect to the relevant pro-rata amount of the Warrants and/or Warrant Shares held by it (in each case, the “Transferring Warrants”). The completion of the sale and transfer of the Transferring Warrants by any Warrantholder and/or holder of Warrant Shares shall not be conditional upon the acceptance of the offer by the other Warrantholders and/or holders of the Warrant Shares.

18.5	If the offer is accepted by any of the Warrantholders and/or the holders of the Warrant Shares, the transfer of such Transferring Warrants shall be completed at the same time as the Parent’s (or such Permitted Transferee’s) sale of the Ordinary Shares to the Purchaser.

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18.6	Notwithstanding Clause 18.1 and subject always to Clause 18.7, the Parent may transfer all (but not some only) of its Ordinary Shares to any of its wholly-owned subsidiaries (each a “Permitted Transferee”), subject to the Permitted Transferee agreeing immediately to transfer legal and beneficial title to all of the Ordinary Shares held by it to the Parent or another Permitted Transferee of the Parent upon the first-mentioned Permitted Transferee ceasing to be a wholly-owned subsidiary of the Parent, and the Parent undertakes to ensure compliance by its Permitted Transferees with this Clause 18.6.

18.7	It shall be a condition of any transfer of Ordinary Shares by the Parent (or a Permitted Transferee) to any Purchaser or any transfer of Ordinary Shares by the Parent to a Permitted Transferee, that such Purchaser or Permitted Transferee (as the case may be) shall enter into a Deed of Adherence agreeing to become party to and be bound by the terms of this Deed, and thereafter any reference to the Parent herein shall be deemed to include a reference to such Purchaser or Permitted Transferee as if named herein as a party.

18.8	Any transfer attempted in violation of this Clause 18 shall be null and void and shall not be binding on the Company or the Board.

19.	DRAG-ALONG RIGHT

19.1	In this Clause 19, a “Qualifying Offer” shall mean an offer in writing by or on behalf of any person other than an Affiliate of the Company (the “Offeror”) to the holders of the Ordinary Shares, the Warrants and the Warrant Shares to acquire all of the Ordinary Shares, the Warrants and the Warrant Shares (collectively, the “Sale Shares”).

19.2	A Qualifying Offer shall:
(a)	be a bona fide offer on arm’s length terms; and

(b)	fully describe all material terms and conditions of the offer (including terms relating to price, conditions precedent and the anticipated time and place of completion (the “Drag-Along Closing”),
19.3	If the holders of not less than 51 per cent, in nominal value of the Ordinary Shares then in issue (the “Accepting Shareholders”) wish to accept the Qualifying Offer, then the provisions of this Clause shall apply.

19.4	The Accepting Shareholders shall give written notice to the remaining holders of the Warrants or the Warrant Shares (the “Other Shareholders”) of their wish to accept the Qualifying Offer within 14 days of receipt of the Qualifying Offer and the Other Shareholders shall thereupon become bound to accept the Qualifying Offer and to transfer their Warrants or Warrant Shares to the Offeror (or his nominee) (the “Drag-Along Notice”).

19.5	Upon receipt of a Drag-Along Notice, each of the Other Shareholders shall have the obligation to transfer all of its Sale Shares to the Offeror (or its nominee) at the Drag-Along Closing, provided that:
(a)	save as expressly provided in this Clause 19, all the Sale Shares held by the Accepting Shareholders and the Other Shareholders are sold to the Offeror (or its nominee) at the Drag-Along Closing at the same price and on the same terms and conditions as set out in the Qualifying Offer; and

(b)	save as set out in Clause 19.6, none of the Other Shareholders shall be required to give any warranties or indemnities in the context of such transfer.

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19.6	A person selling any Warrants or Warrant Shares pursuant to this Clause 19 shall warrant:
(a)	that it is entitled to transfer or procure the transfer of the full legal and beneficial ownership of such Warrants or Warrant Shares (as the case may be) on the terms prescribed by this Clause 19;

(b)	(if the person is a body corporate) that it has obtained all corporate authorisations (whether required under applicable law, its constitutional documents or otherwise) to empower it to enter into and perform its obligation to sell its holding of the Warrants or Warrant Shares (as the case may be) on the terms prescribed by this Clause 19;

(c)	that it is the sole legal and beneficial owner of the Warrants or Warrant Shares (as the case may be) free from all encumbrances and other rights exercisable by third parties; and

(d)	that it shall provide such additional warranties and/or indemnities as are customary in such transactions and be subject to such caps and/or thresholds on liability as are customary in such transactions (taking into account the status of such person as an institutional investor without control over the management of the Company but for the avoidance of doubt, such provisions shall in any event extend beyond the provisions contained in Clause 19.6(a) to (c) above).
19.7	Notwithstanding the foregoing provisions of this Clause 19, a person who would otherwise be required to sell any Warrants and/or Warrant Shares under this Clause 19 shall not be required to do so if as a consequence of its participation in the relevant offer or receipt of the consideration for the relevant Qualifying Offer it would contravene any law or regulation or any request of any applicable Regulatory Authority, but such person shall use its reasonable endeavours to take such actions as would be necessary to enable such person to transfer such Warrants and/or Warrant Shares.

20.	NOTICES

20.1	Any notice, demand or other communication given or made under or in connection with the matters contemplated by this Deed shall be in writing and shall be delivered personally or sent by fax or prepaid first class post (or by registered mail if posted to or from a place outside the United Kingdom):-
(a)	in the case of the Company and the Parent, that identified with its name below; or

(b)	in the case of a Warrantholder to the address of the Warrantholder shown in the Register or, if no address is shown in the Register, to its last known place of business or residence.
20.2	Any notice, demand or other communication given or made under or in connection with the matters contemplated by this Deed in accordance with Clauses 20.1 shall be deemed to have been duly given or made as follows:-
(a)	if personally delivered, upon delivery at the address of the relevant party;

(b)	if sent by first class post, two Business Days after the date of posting;

(c)	if sent by registered mail, three Business Days after the date of posting; or

(d)	if sent by fax, when dispatched,
provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.30 p.m. such notice, demand or other communication shall be deemed to be given or made at 9.30 a.m. on the next Business Day.

20.3	Any person who becomes entitled to any Warrant (whether by operation of law, transfer or otherwise) shall be bound by every notice properly given in respect of that Warrant before its name and address is entered on the Register.

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21.	NO FETTER ON THE COMPANY

The Company is not bound by any provision of this Deed to the extent that it constitutes an unlawful fetter on any statutory power of the Company. This Clause 21 shall not affect the validity and enforceability of any provision of this Deed as against the Parent, and to the extent that the Company is not bound by any of provisions of this Deed, the Parent agrees to exercise all of its rights and powers arising under this Deed, the Articles and Dutch law and to do all acts and things (including the waiver or failure to exercise any rights arising under the Articles and Dutch law) as are reasonably necessary to ensure that those provisions are complied with.

22.	US SECURITIES LAW

22.1	The Warrants and the underlying Ordinary Shares have not been registered under the United States Securities Act of 1933, as amended, (the “Securities Act”), or any securities laws of any state and, unless so registered, may not be offered or sold except pursuant to an exception from, or any transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the Warrants issued pursuant to this instrument may only be offered and sold by Credit Suisse, as initial Warrantholders, (a) to “Qualified Institutional Buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”) in compliance with Rule 144A and (b) in offshore transactions outside the United States in accordance with Regulation S and the Securities Act.

22.2	A legend setting forth the restrictions on transfer on any Warrants sold to Qualified Institutional Buyers in reliance on Rule 144A (and substantially in the form set forth on the Form of Warrant Certificate attached hereto at Schedule 1) shall be inserted on the Warrant Certificate, and the certificate evidencing any Ordinary Shares issued pursuant to such Warrant with appropriate additions or deletions as necessary reflecting the settlement procedures for such Warrants or the markets into which they are sold.

23.	DUTCH SECURITIES LAW

23.1	Any Warrants, Warrant Shares or Equity Shares shall only be offered, issued or transferred in accordance with Dutch law, including the 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995).

24.	INVALIDITY AND OBLIGATIONS ON LISTING

Without prejudice to Clause 21, if at any time any provision in this Deed is or becomes illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, or pursuant to any decision or ruling by any court or administrative body of competent jurisdiction, such provision or part shall to that extent be deemed not to form part of this Deed but the legality, validity or enforceability of the remainder of this Deed shall not be affected. The Parent and the Company shall (subject to Clause 12) use their reasonable efforts to replace such illegal, invalid or unenforceable provision with a valid provision which, as far as possible, has the same legal and commercial effect as that which it replaces.

25.	GOVERNING LAW AND JURISDICTION

25.1	Governing Law

This Deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Deed or its formation) shall be governed by and construed in accordance with English law.

25.2	Jurisdiction
(a)	The courts of England and Wales and the courts of the Netherlands shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a “Dispute”).

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(b)	The parties to this Deed agree that the courts of England and Wales or the courts of the Netherlands are the most appropriate and convenient courts to settle a Dispute and accordingly neither of them will argue to the contrary.

(c)	Where proceedings in respect of a Dispute are brought by a party in the courts of England and Wales or the courts of the Netherlands, proceedings involving the same cause of action and between the same parties shall not be commenced, or if commenced, shall be stayed in the courts of the other jurisdiction.
26.	SERVICE OF PROCESS

26.1	Without prejudice to any other mode of service allowed under any relevant law, each of the Company and the Parent:-
(a)	irrevocably appoints Crown NorthCorp Limited as its agent for service of process in relation to any proceedings before the courts of England and Wales in connection with any of this Deed;

(b)	in respect of the Parent only, the Parent irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the courts of the Netherlands in connection with any of this Deed; and

(c)	agrees that failure by a process agent to notify the Company or the Parent (as the case may be) of the process will not invalidate the proceedings concerned.
26.2	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, each of the Company and the Parent must immediately (and in any event within 10 days of such event taking place) appoint another agent. Failing this, the Warrantholders and the holders of the Warrant Shares, acting by simple majority, may appoint another agent for this purpose. For the purposes of this Clause 26.2, such simple majority shall be calculated by reference to the number of Warrant Shares held or to which such Warrantholder or holder of Warrant Shares would be entitled to hold, at the relevant time, if they had exercised their Subscription Rights in full.

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SCHEDULE 1
FORM OF WARRANT CERTIFICATE
THE WARRANTS AND THE UNDERLYING ORDINARY SHARES HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER OF THE WARRANTS TO WHICH THIS WARRANT CERTIFICATE RELATES, BY ITS ACCEPTANCE HEREOF, AGREES THAT THE WARRANTS AND THE ORDINARY SHARES WHICH MAY BE ISSUED ON EXERCISE OF THE WARRANTS MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (B) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE).
CROWN WESTFALEN B.V.
Registration number with the trade register of the Chamber of Commerce of Amsterdam 06053940 with its corporate office in Amsterdam, The Netherlands, with its registered office in Naritaweg 165 Telestone 8, 1043 BW Amsterdam, The Netherlands (the “Company”)
WARRANT CERTIFICATE
Warrant Certificate No: [•]
Date of Issue: [•]
This is to certify that the person named below is a Warrantholder for the purpose of the warrant instrument executed by the Company and Crown Westfalen LLC on [•] October, 2006 (the “Warrant Instrument”) and is registered in the Register as the holder of the number of Warrants set out below. Terms defined in the Warrant Instrument have the same meaning when used in this Warrant Certificate.
This Warrant Certificate has been duly executed on behalf of the Company.
Warrantholder
Name:
Address:

Number of Warrants represented by this Warrant Certificate:
[enter here the number]

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EXECUTED as a DEED and DELIVERED	)

on behalf of CROWN WESTFALEN B.V.	)

by [Insert name]	)

and [Insert name]	)	Authorised Signatory

being persons who, in accordance with the laws	)

of the territory in which Crown Westfalen B.V.	)

is incorporated, are acting under the authority of	)

Crown Westfalen B.V.	)	Authorised Signatory

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FIRST SCHEDULE TO THE WARRANT CERTIFICATE
EXERCISE NOTICE
(To be printed on the back of the Warrant Certificate)

To:	The Board
Crown Westfalen B.V. Naritaweg 165 Telestone 8
1043 BW Amsterdam The
The Netherlands
We hereby exercise the Subscription Rights over [•] of the Ordinary Shares the subject of this Warrant Certificate and confirm that we have made payment of €[•] by wire transfer of cleared funds being the aggregate Subscription Price payable in respect of the Subscription Rights we are exercising. We agree that the Ordinary Shares are accepted subject to the Articles of Association of the Company.
We direct the Company to allot the Ordinary Shares to be issued pursuant to this exercise in the following numbers to the following proposed allottees and warrant that each such proposed allottee is a Permitted Holder under the Warrant Instrument1:-

No of Shares	Name of Proposed Allottee	Address of Proposed Allottee
1.
2.
3.
4.
[To the extent we have not exercised all of the Warrants held by us, we hereby request that the Company issues us with Warrant Certificate(s) in respect of the balance.]2

Signed for and on behalf of [Name of Warrantholder]

Print Name and Designation

Address

1	To apply if a Warrantholder is directing that the Warrant Shares be allotted or issued to a person other than itself, who is a Permitted Holder (as defined in the Warrant Instrument).

2	In accordance with Clause 5.2 of the Warrant Instrument, save as provided below, no exercise of Subscription Rights by a Warrantholder shall be effective unless all Subscription Rights of that Warrantholder are exercised at the same time. Notwithstanding the foregoing, for so long as Credit Suisse or any of its Affiliates is a Warrantholder. Credit Suisse or its Affiliate(s) (as the case may be) may exercise some or all of the Warrants which it holds. If Credit Suisse or its Affiliate(s) (as the case may be) exercises only some of the Warrants represented by any Warrant Certificate(s) held by it, the Company shall, on receipt of the original Warrant Cettificate(s) (or an appropriate indemnity), issue to Credit Suisse or its Affiliate(s) (as the case may be) (free of charge) a new Warrant Certificate(s) in respect of the balance.

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SECOND SCHEDULE TO THE WARRANT CERTIFICATE
Form of Transfer
[ON HEADED NOTEPAPER OF WARRANTHOLDER]

To:	The Board
Crown Westfalen B.V.
Naritaweg 165 Telestone 8
1043 BW Amsterdam
The Netherlands
Dear Sirs
Warrants to subscribe for Ordinary Shares in the capital of Crown Westfalen B.V. issued by Crown Westfalen B.V. dated [•] (the “Warrants”)
We hereby given notice that we have today transferred [•] Warrants to subscribe for [•] Ordinary Shares issued pursuant to the Warrant Instrument to [insert name of transferee] (the “Transferee”).
Terms defined in the Warrant Instrument executed by the Company and Crown Westfalen LLC on 9 October, 2006 (the “Warrant Instrument”) have the same meaning when used in this notice.
We enclose our Warrant Certificate for cancellation by you. Please would you issue a new Warrant Certificate to the Transferee in respect of the Warrants so transferred [and a new Warrant Certificate to us in respect of the balance of the Warrants retained by us].

Yours faithfully,

for and on behalf of
[NAME OF WARRANTHOLDER]

for and on behalf of

[NAME OF TRANSFEREE]

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SCHEDULE 2
THE REGISTER AND TRANSFERS
1.	Register

1.1	The Register will be kept and maintained by the Company at its registered office in which the Company shall enter:-
(a)	the names and addresses of the persons for the time being entitled to be registered as the holders of the Warrants;

(b)	the number of Warrants held by every registered holder; and

(c)	the date on which the name of every registered holder is entered in the Register in respect of the Warrants in his name.
1.2	Any change in the name or address of any Warrantholder shall be notified as soon as reasonably practicable following such change to the Company, which shall cause the Register to be altered accordingly.

1.3	Any Warrantholder and any person authorised by any Warrantholder may at all reasonable times during office hours inspect the Register and take copies of or extracts from it or any part of it.

1.4	The Company may treat the registered Warrantholder as the absolute owner of a Warrant and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by law, be bound to recognise any equitable or other claim to or interest in a Warrant on the part of any other person, whether or not it shall have express or other notice of such a claim.

1.5	Every Warrantholder will be recognised by the Company as entitled to its Warrants free from any equity, set-off or cross-claim on the part of the Company against the original or any intermediate holder of such Warrants.

2.	Transfers

2.1	Every transfer of a Warrant shall be made by an instrument of transfer in form set out in the Second Schedule to the Warrant Certificate or in any other form which may be approved by the Board.

2.2	The instrument of transfer of a Warrant shall be executed by or on behalf of the transferor and the transferee. The transferor shall be deemed to remain the holder of the Warrant until the name of the transferee is entered in the Register in respect of the Warrant being transferred.

2.3	The Board may decline to recognise any instrument of transfer of a Warrant unless the instrument of transfer is deposited at the registered office of the Company accompanied by the Warrant Certificate for the Warrant to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer. The Board may waive production of any Warrant Certificate upon production to them of satisfactory evidence of the loss or destruction of the Warrant Certificate together with such indemnity as they may require.

2.4	Within 5 Business Days from the delivery of the relevant documentation relating to the transfer of a Warrant in accordance with the provisions of paragraph 2.3 above and subject to Clause 11, the Board shall:
(a)	allot and issue to the transferee a new Warrant Certificate for such Warrant; and

(b)	enter the transferee’s name in the Register with respect to such Warrant.

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2.5	No fee shall be charged for any registration of a transfer of a Warrant or for the registration of any other documents which in the reasonable opinion of the Board require registration.

2.6	The registration of a transfer shall be conclusive evidence of the approval by the Board of such a transfer.

2.7	On the death of a Warrantholder, the executors or administrators of the deceased shall be the only persons recognised by the Company as having any title to that person’s Warrants, but nothing in this Deed shall release the estate of the a deceased Warrantholder from any liability in respect of any Warrant solely or jointly held by that person.

2.8	Subject to the other provisions of this Deed, any person becoming entitled to a Warrant in consequence of the death or bankruptcy of a Warrantholder or otherwise than by transfer may upon producing such evidence of title as the Company may require, be registered itself as holder of the Warrant. If the person so becoming entitled elects to be registered itself, that person shall deliver or send to the Company a notice in writing signed by that person stating that that person so elects. All the limitations, restrictions and provisions it this Deed relating to the right of transfer and the registration of transfers of Warrants shall be applicable to any such notice of election as if the death or bankruptcy of the Warrantholder had not occurred and the notice of election were a transfer executed by such Warrantholder.

2.9	A person becoming entitled to a Warrant in consequence of the death or bankruptcy of a Warrantholder shall be entitled to receive, and may give a good discharge for, any moneys payable in respect thereof, but shall not be entitled to receive notices of, or to attend or vote at, meetings of the Warrantholders or, save as set out above, to any of the rights or privileges of a Warrantholder until that person becomes the registered holder of the Warrant.

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SCHEDULE 3
ADJUSTMENTS TO WARRANT SHARES AND SUBSCRIPTION PRICE
1.	In the case of the occurrence of any Adjustment Event as defined in paragraph 7(a) below whilst any of the Warrants are outstanding and unexercised, the Subscription Price will be reduced by the value of such dividend or distribution per Equity Share calculated on the basis of the Diluted Share Capital, as certified by the Auditors (the “Reduction Amount”).
2.	In the case of the occurrence of any Adjustment Event as defined in paragraph 7(b) below whilst any of the Warrants are outstanding and unexercised, the number and/or nominal value of Warrant Shares to be, or capable of being, issued on any subsequent exercise of the Subscription Rights and/or the Subscription Price will be adjusted in such manner as the Auditors shall certify to be necessary in order that, after such adjustment the total number of Warrant Shares to be, or capable of being, issued on any subsequent exercise of the Subscription Rights conferred by the Warrants:-
(a)	will carry as nearly as possible (and in any event not less than) the same proportion (expressed as a percentage of the total number of votes exercisable in respect of all the Equity Shares) of the votes; and

(b)	will carry the same entitlement (expressed as a percentage of the total entitlement conferred by all the Equity Shares) to participate in the profits and assets of the Company, as would the total number of Warrant Shares which could have been subscribed pursuant to the Subscription Rights conferred by the Warrants had there been no such adjustment and no such event giving rise to such adjustment and the Company shall procure that the Register will be updated accordingly; and
(c)	the aggregate amount which would be payable by all Warrantholders if they were to subscribe for all the Warrant Shares which are capable of being subscribed thereafter will be as nearly as possible the same as it was prior to such adjustment.
3.	The Company shall, and the Parent shall procure, that no Adjustment Event shall occur at any time unless the Board shall either (a) prior to or (b) contemporaneously with, such Adjustment Event, determine the appropriate adjustment pursuant to paragraph 1 or 2 (as the case may be).
4.	The Company shall, subject to the confidentiality provisions of Clause 9.3 continuing to apply, notify each Warrantholder in writing as soon as reasonably practicable and in any event no later than 14 days after the Board or a general meeting of the shareholders have resolved to implement the Adjustment Event specifying the prospective date of the event and the nature of the event.
5.	The Company shall, subject to the confidentiality provisions of Clause 9.3 continuing to apply, send notice of any adjustments to the Warrantholders as soon as practicable (and in any event no later than 3 Business Days) following the Adjustment Event.
6.	Notwithstanding any other provision of this Deed, in the event the Company resolves to implement an Adjustment Event at any time after a Warrantholder has elected to exercise its Subscription Rights with respect to all or any of the Warrants held by it in accordance with Clause 5 (the “Exercised Warrants”) but prior to the issuance of the corresponding number of Ordinary Shares to which such Warrantholder is entitled in respect of such exercise, such that the relevant Warrantholder is, notwithstanding such election, not reflected as a holder of such Ordinary Shares in the register of the Company prior to the record date of such Adjustment Event, the parties agree that the number and/or nominal value or the Subscription Price (as the case may be) of the Warrant Shares to be issued on the exercise of the Subscription Rights with respect to the Exercised Warrants shall be adjusted in accordance with the provisions of this Schedule 3, and that such Warrantholder shall be issued with such adjusted number of Equity Shares in accordance with the provisions of Clause 8.1. In the case of an Adjustment Event as defined in paragraph 7(a), the Company shall also promptly reimburse the relevant Warrantholder an amount equal to the Reduction Amount multiplied by the number of Warrant

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Shares to which such Warrantholder is entitled on the exercise of the Subscription Rights with respect to the Exercised Warrants, to such account as such Warrantholder shall have notified the Company for the purpose of such payment.
7.	For the purpose of paragraph 1 and 2 of this Schedule 3, an “Adjustment Event” means:-
(a)	any dividends or distribution of profits, reserves or capital (whether in cash or in other assets) or any distributable reserves declared, paid or made to holders of Equity Shares , save for so long as any amount due under the Facility Agreement (including any interest thereon) is outstanding and has not been repaid or paid in full, any such dividend or distribution which is required to and is used to fund payments to the Lenders under the Facility Agreement; or

(b)	in any case where there is no such dividend or distribution declared, paid or made:
(i)	any allotment or issue of Equity Shares by way of capitalisation of profits or reserves (including share premium account and any capital redemption reserve fund) to holders of Equity Shares;

(ii)	any sub-division (splitsing) or consolidation (samenvoeging) of Equity Shares; or

(iii)	any conversion (conversie) of Equity Shares.

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SCHEDULE 4
PROVISIONS AS TO MEETINGS AND RESOLUTIONS OF WARRANTHOLDERS
1.	The Company at any time may, and upon a request in writing of Warrantholders holding Warrants conferring rights to subscribe for not less than 20 per cent, of the Warrant Shares shall, convene a meeting of Warrantholders. Every such meeting shall be held at a reasonably convenient and appropriate place in the United Kingdom as the Board may approve. The Company shall reimburse each Warrantholder with its reasonable expenses incurred in respect of attending such meetings.

2.	At least 21 days’ written notice of the meeting shall be given to Warrantholders but any meeting of Warrantholders may be called by shorter notice if it is so agreed by Warrantholders holding Warrants conferring the right to subscribe for all of the Warrant Shares. The notice shall specify the day, time and place of the meeting and the terms of the resolutions to be proposed. The accidental omission to give notice to, or the non-receipt of any such notice by, any of the Warrantholders shall not invalidate the proceedings at any meeting.

3.	The Warrantholders present at any meeting shall choose one of their number to be the chairman of the meeting.

4.	For the avoidance of doubt, any Warrantholder may attend any meeting by means of conference telephone or similar equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting.

5.	At any meeting, subject to the remaining provisions of this paragraph 5, two or more persons holding Warrants and/or being proxies and being or representing in the aggregate Warrantholders registered as the holders of Warrants conferring the right to subscribe for not less than 20 per cent, of the Warrant Shares shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business other than the choosing of a chairman shall be transacted at any meeting unless the requisite quorum is present at the commencement of business. The quorum at any meeting for the passing of an Extraordinary Resolution shall, subject to the remaining provisions of this paragraph 5, be two or more persons holding Warrants and/or being proxies and being or representing in the aggregate Warrantholders registered as the holders of Warrants conferring not less than 75 per cent, of the right to subscribe for Warrant Shares provided that for as long as Credit Suisse or any of its Affiliates is a Warrantholder, the quorum shall include Credit Suisse or its Affiliate(s) (as the case may be). Whenever there is only one holder of Warrants, a quorum at any meeting of Warrantholders shall, for all purposes, be that Warrantholder or any proxy for that Warrantholder.

6.	If, within half an hour after the time appointed for any meeting, a quorum is not present, the meeting shall, if convened upon the requisition of Warrantholders, be dissolved. In any other case it shall stand adjourned for such period, not being less than 14 days nor more than 28 days, and to such time and place, as may be appointed by the chairman. At the adjourned meeting two or more persons (or, if there is only one holder of Warrants, one person) present in person holding Warrants or being proxies (whatever the Subscription Rights conferred by the number of Warrants so held or represented) shall for all purposes form a quorum and shall have the power to pass any resolution (including an Extraordinary Resolution) and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting.

7.	The chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

8.	At least 7 days’ notice of any meeting adjourned through want of a quorum shall be given to Warrantholders in the same manner as notice of an original meeting, and such notice shall state the quorum required at such adjourned meeting as provided by paragraph 5 of this Schedule 4.

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9.	Every question submitted to a meeting shall be decided in the first instance by a show of hands, and in case of equality of votes, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes to which the chairman may be entitled as a Warrantholder or as a proxy.

10.	At any meeting, unless a poll is demanded by the chairman or by one or more Warrantholders (or by their proxies) being or representing in the aggregate Warrantholders registered as the holders of Warrants conferring the right to subscribe for not less than 10 per cent, of the Warrant Shares (before or on the declaration of the result of a show of hands), a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11.	If at any meeting a poll is so demanded, it shall be taken in such manner and, subject as provided below, either at once or after any adjournment, as the chairman directs, and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

12.	Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.	The Company (through its representatives and legal and financial advisers) shall be entitled to attend and speak at any meeting of the Warrantholders. Except as provided in this Deed, no person shall be entitled to attend or vote at any meeting of Warrantholders or to join with others in requesting the convening of such a meeting unless it is a Warrantholder or the duly appointed proxy of a Warrantholder. Neither the Company nor any subsidiary undertaking of the Company shall be entitled to vote in respect of Warrants held by it or on its behalf nor shall the holding of any such Warrants count towards a quorum.

14.	Subject as provided in paragraph 12 of this Schedule 4, at any meeting:-
(a)	on a show of hands every Warrantholder who is present in person (or in the case of a corporation, by a duly authorised representative) and every person who is a proxy shall have one vote; and

(b)	on a poll every Warrantholder who is present in person or by proxy as aforesaid shall have a number of votes equal to the proportion (expressed as a percentage figure rounded up or, as appropriate, down to the nearest one hundredth of one per cent.) of the maximum Warrant Shares represented by Warrants held by him.
Any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.
15.	A proxy need not be a Warrantholder.

16.	A meeting of Warrantholders shall in addition to all other powers (but without prejudice to any powers conferred on other persons by this Deed) have the following powers exercisable by Extraordinary Resolution, namely:-
(a)	power to sanction any compromise or arrangement proposed to be made between the Company and the Warrantholders or any of them;

(b)	power to sanction any proposal by the Company for the modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Warrantholders against the Company whether such rights shall arise under this Deed or otherwise;

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(c)	power to sanction any proposal by the Company for the exchange or substitution for the Warrants of, or the conversion of the Warrants into, shares, stock, bonds, debentures, debenture stock or other obligations or securities of the Company, or any other body corporate formed or to be formed;

(d)	power to assent to any modification of the terms of this Deed and/or the provisions contained in this Deed which shall be proposed by the Company;

(e)	power to authorise any person to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;

(f)	power to discharge or exonerate any person from any liability in respect of any act or omission for which such person may have become responsible under this Deed;

(g)	power to give any authority, direction or sanction which under the provisions of this Deed is required to be given by Extraordinary Resolution; and

(h)	power to appoint any persons (whether Warrantholders or not) as a committee or committees to represent the interest of the Warrantholders and to confer upon such committee any powers or discretions which the Warrantholders could themselves exercise by Extraordinary Resolution.
17.	An Extraordinary Resolution shall be binding upon all the Warrantholders, whether present or not present at such meeting, and each of the Warrantholders shall be bound to give effect thereto accordingly. The passing of any resolution shall be conclusive evidence that the circumstances of the resolution justified the passing of it.

18.	Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Company, and any such minutes, if the same are signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of the Warrantholders, shall be conclusive evidence of the matters therein contained and, until the contrary is proved, every meeting in respect of the proceedings of which minutes have been made and signed as aforesaid shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted thereafter to have been duly passed and transacted.

19.	Anything which, under the terms of this Deed, may be done by resolution passed at a meeting of the Warrantholders (including specifically, but without limitation, the passing of an Extraordinary Resolution) may be done, without a meeting and without any previous notice being required, by resolution in writing signed by or on behalf of all the Warrantholders who, at the date of such resolution, would be entitled to attend and vote at such meeting. The signatures to any such resolution need not be on a single document provided each is on a document which accurately states the terms of the resolution. The date of the resolution shall be when the resolution is signed by or on behalf of the last Warrantholder to sign.

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SCHEDULE 5
REVISED ARTICLES OF ASSOCIATION
ENGLISH TRANSLATION OF DEED OF AMENDMENT TO THE ARTICLES OF ASSOCIATION OF CROWN WESTFALEN B.V.
This ninth day of October two thousand and six,
appeared before me, Astrid Carine Kepper, candidate civil-law notary, hereinafter referred to as: ‘civil-law notary’, as substitute of Hans Mannheim, civil-law notary, practising in Amsterdam:
Mr. Michiel Herman Victor Peters, employee at my office at Gustav Mahlerplein 2 in Amsterdam, born in Goirle on the twenty-seventh day of June nineteen hundred and seventy-eight, holder of a passport with number NF3395578, issued in Amsterdam on the seventeenth day of November two thousand and three, in this respect acting for and on behalf of the general meeting of shareholders of:
Sabrosa Holding B.V., a private company with limited liability (“besloten vennootschap met beperkte aansprakelijkheid”), having its Corporate Seat in Amsterdam and offices at Naritaweg 165, 1043 BW Amsterdam, registered with the Trade Register of the Amsterdam Chamber of Commerce under number 06053940, hereinafter referred to as: the ‘Company’.
The person appearing, acting in his aforementioned capacity, declared:
I. PREAMBLE
- The current articles of association of the Company have been established by deed of amendment to the articles of association, executed on the thirty-first day of August two thousand and six before the aforementioned civil-law notary Hans Mannheim, whereby the Ministerial Statement of Non-Objection was granted under number B.V. 30272;
- The general meeting of shareholders of the Company has resolved on the fourth day of October two thousand and six to amend the Company’s articles of association and re-establish them in their entirety as mentioned below and to authorize him, person appearing, to execute the present deed of amendment to the articles of association.
./. A copy of the resolution outside of a meeting, wherein has been decided to amend the articles of association of the Company shall be attached to this Deed;
II. AMENDMENT TO THE ARTICLES OF ASSOCIATION
The person appearing, acting in his aforementioned capacity, subsequently stated that pursuant to and in implementation of the aforesaid resolution the articles of association of the Company are hereby amended in such way that as from today the Company shall be governed by the following completely re-established articles of association:
Name. Corporate seat.
Article 1.
The name of the company is: Crown Westfalen B.V.
Its corporate seat is in Amsterdam.
Objects.

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Article 2.
The objects of the company are to participate in, take an interest in any other way in, to conduct the management of other business enterprises of whatever nature, furthermore to finance third parties, in any way to provide security or undertake the obligations of third parties and finally all activities which are incidental or may be conducive to any of the foregoing.
Share capital and shares.
Article 3.
3.1. The authorised share capital of the company amounts to one hundred and twenty thousand four hundred and seventy-five euro (EUR 120,475). It is divided into one hundred and twenty thousand four hundred and seventy-five (120,475) shares of one euro (EUR 1) each.
3.2. The shares shall be in registered form and shall consecutively be numbered from 1 onwards.
3.3. No share certificates shall be issued.
3.4. In respect of the subscription for or acquisition of shares in its share capital or depositary receipts for such shares by other persons, the company may neither grant security rights, give a guarantee as to the price of the shares or of the depositary receipts, grant guarantees in any other manner, nor bind itself either jointly or severally in addition to or for other persons. The company may make loans in respect of a subscription for or an acquisition of shares in its share capital or depositary receipts for such shares up to an amount not exceeding the amount of its distributable reserves. A resolution by the managing board to make a loan as referred to in the preceding sentence shall be subject to the approval of the general meeting of shareholders, hereinafter to be referred to as: the general meeting.
     The company shall maintain a non-distributable reserve for an amount equal to the outstanding amount of the loans as referred to in this paragraph.
3.5. If the aggregate amount of the issued share capital and the reserves required to be maintained by law is less than the minimum share capital as then required by law, the company must maintain a reserve up to an amount equal to the difference.
Issue of shares.
Article 4.
4.1. The general meeting shall resolve to issue shares and shall determine the price and further terms and conditions of such issue.
4.2. The previous paragraph shall equally apply to a grant of rights to subscribe for shares, but shall not apply to an issue of shares to a person who exercises a previously acquired right to subscribe for shares.
4.3. Shares shall never be issued at a price below par.
4.4. Shares shall be issued by notarial deed in accordance with the provisions set out in section 2:196 of the Civil Code.
Payment for shares.
Article 5.
5.1. Shares shall only be issued against payment in full.
5.2. Payment must be made in cash, providing no alternative contribution has been agreed.

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5.3. Payment in cash may be made in a foreign currency, subject to the company’s consent.
Pre-emption rights.
Article 6.
6.1. Upon issue of shares, each shareholder shall have a pre-emption right in proportion to the aggregate amount of his shares, subject to the provisions set out in section 2:206a subsection 1 second sentence of the Civil Code.
     Should a shareholder who is entitled to a pre-emption right not or not fully exercise such right, the other shareholders shall be similarly entitled to pre-emption rights in respect of those shares which have not been claimed.
     If the latter collectively do not or do not fully exercise their pre-emption rights, then the general meeting shall be free to decide to whom the shares which have not been claimed shall be issued and such issue may be made at a higher price.
6.2. Pre-emption rights may, but only for individual issues, be limited or excluded by a resolution of the general meeting of shareholders.
6.3. Pre-emption rights may not be separately disposed of.
6.4. If pre-emption rights exist in respect of an issue of shares, the general meeting shall determine, with due observance of the provisions set out in this article and simultaneously with the resolution to issue shares, the manner in which and the period within which such pre-emption rights may be exercised. Such period shall be at least four weeks from the date the notification referred to in paragraph 5 hereof is sent.
6.5. The company shall notify all shareholders of an issue of shares in respect of which pre-emption rights exist and of the period of time within which such rights may be exercised.
6.6. This article shall equally apply to a grant of rights to subscribe for shares, but shall not apply to an issue of shares to a person who exercises a previously acquired right to subscribe for shares.
Acquisition and disposal of shares.
Article 7.
7.1. Subject to authorisation by the general meeting, the managing board may cause the company to acquire fully paid up shares in its own share capital for a consideration, provided:
     a. the company’s equity minus the acquisition price is not less than the aggregate amount of the issued share capital and the reserves which must be maintained pursuant to the law; and
     b. the aggregate par value of the shares in its share capital to be acquired and already held by the company and its subsidiary companies does not exceed half the issued share capital.
     The validity of the acquisition shall be determined on the basis of the company’s equity as shown by the most recently adopted balance sheet, minus the acquisition price for shares in the company’s share capital and any distribution of profits or reserves to other persons which have become due by the company and its subsidiary companies after the balance sheet date. No acquisition pursuant to this paragraph shall be allowed if a period of more than six months following the end of a financial year has expired without the annual accounts for such year having been adopted.
7.2. Articles 4 and 6 shall equally apply to the disposal of shares acquired by the company in its own share capital, with the exception that such disposal may be made at a price below par. A resolution to dispose of such shares shall be deemed to include the approval as referred to in section 2:195 subsection 4 of the Civil Code.

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7.3. If depositary receipts for shares in the company have been issued, such depositary receipts for shares shall be put on par with shares for the purpose of the provisions of paragraph 1.
7.4. In the general meeting no votes may be cast in respect of a share held by the company or a subsidiary company; no votes may be cast in respect of a share the depositary receipt for which is held by the company or a subsidiary company. Nonetheless, the holder of a right of usufruct or the holder of a right of pledge on a share held by the company or a subsidiary company is not excluded from the right to vote such share, if the right of usufruct or the right of pledge was granted prior to the time such share was held by the company or such subsidiary company. Neither the company nor a subsidiary company may cast votes in respect of a share on which it holds a right of usufruct or a right of pledge.
     Where this paragraph 7.4 and/or the law excludes shares from voting, those shares shall not be taken into account when determining the extent to which shareholders cast votes, are present or represent or the share capital is provided or represented.
7.5. Shares which the company holds in its own share capital shall not be counted when determining the division of the amount to be distributed on shares.
Reduction of share capital.
Article 8.
8.1. The general meeting may resolve to reduce the issued share capital by cancelling shares or by reducing the par value of shares by an amendment to the articles of association, provided that the amount of the issued share capital does not fall below the minimum share capital as required by law in effect at the time of the resolution.
8.2. Cancellation of shares can only apply to shares which are held by the company itself or to shares for which the company holds depositary receipts.
8.3. Reduction of the par value of shares without repayment or partial repayment on shares shall be effected pro rata with respect to all shares. The pro rata requirement may be waived with the consent of all shareholders.
8.4. The notice of a general meeting at which a resolution referred to in this article is to be adopted shall include the purpose of the reduction of the share capital and the manner in which such reduction shall be effectuated. The resolution to reduce the share capital shall specify the shares to which the resolution applies and shall describe how such a resolution shall be implemented.
     The company shall file a resolution to reduce the issued share capital with the trade register and shall publish such filing in a national daily newspaper.
Depositary receipts/ Right of usufruct and right of pledge.
Article 9.
9.1. For the purpose of these articles of association, rights of holders of depositary receipts shall mean the rights conferred by law on holders of depositary receipts for shares issued with the cooperation of a company, such as inter alia the right to receive notices of general meetings, the right to attend such meetings, the right to address such meetings and the right to inspect the annual accounts as prepared by the managing board, the annual report and the additional information thereto, at the office of the company, and to obtain a copy thereof at no cost.
9.2. Where hereinafter used in these articles of association, holders of depositary receipts shall refer to holders of depositary receipts issued for shares with the cooperation of the company, to holders of a right of usufruct and holders of a right of pledge with voting rights and furthermore to shareholders with no voting rights.

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9.3. The voting rights on shares may be conferred on holders of a right of usufruct and holders of a right of pledge on such shares.
Shareholders register.
Article 10.
10.1. The managing board shall maintain a register in which the names and addresses of all shareholders shall be recorded, stating the date on which they acquired the shares, the number of shares held by each of them, the date of acknowledgement or service, as well as the amount paid up on each share and any other information that must be recorded under the law.
10.2. The registers shall be kept up to date.
10.3. Upon request and at no cost, the managing board shall provide a shareholder, a holder of a right of usufruct and a holder of a right of pledge with an extract from the shareholdersregister regarding their respective rights in respect of a share. If a share is encumbered with a right of usufruct or a right of pledge, the extract shall specify who is entitled to the rights of holders of depositary receipts.
10.4. The managing board shall make the shareholdersregister available at the office of the company for inspection by the shareholders, as well as by the holders of a right of usufruct and by the holders of a right of pledge who are entitled to the rights of holders of depositary receipts.
10.5. Each shareholder, holder of a right of usufruct, holder of a right of pledge and holder of depositary receipts for shares shall give his address to the managing board.
Joint holding.
Article 11.
If shares or depositary receipts for shares issued with the cooperation of the company are included in a joint holding, the joint participants may only be represented vis-a-vis the company by a person who has been designated by them in writing for that purpose. The joint participants may also designate more than one person.
If the joint holding comprises shares, the joint participants may determine at the time of the designation of the representative or thereafter — but only unanimously — that, if a joint participant so wishes, a number of votes corresponding to his interest in the joint holding will be cast in accordance with his instructions.
Notices of shareholders’ meetings and notifications.
Article 12.
12.1. Notices of shareholders’ meetings and notifications shall be given by registered or regular letter or by bailiffs writ.
        Notices of shareholders’ meetings and notifications to shareholders and holders of depositary receipts shall be sent to the addresses most recently given to the managing board. Notifications by shareholders or by holders of depositary receipts to the managing board or to the person as referred to in article 21 paragraph 4, shall be sent to the office of the company.
12.2. The date of a notice of meeting or a notification shall be deemed to be the date stamped on the receipt issued for the registered letter, or the date of mailing by the company or the date of service of the writ, as the case may be.
12.3. Notifications which, pursuant to the law or the articles of association, are to be addressed to the general meeting may be included in the notice of such meeting.

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Transfer of shares.
Article 13.
Any transfer of shares or of a right of usufruct on shares or the creation or release of a right of usufruct or of a right of pledge on shares shall be effected by notarial deed in accordance with the provisions set out in section 2:196 of the Civil Code.
Save in the event that the company is a party to the transaction the rights attached to the shares may only be exercised after:
a. the company has acknowledged the transaction;
b. the deed has been served upon the company; or
c. the company has acknowledged the transaction on its own initiative by recording the same in the shareholders register, all in accordance with the provisions set out in sections 2:196a and 2:196b of the Civil Code.
Restrictions on the transfer of shares.
Article 14.
A shareholder may transfer one or more of his shares in accordance with articles 15 to 20. In the event that the company wishes to transfer any shares it has acquired in its own capital, articles 15 to 20 shall not apply.
Article 15.
The transfer of share by a shareholder shall require the approval of the general meeting.
Article 16.
The general meeting shall decide on the request for approval within thirty days after such request having been made. Failing this, the approval shall be deemed to have been granted,
Article 17.
The approval shall also be deemed to have been granted in the event that the general meeting refuses its approval but does not simultaneously provide the shareholder with the name(s) of one or more prospective purchasers designated by it, who are willing to purchase the shares to be transferred, against payment in cash at the price to be determined in accordance with article 19. The company itself may only be a prospective purchaser with the shareholder’s consent.
Article 18.
The transfer must take place within three months after the approval has, or is deemed to have been, granted.
Article 19.
The shareholder and the designated prospective purchaser(s) shall determine the price of the shares by mutual agreement. Failing such agreement, the price shall be determined by an independent expert to be appointed by the managing board and the shareholder, by mutual agreement. In the event that the managing board and the shareholder fail to reach agreement on this appointment, the independent expert shall be appointed by the Chairman of that Chamber of Commerce and Industry which is competent to enter the company in the Trade Register.

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Article 20.
For a period of one month from being notified of the price determined by the independent expert, the shareholder shall be free to decide whether to transfer his shares to the designated prospective purchaser(s).
Management.
Article 21.
21.1. The company shall be managed by a managing board, consisting of one or more managing directors, their number to be determined by the general meeting.
        A legal entity may be appointed as a managing director.
21.2. Managing directors shall be appointed by the general meeting. The general meeting may confer upon a managing director the title “Managing Director A (the Netherlands)” or “Managing Director B (outside the Netherlands)”. The general meeting may at any time suspend and dismiss managing directors.
21.3. If the general meeting has suspended a managing director, the general meeting shall within three months after the suspension has taken effect resolve either to dismiss such managing director, or to terminate or continue the suspension, failing which the suspension shall lapse. A resolution to continue the suspension may be adopted only once and in such event the suspension may be continued for a maximum period of three months commencing on the day the general meeting has adopted the resolution to continue the suspension.
        A managing director who has been suspended shall be given the opportunity to account for his actions at the general meeting and to be assisted by an adviser.
21.4. In the event that one or more managing directors is prevented from acting or is failing, the remaining managing directors or the only remaining managing director shall temporarily be in charge of the management.
        In the event that all managing directors are or the only managing director is prevented from acting or are / is failing, the person designated or to be designated for that purpose by the general meeting shall temporarily be in charge of the management.
        Failing any managing director the person referred to in the preceding sentence shall take the necessary measures as soon as possible in order to have a definitive arrangement made.
Article 22.
The general meeting shall determine the terms and conditions of employment of the managing directors.
Article 23.
23.1. With due observance of these articles of association, the managing board may adopt rules governing its internal proceedings. Furthermore, the managing directors may divide their duties among themselves, whether or not by rule.
23.2. The managing board shall meet whenever a managing director so requires. The managing board shall adopt its resolutions by an absolute majority of votes cast.
          In a tie vote, the proposal shall have been rejected.
23.3. The managing board may also adopt resolutions without holding a meeting, provided such resolutions are adopted in writing, by cable, by telex or by telefax and all managing directors have expressed themselves in favour of the proposal concerned.

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23.4. The general meeting may adopt resolutions pursuant to which clearly specified resolutions of the managing board require its approval.
     The general meeting shall inform the managing board without delay of any such resolution.
Representation.
Article 24.
24.1. The managing board is authorised to represent the company. In the event that more than one managing director is in office, the company may also be represented by two managing directors acting jointly, without prejudice to the provisions of the last sentence of this paragraph 1. In the event that one managing director is in office and the managing board consists of one or more Managing Directors A (the Netherlands) and one or more Managing Directors B (outside the Netherlands), the company may only be represented by the managing board or by a Managing Director A (the Netherlands) and a Managing Director B (outside the Netherlands) acting jointly.
24.2. If a managing director, acting in his personal capacity, enters into an agreement with the company or conducts any litigation against the company, the company may, with due observance of the provisions of the first paragraph, be represented in that matter by the other managing directors, unless the general meeting designates a person for that purpose or the law provides for the designation in a different manner. Such person may also be the managing director in respect of whom there is a conflict of interest.
     If a managing director has a conflict of interest with the company other than as referred to in the first sentence of this paragraph, he as well as the managing board or the other managing directors shall have the power to represent the company, with due observance of the provisions of the first paragraph.
Authorised signatories.
Article 25.
     The managing board may grant to one or more persons, whether or not employed by the company, the power to represent the company (“procuratie”) or grant in a different manner the power to represent the company on a continuing basis. The managing board may also grant such titles as it may determine to persons as referred to in the preceding sentence, as well as to other persons, but only if such persons are employed by the company.
General meetings.
Article 26.
26.1. The annual general meeting shall be held within six months after the end of the financial year.
26.2. The agenda for this meeting shall in any case include the following items:
     a. the discussion of the managing board’s written annual report concerning the company’s affairs and the management as conducted;
     b. the adoption of the annual accounts and the allocation of profits;
     c. the discharge of managing directors from liability for their management over the last financial year.
     The items referred to above need not be included on the agenda if the period for preparing the annual accounts and presenting the annual report has been extended or if the agenda includes a proposal to that effect. In addition, the item referred to in a. need not be included on the agenda if section 2:391 of the Civil Code does not apply to the company.

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     At the annual general meeting, any other items that have been put on the agenda in accordance with article 27 paragraphs 2 and 3 will be dealt with.
26.3. A general meeting shall be convened whenever the managing board considers appropriate.
     In addition a general meeting shall be convened within four weeks after one or more persons, together entitled to cast at least one-tenth of the total number of votes that may be cast, have requested the managing board thereto in writing, stating the items to be discussed.
Article 27.
27.1. General meetings shall be held in the municipality where the company has its corporate seat.
     Resolutions adopted at a general meeting held elsewhere shall be valid only if the entire issued share capital is represented and all the holders of depositary receipts for shares are present or represented.
27.2. Shareholders and holders of depositary receipts for shares shall be given notice of the general meeting by the managing board, or a managing director. If in the event as referred to in the second sentence of article 26 paragraph 3, a managing director does not convene the meeting such that the meeting is held within four weeks of the request, any of the persons requesting the meeting shall be authorised to convene the same with due observance of that provided in these articles of association. The notice shall specify the items to be discussed.
27.3. Notice shall be given not later than on the fifteenth day prior to the date of the meeting.
     If the notice period was shorter or if no notice was sent, no valid resolutions may be adopted unless the resolution is adopted by unanimous vote at a meeting at which the entire issued share capital is represented and all holders of depositary receipts are present or represented.
     The provision of the preceding sentence shall equally apply to matters which have not been mentioned in the notice of meeting or in a supplementary notice sent with due observance of the notice period.
Article 28.
28.1. The general meeting shall appoint its chairman. The chairman shall designate the secretary.
28.2. Minutes shall be kept of the business transacted at the meeting unless a notarial record is prepared thereof. Minutes shall be adopted and in evidence of such adoption be signed by the chairman and the secretary of the meeting concerned, or alternatively be adopted by a subsequent meeting; in the latter case the minutes shall be signed by the chairman and the secretary of such subsequent meeting in evidence of their adoption.
28.3. The chairman of the meeting and furthermore each managing director may at any time give instructions that a notarial record be prepared at the expense of the company.
Article 29.
29.1. Each share confers the right to cast one vote at the general meeting.
     Blank votes and invalid votes shall be regarded as not having been cast.
29.2. Resolutions shall be adopted by an absolute majority of votes cast.
29.3. The chairman shall determine the manner of voting provided, however, that if any person present who is entitled to vote so requires, voting in respect of the appointment, suspension and dismissal of persons shall take place by means of sealed and unsigned ballots.

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29.4. In a tie vote concerning the appointment of persons, no resolution shall have been adopted. In a tie vote concerning other matters, the proposal shall have been rejected, without prejudice to the provisions of article 33 paragraph 2.
29.5. Each holder of depositary receipts shall be entitled to attend the general meetings and to address such meetings, but he shall not be entitled to cast votes provided, however, that the latter provision shall not apply to holders of a right of usufruct and holders of a right of pledge of shares who are put on par with holders of depositary receipts pursuant to article 9.
29.6. Shareholders and holders of depositary may be represented at a meeting by a proxy authorised in writing.
29.7. Managing directors are authorised to attend general meetings and as such they have an advisory vote at the general meetings.
Article 30.
30.1. Shareholders who are entitled to vote as well as holders of a right of usufruct and holders of a right of pledge on shares who are put on par with holders of depositary receipts pursuant to article 9, may adopt any resolutions which they could adopt at a meeting, without holding a meeting. The managing directors are given the opportunity to advise regarding such resolution, unless in the circumstances it is unacceptable according to criteria of reasonableness and fairness to give such opportunity. A resolution cannot be adopted without holding a meeting in case depositary receipts have been issued with the cooperation of the company.
     A resolution to be adopted without holding a meeting shall only be valid if all persons entitled to vote have cast their votes in writing, by cable, by telex or by telefax in favour of the proposal concerned.
     Those who have adopted a resolution without holding a meeting shall forthwith notify the managing board of the resolution so adopted. The managing board shall forthwith notify the warrantholders, registered in the register of warrantholders, of the resolution so adopted.
30.2. A resolution as referred to in paragraph 1 shall be recorded in the minute book of the general meeting by a managing director; at the next general meeting the entry shall be read out by the chairman of that meeting. Moreover, the documents in evidence of the adoption of such a resolution shall be kept with the minute book of the general meeting and as soon as the resolution has been adopted, all persons who have adopted such resolution shall be notified thereof.
Financial year, Annual accounts.
Article 31.
31.1. The financial year shall coincide with the calendar year.
31.2. Annually, within five months after the end of each financial year — subject to an extension of such period not exceeding six months by the general meeting on the basis of special circumstances — the managing board shall prepare annual accounts and shall make these available at the office of the company for inspection by the shareholders and the holders of depositary receipts.
     The annual accounts shall be accompanied by the auditor’s certificate, referred to in article 32, if the assignment referred to in that article has been given, by the annual report, unless section 2:391 of the Civil Code does not apply to the company, and by the additional information referred to in section 2:392 subsection 1 of the Civil Code, insofar as the provisions of that subsection apply to the company.
     The annual accounts shall be signed by all managing directors; if the signature of one or more of them is lacking, this shall be disclosed, stating the reasons thereof.

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31.3. The company shall ensure that the annual accounts as prepared, the annual report and the additional information referred to in paragraph 2 shall be available at the office of the company as of the date of the notice of the general meeting at which they are to be discussed.
     The shareholders and holders of depositary receipts may inspect the above documents at the office of the company and obtain a copy thereof at no cost.
31.4. If the company is required, in conformity with article 32 paragraph 1, to give an assignment to an auditor to audit the annual accounts and the general meeting has been unable to review the auditor’s certificate, the annual accounts may not be adopted, unless the additional information referred to in paragraph 2 second sentence, mentions a legal ground why such certificate is lacking.
31.5. If the annual accounts are adopted in an amended form, a copy of the amended annual accounts shall be made available to the shareholders and to the holders of depositary receipts at no cost.
Auditor.
Article 32.
32.1. The company may give an assignment to an auditor as referred to in section 2:393 of the Civil Code, to audit the annual accounts prepared by the managing board in accordance with subsection 3 of such section provided that the company shall give such assignment if the law so requires.
     If the law does not require that the assignment mentioned in the preceding sentence be given the company may also give the assignment to audit the annual accounts prepared by the managing board to another expert; such expert shall hereinafter also be referred to as: auditor.
     The general meeting shall be authorised to give the assignment referred to above. If the general meeting fails to do so, then the managing board shall be so authorised.
     The assignment given to the auditor may be revoked at any time by the general meeting and by the managing board if it has given such assignment.
     The auditor shall report on his audit to the managing board and shall issue a certificate containing its results.
32.2. The managing board may give assignments to the auditor or any other auditor at the expense of the company.
Profit and loss.
Article 33.
33.1. Distribution of profits pursuant to this article shall be made following the adoption of the annual accounts which show that such distribution is allowed.
33.2. The profits shall be at the free disposal of the general meeting. In a tie vote regarding a proposal to distribute or reserve profits, the profits concerned shall be reserved.
33.3. The company may only make distributions to shareholders and other persons entitled to distributable profits to the extent that its equity exceeds the total amount of its issued share capital and the reserves to be maintained pursuant to the law.
33.4. A loss may only be applied against reserves maintained pursuant to the law to the extent permitted by law.
Article 34.

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34.1. Dividends shall be due and payable four weeks after they have been declared, unless the general meeting determines another date on the proposal of the managing board.
34.2. Dividends which have not been collected within five years of the start of the second day on which they became due and payable shall revert to the company.
34.3. The general meeting may resolve that dividends shall be distributed in whole or in part in a form other than cash.
34.4. Without prejudice to article 33 paragraph 3 the general meeting may resolve to distribute all or any part of the reserves.
34.5. Without prejudice to article 33 paragraph 3 interim distributions shall be made if the general meeting so determines on the proposal of the managing board.
Liquidation.
Article 35.
35.1. If the company is dissolved pursuant to a resolution of the general meeting, the managing directors shall become the liquidators of its property, if and to the extent the general meeting shall not appoint one or more other liquidators.
35.2. The general meeting shall determine the remuneration of the liquidators.
35.3. The liquidation shall take place with due observance of the provisions of the law. During the liquidation period these articles of association shall, wherever possible, remain in full force.
35.4. The balance of the assets of the company remaining after all liabilities have been paid shall be distributed among the shareholders in proportion to the par value of their shareholdings.
35.5. After the company has ceased to exist, its books, records and other data carriers shall remain in the custody of the person designated for that purpose by the liquidators for a period of seven years.
III. FINAL STATEMENTS
Finally the person appearing, acting in his aforementioned capacity, declared:
Conversion of shares
a. situation before the amendments to the articles of association come into effect.
     According the current articles of association the authorized capital is divided into shares with a nominal value of one hundred Dutch Guilders (f 100.00) each. The current issued capital consists of five hundred and thirty-one (531) shares.
     Multiplication of the nominal value of one share with the total number of shares produces an issued capital — in euros — of twenty-four thousand and ninety-five euro and seventy-three eurocent (€24,095.73).
b. situation after the amendments to the articles of association come into effect.
     As a result of the amendment to article 3 paragraph 1 of the articles of association, the Company’s authorized capital will be divided into shares with a nominal value of one euro (€1.00) each.
     The existing five hundred and thirty-one (531) shares, making up the Company’s issued capital, are hereby converted and split into twenty-four thousand and ninety-six (24,096) shares of one euro (€1.00) each, resulting in an issued capital of twenty-four thousand and ninety-six euro (€24,096.00).

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Increasing the issued capital
As a result of the present amendment to the articles of association, the nominal sum of the converted and split shares, exceeds the sum of the issued capital before conversion and splitting.
The Company and its shareholder(s) have agreed that the difference between these two (2) sums id est twenty-seven eurocent (€0.27), will be fully paid up in cash.
The Company declares that it has taken receipt of the above sum and hereby grants a discharge for that payment.
Ministerial Statement of Non-objection
The Ministerial Statement of Non-objection has been granted on the twenty-eighth day of September two thousand and six, under number B.V. 30272.
./. The endorsement of this Statement shall be attached to this Deed.
The person appearing, whose identity I, civil-law notary, have established by means of the document referred to in this Deed, is known to me, civil-law notary.
WHEREOF RECORD,
the substance of which was stated to the person appearing, drawn up and executed in Amsterdam, on the date mentioned in the heading hereof.
I, civil-law notary, informed the person appearing before me of the substance and subsequently explained the contents of this Deed. I also informed this person of the consequences which this Deed would have on the parties to this Deed. The person appearing before me subsequently declared that he had taken note of the contents of this Deed, that he consented thereto and that he did not require it to be read out in full.
After some passages of this Deed had been read out, it was then signed by the person appearing before me and by me, civil-law notary.

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SCHEDULE 6
FORM OF DEED OF ADHERENCE
THIS DEED is executed on [insert date] (this “Deed”)
1.	CROWN WESTFALEN B.V., a private company with limited liability with its corporate seat in Amsterdam, The Netherlands (Registration number with the trade register of the Chamber of Commerce of Amsterdam 06053940), with its registered office at Naritaweg 165 Telestone 8, 1043 BW Amsterdam, The Netherlands (the “Company”);

2.	CROWN WESTFALEN LLC, a limited liability corporation incorporated in the State of Delaware registered under number [•], with its office at 1251 Dublin Road, Columbus, Ohio 43215, USA (the “Parent”); and

3.	[Insert name, place of incorporation, registration number and registered address of Purchaser or Permitted Transferee (as the case may be)] (the “New Shareholder”).
WHEREAS:-
(A)	The Company and the Parent have executed a warrant instrument dated 9 October 2006 (the “Warrant Instrument”) governing the terms of the warrants to subscribe for shares in the capital of the Company and which were issued by the Company on [insert date] (the “Warrants”).

(B)	The Parent wishes to transfer to the New Shareholder the Equity Shares described in the Schedule hereto (the “Transferred Interest”) and the New Shareholder has agreed to purchase the Transferred Interest.
NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED;-
1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

In this Deed (including the Recitals and Schedule hereto), unless the subject or context otherwise requires, words defined in the Warrant Instrument shall have the same meanings when used herein and:-

“Completion” means the completion of the sale and transfer of the Transferred Interest to take place at the offices of [•] on [insert date]; and

“Transfer Date” has the meaning ascribed thereto in Clause 3.1.

1.2	Interpretation

The provisions of Clause 1 (Interpretation) of the Warrant Instrument shall apply to this Deed mutatis mutandis.

2.	REPRESENTATIONS AND WARRANTIES

The New Shareholder represents and warrants to each of the other parties as follows:-

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2.1	Status

It is a company duly established and existing under the laws of the jurisdictions stated on page 1 of this Deed, and has the power and authority to own its assets and to conduct the business which it conducts and/or proposes to conduct.

2.2	Powers

It has the power (a) to enter into, exercise its rights and perform and comply with its obligations under this Deed and (b) to act as a shareholder of the Company.

2.3	Authorisation and Consents

All actions, conditions and things required to be taken, fulfilled and done (including the obtaining of necessary consents) in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Deed and the Warrant Instrument are valid, legally binding and enforceable and (b) to make this Deed and the Warrant Instrument admissible in evidence in the courts of the jurisdiction in which it is incorporated have been taken, fulfilled and done.

2.4	Non-Violation of Laws etc.

Its entry into, exercise of its respective rights and/or performance of or compliance with their respective obligations under this Deed and the Warrant Instrument and the purchase of the Transferred Interest do not and will not violate or exceed any restriction imposed by (a) any law to which it is subject or (b) its memorandum of association, articles of association, by-laws or equivalent constitutional documents.

2.5	Obligations Binding

Its obligations under this Deed and the Warrant Instrument are valid, binding and enforceable.

2.6	Non-Violation of Other Agreements

Its entry into, exercise of its rights and/or performance of or compliance with its respective obligations under this Deed and the Warrant Instrument and the purchase of Transferred Interest do not and will not violate any agreement to which it is a party or which is binding on its assets.

3.	UNDERTAKINGS OF THE NEW SHAREHOLDER

3.1	Assumption of Obligations

In consideration of the agreement of the Parent to transfer the Transferred Interest to the New Shareholder, the New Shareholder undertakes, to each other party to this Deed and in favour of the Warrantholders, with effect from the date of transfer by the Parent to the New Shareholder of the Transferred Interest (the “Transfer Date”) and without prejudice to any liability of the Parent in respect of any breach by it of obligations under the Warrant Instrument prior to the Transfer Date or any continuing or outstanding obligations of the Parent under the Warrant Instrument, that it will assume, perform and comply with each of the obligations of the Parent under the Warrant Instrument as if it had been a party to the Warrant Instrument at the date of execution thereof. In the event that the New Shareholder (whether directly or indirectly, and acting solely or jointly with any of its concert parties) does not obtain control of the Company on Completion, to the extent applicable, it will be deemed to have fulfilled its obligations under this Clause 3.1 to procure that the Company and its subsidiary undertakings perform and comply with the Warrant Instrument (whether or not such provisions are enforceable against the Company) if it has exercised all its voting and any other rights attaching to the Equity Shares held by it, whether contained in the Articles, by virtue of operation of law or otherwise, to procure, so far as it lawfully can, that the Company will perform and comply with its obligations in the Warrant Instrument.

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3.2	Parent’s Obligation as Shareholder

In the event that following Completion, the Parent and its Affiliates hold in aggregate less than 50 per cent. of the issued and outstanding share capital of the Company, the Parent will be deemed to have satisfied its procurement obligations in relation to the Company and its subsidiary undertakings under the Warrant Instrument if the Parent and such Affiliates exercise their voting and any other rights attaching to the Equity Shares held by them, whether contained in the Articles, by virtue or operation of law or otherwise, to procure, so far as they lawfully can, that the Company will perform and comply with its obligations in the Warrant Instrument.

3.3	[Release

In consideration of the undertakings given by the New Shareholder under this Clause 3.2, the parties hereby acknowledge and agree that the obligations of the Parent under the Warrant Instrument (except those under Clauses 25 (Governing Law and Jurisdiction) and 26 (Service of Process)) shall cease with effect from the date on which such a transfer occurs, but without prejudice to any liability of the Parent in respect of any breach by it of obligations under the Warrant Instrument prior to such date.][3]

4	NOTICES

The address and facsimile number designated by the New Shareholder for the purposes of Clause 20 (Notices) of the Warrant Instrument are:-

Address:

Facsimile number:

For the attention of:

5.	[PROCESS AGENT

The New Shareholder irrevocably appoints [insert name] of [insert address] as its agent to accept service of process in England in any legal action or proceedings arising out of this Deed or the Warrant Instrument, service upon whom shall be deemed completed whether or not forwarded to or received by the New Shareholder to be its agent for the service of process in England in any legal action or proceedings. ]

6.	GOVERNING LAW

6.1	This Deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Deed or its formation) shall be governed by and construed in accordance with English law.

7	GENERAL PROVISIONS

The provisions of Clauses 20 (Notices), 25.2 (Jurisdiction) and 26 (Service of Process) of the Warrant Instrument shall apply mutatis mutandis to this Deed as if expressly set out herein.

[2]	This Clause only to apply in the event of a sale of 100% of the shares in the Company by the Parent to a third party purchaser.

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IN WITNESS whereof this Deed has been entered into the day and year first before written.

EXECUTED as a DEED and DELIVERED	)

on behalf of CROWN WESTFALEN B.V.	)

by [Insert name]	)

and [Insert name]	)	Authorised Signatory

being persons who, in accordance with the laws	)

of the territory in which Crown Westfalen B.V.	)

is incorporated, are acting under the authority of	)

Crown Westfalen B.V.	)	Authorised Signatory

EXECUTED as a DEED and DELIVERED	)

on behalf of CROWN WESTFALEN LLC	)

by [Insert name]	)

and [Insert name]	)	Authorised Signatory

being persons who, in accordance with the laws	)

of the territory in which Crown Westfalen LLC	)

is incorporated, are acting under the authority of	)

Crown Westfalen LLC	)	Authorised Signatory

EXECUTED as a DEED and DELIVERED	)

on behalf of [INSERT NAME OF CORPORATION]	)

by [Insert name]	)

and [Insert name]	)	Authorised Signatory

being persons who, in accordance with the laws	)

of the territory in which [insert name of corporation]	)

is incorporated, are acting under the authority of	)

[insert name of corporation]	)	Authorised Signatory

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IN WITNESS whereof this Deed has been entered into the day and year first before written.

EXECUTED as a DEED and DELIVERED	)

on behalf of CROWN WESTFALEN B.V.	)

by Ronald E. Roark	)

/s/ Ronald E. Roark and Peter Walker

and Peter Walker	)	Authorised Signatory

being persons who, in accordance with the laws	)

of the territory in which Crown Westfalen B.V.	)

is incorporated, are acting under the authority of	)

/s/ Ronald E. Roark and Peter Walker

Crown Westfalen B.V.	)	Authorised Signatory

EXECUTED as a DEED and DELIVERED	)

on behalf of CROWN WESTFALEN LLC	)

by Ronald E. Roark	)

/s/ Ronald E. Roark and Peter Walker

and Peter Walker	)	Authorised Signatory

being persons who, in accordance with the laws	)

of the territory in which Crown Westfalen LLC	)

is incorporated, are acting under the authority of	)

/s/ Ronald E. Roark and Peter Walker

Crown Westfalen LLC	)	Authorised Signatory

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